CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,

Depositor,

DLJ MORTGAGE CAPITAL, INC.,

Seller,

OCWEN LOAN SERVICING, LLC,

Servicer,

SELECT PORTFOLIO SERVICING, INC.,

Servicer

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

AMENDED AND RESTATED SERIES SUPPLEMENT

DATED AS OF NOVEMBER 21, 2007

TO

STANDARD TERMS OF POOLING AND SERVICING AGREEMENT

DATED AS OF AUGUST 1, 2007

relating to

CSMC ASSET-BACKED TRUST 2007-NC1 OSI

CSMC ASSET-BACKED PASS-THROUGH CERTIFICATES,

SERIES 2007-NC1 OSI

TABLE OF CONTENTS

ARTICLE I

SECTION 1.01.	Definitions.
SECTION 1.02.	Allocation of Certain Interest Shortfalls.

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

SECTION 2.01.	Conveyance of Trust Fund.
SECTION 2.02.	Acceptance by the Trustee.
SECTION 2.03.	Representations and Warranties of the Seller and Servicer.
SECTION 2.04.	Representations and Warranties of the Depositor as to the Mortgage Loans.
SECTION 2.05.	Delivery of Opinion of Counsel in Connection with Substitutions.
SECTION 2.06.	Issuance of Certificates.
SECTION 2.07.	REMIC Provisions.
SECTION 2.08.	Covenants of the Servicer.
SECTION 2.09.	Conveyance of REMIC Regular Interests and Acceptance of REMIC I, REMIC II and REMIC III by the Trustee; Issuance of Certificates.

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

SECTION 3.01.	Servicer to Service Mortgage Loans.
SECTION 3.02.	Subservicing; Enforcement of the Obligations of Sub Servicers.
SECTION 3.03.	[Reserved].
SECTION 3.04.	Trustee to Act as Servicer.
SECTION 3.05.	Collection of Mortgage Loans; Collection Accounts; Certificate Account.
SECTION 3.06.	Establishment of and Deposits to Escrow Accounts; Permitted Withdrawals from Escrow Accounts; Payments of Taxes, Insurance and Other Charges.
SECTION 3.07.	Access to Certain Documentation and Information Regarding the Mortgage Loans; Inspections.
SECTION 3.08.	Permitted Withdrawals from the Collection Accounts and Certificate Account.
SECTION 3.09.	Maintenance of Hazard Insurance; Mortgage Impairment Insurance and Mortgage Guaranty Insurance Policy; Claims; Restoration of Mortgaged Property.
SECTION 3.10.	Enforcement of Due on Sale Clauses; Assumption Agreements.
SECTION 3.11.	Realization Upon Defaulted Mortgage Loans.
SECTION 3.12.	Trustee to Cooperate; Release of Mortgage Files.
SECTION 3.13.	Documents, Records and Funds in Possession of the Servicer to be Held for the Trust.
SECTION 3.14.	Servicing Fee.
SECTION 3.15.	Access to Certain Documentation.
SECTION 3.16.	Maintenance of Fidelity Bond and Errors and Omissions Insurance.
SECTION 3.17.	Special Serviced Mortgage Loans; Repurchase of Certain Mortgage Loans.
SECTION 3.18.	[Reserved].
SECTION 3.19.	Notification of Adjustments.
SECTION 3.20.	[Reserved].
SECTION 3.21.	Prepayment Premiums.
SECTION 3.22.	Advance Facility and Pledge of Servicing Rights.

ARTICLE IV PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.	Priorities of Distribution.
SECTION 4.02.	Allocation of Realized Losses.
SECTION 4.03.	Recoveries.
SECTION 4.04.	Monthly Statements to Certificateholders.
SECTION 4.05.	Servicer to Cooperate.
SECTION 4.06.	Basis Risk Reserve Fund.
SECTION 4.07.	Distributions on the REMIC I Regular Interests and REMIC II Regular Interests.
SECTION 4.08.	Supplemental Interest Trust.
SECTION 4.09.	Rights of Swap Counterparty.
SECTION 4.10.	Replacement Swap Counterparty.

ARTICLE V ADVANCES BY THE SERVICER

SECTION 5.01.	Advances by the Servicer.

ARTICLE VI THE CERTIFICATES

SECTION 6.01.	The Certificates.
SECTION 6.02.	Registration of Transfer and Exchange of Certificates.
SECTION 6.03.	Mutilated, Destroyed, Lost or Stolen Certificates.
SECTION 6.04.	Persons Deemed Owners.
SECTION 6.05.	Access to List of Certificateholders’ Names and Addresses.
SECTION 6.06.	Maintenance of Office or Agency.
SECTION 6.07.	Book Entry Certificates.
SECTION 6.08.	Notices to Clearing Agency.
SECTION 6.09.	Definitive Certificates.

ARTICLE VII THE DEPOSITOR, THE SELLER, THE SERVICER AND THE SPECIAL SERVICER

SECTION 7.01.	Liabilities of the Seller, the Depositor, the Servicer and the Special Servicer.
SECTION 7.02.	Merger or Consolidation of the Seller, the Depositor, the Servicer or the Special Servicer.
SECTION 7.03.	Limitation on Liability of the Seller, the Depositor, the Servicer, the Special Servicer and Others.
SECTION 7.04.	The Servicer and the Special Servicer Not to Resign; Transfer of Servicing.
SECTION 7.05.	The Seller, the Special Servicer and the Servicer May Own Certificates.

ARTICLE VIII DEFAULT

SECTION 8.01.	Events of Default.
SECTION 8.02.	Trustee to Act; Appointment of Successor.
SECTION 8.03.	Notification to Certificateholders.
SECTION 8.04.	Waiver of Events of Default.

ARTICLE IX CONCERNING THE TRUSTEE

SECTION 9.01.	Duties of Trustee.
SECTION 9.02.	Certain Matters Affecting the Trustee.
SECTION 9.03.	Trustee Not Liable for Certificates or Mortgage Loans.
SECTION 9.04.	Trustee May Own Certificates.
SECTION 9.05.	Trustee’s Fees and Expenses.
SECTION 9.06.	Eligibility Requirements for Trustee.
SECTION 9.07.	Resignation and Removal of Trustee.
SECTION 9.08.	Successor Trustee.
SECTION 9.09.	Merger or Consolidation of Trustee.
SECTION 9.10.	Appointment of Co Trustee or Separate Trustee.
SECTION 9.11.	Office of the Trustee.
SECTION 9.12.	Tax Return.
SECTION 9.13.	Determination of Certificate Index.
SECTION 9.14.	Tax Matters.
SECTION 9.15.	Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

ARTICLE X

ARTICLE XI TERMINATION

SECTION 11.01.	Termination upon Liquidation or Purchase of all Mortgage Loans.
SECTION 11.02.	[Reserved].
SECTION 11.03.	Procedure Upon Optional Termination.
SECTION 11.04.	Additional Termination Requirements.

ARTICLE XII MISCELLANEOUS PROVISIONS

SECTION 12.01.	Amendment.
SECTION 12.02.	Recordation of Agreement; Counterparts.
SECTION 12.03.	Governing Law.
SECTION 12.04.	Intention of Parties.
SECTION 12.05.	Notices.
SECTION 12.06.	Severability of Provisions.
SECTION 12.07.	Limitation on Rights of Certificateholders.
SECTION 12.08.	Certificates Nonassessable and Fully Paid.
SECTION 12.09.	Protection of Assets.
SECTION 12.10.	Non Solicitation.

ARTICLE XIII EXCHANGE ACT REPORTING

SECTION 13.01.	Periodic Filings.
SECTION 13.02.	Annual Statements as to Compliance.
SECTION 13.03.	Report on Assessment of Compliance and Attestation.

EXHIBITS

Exhibit A:	Standard Terms of Pooling and Servicing Agreement
Exhibit H-1:	Form of Servicer Report
Exhibit H-2:	Information to be Provided by the Servicer Relating to Modified Mortgage Loans
Exhibit M-1:	Form of Investment Letter
Exhibit M-2:	Form of Rule 144A Letter
Exhibit M-3:	Form of Regulation S Letter
Exhibit R:	Relevant Servicing Criteria
Exhibit AA:	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit BB:	Form of Depositor Certification
Exhibit CC:	Form of Trustee Certification for Monthly Statements
Exhibit DD:	Form of Servicer Certification
Exhibit EE:	Form of Assessment of Compliance

SCHEDULES

Schedule I:	Mortgage Loan Schedule
Schedule IIA:	Representations and Warranties of Seller DLJMC
Schedule IIB:	Representations and Warranties of Servicer - SPS
Schedule IIC:	Representations and Warranties of Servicer - Ocwen
Schedule IID:	[Reserved]
Schedule IIE:	[Reserved]
Schedule III:	Representations and Warranties of DLJMC - Mortgage Loans

APPENDICES

Appendix A:	[RESERVED]

THIS AMENDED AND RESTATED SERIES SUPPLEMENT dated as of November 21, 2007 (the “Series Supplement”), to the STANDARD TERMS OF POOLING AND SERVICING AGREEMENT dated as of August 1, 2007 and attached hereto as Exhibit A (the “Standard Terms” and, together with this Series Supplement, the “Pooling and Servicing Agreement” or “Agreement”), is hereby executed by and among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., as depositor (the “Depositor”), DLJ MORTGAGE CAPITAL, INC. (“DLJMC”), as seller (in such capacity, the “Seller”), OCWEN LOAN SERVICING, LLC, as servicer after the Interim Servicing Period (“Ocwen”), SELECT PORTFOLIO SERVICING, INC., as servicer during the Interim Servicing Period (“SPS”) and U.S. BANK NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”).  Capitalized terms used in this Agreement and not otherwise defined will have the meanings assigned to them in Article I below or, if not defined therein, in the Standard Terms.

This Amended and Restated Series Supplement amends and restates the series supplement to the Standard Terms, dated August 1, 2007, among the Depositor, DLJMC, the Trustee, Ocwen and SPS pursuant to Section 12.01(c) of that series supplement.

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund (other than the Trust’s rights under the Swap Agreement) that is hereby conveyed to the Trustee in return for the Certificates.  The Trust Fund (exclusive of the Swap Agreement and the assets held in the Supplemental Interest Account) for federal income tax purposes shall consist of four REMICs (referred to as “REMIC I,” “REMIC II,” “REMIC III” and “REMIC IV”).

The terms and provisions of the Standard Terms are hereby incorporated by reference herein as though set forth in full herein, except that: (1) there will be no Master Servicer and all references to the “Master Servicer” in the Standard Terms shall be deleted in their entirety, (2) there will be no Trust Administrator and all references to the “Trust Administrator” in the Standard Terms shall refer to the “Trustee” with any duplicative references deleted in their entirety, (3) any reference to “Servicers” in the Standard Terms shall refer to the “Servicer”, (4) there will be no Modification Oversight Agent and all references to the “Modification Oversight Agent” in Standard Terms shall be deleted in their entirety, (5) all Mortgage Loans will be “Non-Designated Mortgage Loans”, regardless of their designation in the Standard Terms and (6) all of the Prepayment Premiums are “Assigned Prepayment Premiums”.  If any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Standard Terms, the terms and provisions of this Series Supplement shall govern.  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Standard Terms.  The Pooling and Servicing Agreement shall be dated as of the date of this Series Supplement.

REMIC I

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Group 1 Mortgage Loans, the Group 2 Mortgage Loans and certain other related assets subject to this Agreement as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I.”  Component I of the Class R Certificates will represent the sole Class of “residual interests” in REMIC I for purposes of the REMIC Provisions (as defined herein) under federal income tax law.  The following table irrevocably sets forth the designation, remittance rate (the “Uncertificated REMIC I Pass-Through Rate”) and initial Uncertificated Principal Balance for each of the “regular interests” in REMIC I (the “REMIC I Regular Interests”) and the Class Principal Balance of Component I of the Class R Certificates.  The “latest possible maturity date” (determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) for each REMIC I Regular Interest shall be the Maturity Date.  None of the REMIC I Regular Interests will be certificated.

Designation	Uncertificated REMIC II Pass-Through Rate	Initial Uncertificated REMIC I Principal Balance ($)
I	Variable(1)	$51,066,641.80
I-1-A	Variable(1)	$3,856,152.55
I-1-B	Variable(1)	$3,856,152.55
I-2-A	Variable(1)	$4,120,790.47
I-2-B	Variable(1)	$4,120,790.47
I-3-A	Variable(1)	$4,347,622.97
I-3-B	Variable(1)	$4,347,622.97
I-4-A	Variable(1)	$4,423,233.80
I-4-B	Variable(1)	$4,423,233.80
I-5-A	Variable(1)	$4,801,287.97
I-5-B	Variable(1)	$4,801,287.97
I-6-A	Variable(1)	$5,028,120.48
I-6-B	Variable(1)	$5,028,120.48
I-7-A	Variable(1)	$5,179,342.15
I-7-B	Variable(1)	$5,179,342.15
I-8-A	Variable(1)	$5,292,758.40
I-8-B	Variable(1)	$5,292,758.40
I-9-A	Variable(1)	$5,406,174.65
I-9-B	Variable(1)	$5,406,174.65
I-10-A	Variable(1)	$5,179,342.15
I-10-B	Variable(1)	$5,179,342.15
I-11-A	Variable(1)	$5,254,952.98
I-11-B	Variable(1)	$5,254,952.98
I-12-A	Variable(1)	$5,406,174.65
I-12-B	Variable(1)	$5,406,174.65
I-13-A	Variable(1)	$5,406,174.65
I-13-B	Variable(1)	$5,406,174.65
I-14-A	Variable(1)	$5,254,952.98
I-14-B	Variable(1)	$5,254,952.98
I-15-A	Variable(1)	$5,746,423.40
I-15-B	Variable(1)	$5,746,423.40
I-16-A	Variable(1)	$5,822,034.24
I-16-B	Variable(1)	$5,822,034.24
I-17-A	Variable(1)	$5,557,396.32
I-17-B	Variable(1)	$5,557,396.32
I-18-A	Variable(1)	$6,578,142.58
I-18-B	Variable(1)	$6,578,142.58
I-19-A	Variable(1)	$6,086,672.16
I-19-B	Variable(1)	$6,086,672.16
I-20-A	Variable(1)	$5,784,228.82
I-20-B	Variable(1)	$5,784,228.82
I-21-A	Variable(1)	$5,028,120.48
I-21-B	Variable(1)	$5,028,120.48
I-22-A	Variable(1)	$4,461,039.22
I-22-B	Variable(1)	$4,461,039.22
I-23-A	Variable(1)	$6,502,531.74
I-23-B	Variable(1)	$6,502,531.74
I-24-A	Variable(1)	$6,124,477.57
I-24-B	Variable(1)	$6,124,477.57
I-25-A	Variable(1)	$3,364,682.12
I-25-B	Variable(1)	$3,364,682.12
I-26-A	Variable(1)	$13,723,366.42
I-26-B	Variable(1)	$13,723,366.42
I-27-A	Variable(1)	$3,402,487.54
I-27-B	Variable(1)	$3,402,487.54
I-28-A	Variable(1)	$2,457,352.11
I-28-B	Variable(1)	$2,457,352.11
I-29-A	Variable(1)	$25,896,710.73
I-29-B	Variable(1)	$25,896,710.73
I-30-A	Variable(1)	$1,625,632.94
I-30-B	Variable(1)	$1,625,632.94
I-31-A	Variable(1)	$1,474,411.27
I-31-B	Variable(1)	$1,474,411.27
I-32-A	Variable(1)	$1,398,800.43
I-32-B	Variable(1)	$1,398,800.43
I-33-A	Variable(1)	$1,323,189.60
I-33-B	Variable(1)	$1,323,189.60
I-34-A	Variable(1)	$1,550,022.10
I-34-B	Variable(1)	$1,550,022.10
I-35-A	Variable(1)	$1,739,049.19
I-35-B	Variable(1)	$1,739,049.19
I-36-A	Variable(1)	$567,081.26
I-36-B	Variable(1)	$567,081.26
I-37-A	Variable(1)	$567,081.26
I-37-B	Variable(1)	$567,081.26
I-38-A	Variable(1)	$1,474,411.27
I-38-B	Variable(1)	$1,474,411.27
I-39-A	Variable(1)	$604,886.67
I-39-B	Variable(1)	$604,886.67
I-40-A	Variable(1)	$340,248.75
I-40-B	Variable(1)	$340,248.75
I-41-A	Variable(1)	$3,024,433.37
I-41-B	Variable(1)	$3,024,433.37
I-42-A	Variable(1)	$189,027.09
I-42-B	Variable(1)	$189,027.09
I-43-A	Variable(1)	$151,221.67
I-43-B	Variable(1)	$151,221.67
I-44-A	Variable(1)	$151,221.67
I-44-B	Variable(1)	$151,221.67
I-45-A	Variable(1)	$151,221.67
I-45-B	Variable(1)	$151,221.67
I-46-A	Variable(1)	$226,832.50
I-46-B	Variable(1)	$226,832.50
I-47-A	Variable(1)	$302,443.34
I-47-B	Variable(1)	$302,443.34
I-48-A	Variable(1)	$226,832.50
I-48-B	Variable(1)	$226,832.50
I-49-A	Variable(1)	$189,027.09
I-49-B	Variable(1)	$189,027.09
I-50-A	Variable(1)	$415,859.59
I-50-B	Variable(1)	$415,859.59
I-51-A	Variable(1)	$113,416.25
I-51-B	Variable(1)	$113,416.25
I-52-A	Variable(1)	$113,416.25
I-52-B	Variable(1)	$113,416.25
I-53-A	Variable(1)	$3,704,930.88
I-53-B	Variable(1)	$3,704,930.88
I-54-A	Variable(1)	$11,757,484.72
I-54-B	Variable(1)	$11,757,484.72
II	Variable(1)	$16,472,047.20
II-1-A	Variable(1)	$1,243,847.45
II-1-B	Variable(1)	$1,243,847.45
II-2-A	Variable(1)	$1,329,209.53
II-2-B	Variable(1)	$1,329,209.53
II-3-A	Variable(1)	$1,402,377.03
II-3-B	Variable(1)	$1,402,377.03
II-4-A	Variable(1)	$1,426,766.20
II-4-B	Variable(1)	$1,426,766.20
II-5-A	Variable(1)	$1,548,712.03
II-5-B	Variable(1)	$1,548,712.03
II-6-A	Variable(1)	$1,621,879.52
II-6-B	Variable(1)	$1,621,879.52
II-7-A	Variable(1)	$1,670,657.85
II-7-B	Variable(1)	$1,670,657.85
II-8-A	Variable(1)	$1,707,241.60
II-8-B	Variable(1)	$1,707,241.60
II-9-A	Variable(1)	$1,743,825.35
II-9-B	Variable(1)	$1,743,825.35
II-10-A	Variable(1)	$1,670,657.85
II-10-B	Variable(1)	$1,670,657.85
II-11-A	Variable(1)	$1,695,047.02
II-11-B	Variable(1)	$1,695,047.02
II-12-A	Variable(1)	$1,743,825.35
II-12-B	Variable(1)	$1,743,825.35
II-13-A	Variable(1)	$1,743,825.35
II-13-B	Variable(1)	$1,743,825.35
II-14-A	Variable(1)	$1,695,047.02
II-14-B	Variable(1)	$1,695,047.02
II-15-A	Variable(1)	$1,853,576.60
II-15-B	Variable(1)	$1,853,576.60
II-16-A	Variable(1)	$1,877,965.76
II-16-B	Variable(1)	$1,877,965.76
II-17-A	Variable(1)	$1,792,603.68
II-17-B	Variable(1)	$1,792,603.68
II-18-A	Variable(1)	$2,121,857.42
II-18-B	Variable(1)	$2,121,857.42
II-19-A	Variable(1)	$1,963,327.84
II-19-B	Variable(1)	$1,963,327.84
II-20-A	Variable(1)	$1,865,771.18
II-20-B	Variable(1)	$1,865,771.18
II-21-A	Variable(1)	$1,621,879.52
II-21-B	Variable(1)	$1,621,879.52
II-22-A	Variable(1)	$1,438,960.78
II-22-B	Variable(1)	$1,438,960.78
II-23-A	Variable(1)	$2,097,468.26
II-23-B	Variable(1)	$2,097,468.26
II-24-A	Variable(1)	$1,975,522.43
II-24-B	Variable(1)	$1,975,522.43
II-25-A	Variable(1)	$1,085,317.88
II-25-B	Variable(1)	$1,085,317.88
II-26-A	Variable(1)	$4,426,633.58
II-26-B	Variable(1)	$4,426,633.58
II-27-A	Variable(1)	$1,097,512.46
II-27-B	Variable(1)	$1,097,512.46
II-28-A	Variable(1)	$792,647.89
II-28-B	Variable(1)	$792,647.89
II-29-A	Variable(1)	$8,353,289.27
II-29-B	Variable(1)	$8,353,289.27
II-30-A	Variable(1)	$524,367.06
II-30-B	Variable(1)	$524,367.06
II-31-A	Variable(1)	$475,588.73
II-31-B	Variable(1)	$475,588.73
II-32-A	Variable(1)	$451,199.57
II-32-B	Variable(1)	$451,199.57
II-33-A	Variable(1)	$426,810.40
II-33-B	Variable(1)	$426,810.40
II-34-A	Variable(1)	$499,977.90
II-34-B	Variable(1)	$499,977.90
II-35-A	Variable(1)	$560,950.81
II-35-B	Variable(1)	$560,950.81
II-36-A	Variable(1)	$182,918.74
II-36-B	Variable(1)	$182,918.74
II-37-A	Variable(1)	$182,918.74
II-37-B	Variable(1)	$182,918.74
II-38-A	Variable(1)	$475,588.73
II-38-B	Variable(1)	$475,588.73
II-39-A	Variable(1)	$195,113.33
II-39-B	Variable(1)	$195,113.33
II-40-A	Variable(1)	$109,751.25
II-40-B	Variable(1)	$109,751.25
II-41-A	Variable(1)	$975,566.63
II-41-B	Variable(1)	$975,566.63
II-42-A	Variable(1)	$60,972.91
II-42-B	Variable(1)	$60,972.91
II-43-A	Variable(1)	$48,778.33
II-43-B	Variable(1)	$48,778.33
II-44-A	Variable(1)	$48,778.33
II-44-B	Variable(1)	$48,778.33
II-45-A	Variable(1)	$48,778.33
II-45-B	Variable(1)	$48,778.33
II-46-A	Variable(1)	$73,167.50
II-46-B	Variable(1)	$73,167.50
II-47-A	Variable(1)	$97,556.66
II-47-B	Variable(1)	$97,556.66
II-48-A	Variable(1)	$73,167.50
II-48-B	Variable(1)	$73,167.50
II-49-A	Variable(1)	$60,972.91
II-49-B	Variable(1)	$60,972.91
II-50-A	Variable(1)	$134,140.41
II-50-B	Variable(1)	$134,140.41
II-51-A	Variable(1)	$36,583.75
II-51-B	Variable(1)	$36,583.75
II-52-A	Variable(1)	$36,583.75
II-52-B	Variable(1)	$36,583.75
II-53-A	Variable(1)	$1,195,069.12
II-53-B	Variable(1)	$1,195,069.12
II-54-A	Variable(1)	$3,792,515.28
II-54-B	Variable(1)	$3,792,515.28
P	Variable(1)	$50.00
R	Variable(1)	$50.00
_______________
(1)	Calculated as provided in the definition of Uncertificated REMIC I Pass-Through Rate.

REMIC II

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II.”  Component II of the Class R Certificates will represent the sole Class of “residual interests” in REMIC III for purposes of the REMIC Provisions (as defined herein) under federal income tax law.  The following table irrevocably sets forth the designation, remittance rate (the “Uncertificated REMIC II Pass-Through Rate”) and initial Uncertificated Principal Balance for each of the “regular interests” in REMIC II (the “REMIC II Regular Interests”).  The “latest possible maturity date” (determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) for each REMIC II Regular Interest shall be the Maturity Date.  None of the REMIC II Regular Interests will be certificated.

Class Designation for each REMIC II Regular Interest and Component II of the Class R Certificates	Type of Interest	Uncertificated REMIC II Pass-Through Rate	Initial Uncertificated Principal Balance or Class Principal Balance	Final Maturity Date*
LT-AA	Regular	Variable(1)	$303,818,957.61	September 2037
LT-1A	Regular	Variable(1)	$1,749,850.00	September 2037
LT-2A1	Regular	Variable(1)	$419,100.00	September 2037
LT-2A2	Regular	Variable(1)	$145,350.00	September 2037
LT-M-1	Regular	Variable(1)	$82,150.00	September 2037
LT-M-2	Regular	Variable(1)	$74,400.00	September 2037
LT-M-3	Regular	Variable(1)	$116,250.00	September 2037
LT-M-4	Regular	Variable(1)	$46,500.00	September 2037
LT-M-5	Regular	Variable(1)	$44,950.00	September 2037
LT-M-6	Regular	Variable(1)	$37,200.00	September 2037
LT-M-7	Regular	Variable(1)	$31,000.00	September 2037
LT-M-8	Regular	Variable(1)	$24,800.00	September 2037
LT-M-9	Regular	Variable(1)	$55,850.00	September 2037
LT-ZZ	Regular	Variable(1)	$3,372,986.89	September 2037
LT-1SUB	Regular	Variable(1)	$11,884.64	September 2037
LT-1GRP	Regular	Variable(1)	$46,881.65	September 2037
LT-2SUB	Regular	Variable(1)	$3,833.23	September 2037
LT-2GRP	Regular	Variable(1)	$15,122.23	September 2037
LT-XX	Regular	Variable(1)	$309,941,622.75	September 2037
LT-P	Regular	Variable(1)	$50.00	September 2037
LT-R	Residual	Variable(1)	$50.00	September 2037
LT-IO	Regular	Variable(1)	(2)
___________________

*
The Distribution Date in the specified month, which is the month following the month the latest maturing Mortgage Loan in the related Loan Group matures. For federal income tax purposes, for each Class of REMIC II Regular and Residual Interests, the “latest possible maturity date” shall be the Final Maturity Date.

(1)	Calculated as provided in the definition of Uncertificated REMIC II Pass-Through Rate herein.
(2)
REMIC II Regular Interest LT-IO will not have an Uncertificated Principal Balance but will accrue interest on its uncertificated notional amount calculated in accordance with the definition of “Uncertificated Notional Amount” herein.

REMIC III

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III.”  The Class R Certificates will represent the sole Class of “residual interests” in REMIC III for purposes of the REMIC Provisions under federal income tax law.  The following table and the footnotes that follow irrevocably sets forth the designation, Pass-Through Rate, aggregate Initial Class Principal Balance, and certain other features for each Class of Certificates comprising the interests representing “regular interests” in REMIC III and the Class R Certificates.  The “latest possible maturity date” (determined solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii)) for each Class of REMIC III Regular Certificates shall be the Maturity Date.  The REMIC III Regular Interest IO will not be certificated.

Class	Class Principal Balance	Pass-Through Rate (per annum)	Minimum Denomination	Integral Multiples in Excess of Minimum
Class 1-A Interest	$ 349,970,000.00	Variable(1)	$25,000	$1
Class 2-A-1	$ 83,820,000.00	Variable(1)	$25,000	$1
Class 2-A-2	$ 29,070,000.00	Variable(1)	$25,000	$1
Class M-1	$ 16,430,000.00	Variable(1)	$25,000	$1
Class M-2	$ 14,880,000.00	Variable(1)	$25,000	$1
Class M-3	$ 23,250,000.00	Variable(1)	$25,000	$1
Class M-4	$ 9,300,000.00	Variable(1)	$25,000	$1
Class M-5	$ 8,990,000.00	Variable(1)	$25,000	$1
Class M-6	$ 7,440,000.00	Variable(1)	$25,000	$1
Class M-7	$ 6,200,000.00	Variable(1)	$25,000	$1
Class M-8	$ 4,960,000.00	Variable(1)	$25,000	$1
Class M-9	$ 11,170,000.00	Variable(1)	$25,000	$1
Class X	$ 54,558,689.00	Variable(2)	10%	N/A
Class P	$ 50.00	(3)	20%	N/A
Class R (4)	$ 50.00	N/A	20%	N/A
Class IO Interest	(5)	(6)	N/A	N/A
_______________
(1)	Calculated in accordance with the definition of “Pass-Through Rate” herein.
(2)
For purposes of the REMIC Provisions, the Class X Certificate shall represent ownership of a regular interest in the Master REMIC (the “Class X Interest”).  The Class X Interest shall have an initial principal balance of  $54,558,689.00, and the right to receive distributions of such amount represents a regular interest in the Master REMIC.  The Class X Interest shall also comprise two notional components, each of which represents a regular interest in the Master REMIC.  The first such component has a notional balance that will at all times equal the aggregate of the class principal amounts of the Lower Tier Interests in the Subsidiary REMIC (other than the Class LT-P, Class LT-R and Class LT-IO Interest), and, for each Distribution Date (and the related Accrual Period) this notional component shall bear interest at a per annum rate equal to the excess, if any, of (i) the weighted average of the interest rates on the Lower Tier Interests in the Subsidiary REMIC (other than the Class LT-P, Class LT-R and Class LT-IO Interest) over (ii) the Adjusted Subsidiary REMIC WAC.  The second notional component represents the right to receive all distributions in respect of the Class LT-IO Interest in the Subsidiary REMIC.  In addition, for purposes of the REMIC Provisions, the Class X Certificate shall represent beneficial ownership of (i) the Basis Risk Reserve Fund; (ii) the Supplemental Interest Trust, including the Swap Agreement and (iii) an interest in the notional principal contracts described in Section 8.11.

(3)	The Class P Certificates are entitled to Prepayment Premiums only and will not accrue interest.
(4)	The Class R Certificate represents ownership of the residual interest in each REMIC.
(5)
The Class IO Interest will be held as an asset of the Reserve Account established by the Trustee.  The Class IO Interest will not have a Class Principal Balance, but will be entitled to 100% of the amounts distributed on REMIC II Regular Interest LT-IO.

(6)	The Class IO Interest will not have a Pass-Through Rate, but will be entitled to 100% of the amounts distributed on REMIC II Regular Interest LT-IO.

REMIC IV

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Class 1-A Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IV.”  The Class R Certificates will represent the sole Class of “residual interests” in REMIC IV for purposes of the REMIC Provisions under federal income tax law.  The following table and the footnotes that follow irrevocably sets forth the designation, Pass-Through Rate, aggregate Initial Class Principal Balance, and certain other features for each Class of Certificates comprising the interests representing “regular interests” in REMIC IV and the Class R Certificates.  The “latest possible maturity date” (determined solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii)) for each Class of REMIC IV Regular Certificates shall be the Maturity Date.

Class	Class Principal Balance	Pass-Through Rate (per annum)	Minimum Denomination	Integral Multiples in Excess of Minimum
Class 1-A-1	$ 286,133,341.00	Variable(1)	$25,000	$1
Class 1-A-2	$ 55,722,499.00	Variable(1)	$25,000	$1
_______________
(1)	Calculated in accordance with the definition of “Pass-Through Rate” herein.

For the avoidance of doubt, the Trustee shall account for any interest amount due to a Certificateholder in excess of the interest rate on the REMIC Regular Interest issued by REMIC III or REMIC IV corresponding to such Certificate as part of the payment made to the Class X Certificates, to the extent it is entitled to funds from the REMIC, and then paid outside of the REMIC pursuant to a separate contractual right to such Certificateholder.

The foregoing REMIC structure is intended to cause all of the cash from the Mortgage Loans to flow through to REMIC III and REMIC IV as cash flow on a REMIC Regular Interest, without creating any shortfall—actual or potential (other than for credit losses) to any REMIC Regular Interest.  To the extent that the structure is believed to diverge from such intention the Trustee shall resolve ambiguities to accomplish such result and shall to the extent necessary rectify any drafting errors or seek clarification to the structure without Certificateholder approval (but with guidance of counsel) to accomplish such intention.

Set forth below are designations of Classes of Certificates and Loan Groups to the categories used herein:

Book-Entry Certificates	All Classes of Certificates other than the Physical Certificates.
Class A Certificates	The Class 1-A-1, Class 1-A-2, Class 2-A-1 and Class 2-A-2 Certificates.
Class M Certificates	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.
Class P Certificates	The Class P Certificates.
Class X Certificates	The Class X Certificates.
Economic Residual Floater Certificates	The Class X Certificates.
ERISA-Restricted Certificates	Residual Certificates and Private Certificates; and any Certificates that do not satisfy the applicable ratings requirement under the Underwriter’s Exemption.
Group 1 Certificates	The Class 1-A-1 Certificates and Class 1-A-2 Certificates.
Group 2 Certificates	The Class 2-A-1, Class 2-A-2 and Class R Certificates.
Subordinate Certificates	The Class M Certificates and Class X Certificates.
LIBOR Certificates	The Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class M-1, Class M-2, Class M 3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class R Certificates.
Notional Amount Certificates	The Class X Certificates.
Offered Certificates	All Classes of Certificates other than the Private Certificates.
Private Certificates	The Class X Certificates and Class P Certificates.
Physical Certificates	The Residual Certificates and the Private Certificates.
Rating Agencies	Fitch and S&P.
Regular Certificates	All Classes of Certificates other than the Residual Certificates.
Residual Certificates	The Class R Certificates.
Senior Certificates	The Class A, Class P and Class R Certificates.
Subordinate Certificates	The Class M Certificates and the Class X Certificates.

All covenants and agreements made by the Depositor herein are for the benefit and security of the Certificateholders.  The Depositor is entering into this Agreement, and the Trustee is accepting the trusts created hereby and thereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

The parties hereto intend to effect an absolute sale and assignment of the Mortgage Loans to the Trustee for the benefit of Certificateholders under this Agreement.  However, the Depositor and the Seller will hereunder absolutely assign and, as a precautionary matter grant a security interest, in and to its rights, if any, in the Mortgage Loans to the Trustee on behalf of Certificateholders to ensure that the interest of the Certificateholders hereunder in the Mortgage Loans is fully protected.

W I T N E S S E T H  T H A T:

In consideration of the mutual agreements herein contained, the Depositor, the Seller, SPS, Ocwen and the Trustee agree as follows:

ARTICLE I

SECTION 1.01.	Definitions.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accrual Period:  For any class of LIBOR Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the September 2007 Distribution Date, the Closing Date) and ending on the day immediately preceding the related Distribution Date.

Additional Servicer:  Each affiliate of the Depositor that Services any of the Mortgage Loans and each Person who is not an affiliate of the Depositor, who Services 10% or more of the Mortgage Loans (measured by aggregate Stated Principal Balance of the Mortgage Loans, annually at the commencement of the calendar year prior to the year in which an Item 1123 Certificate is required to the delivered). For clarification purposes, the Master Servicer is an Additional Servicer.

Advance:  With respect to any Distribution Date, any payment required to be made by the Servicer with respect to such Distribution Date pursuant to Section 5.01.

Adverse REMIC Event:  As defined in Section 2.07(f).

Aggregate Loan Balance:  As of any date of determination, will be equal to the aggregate of the Stated Principal Balances of the Mortgage Loans, except as otherwise provided herein, as of the last day of the related Collection Period.

Aggregate Loan Group Balance:  As to any Loan Group and as of any date of determination, will be equal to the aggregate of the Stated Principal Balances of the Mortgage Loans in that Loan Group, except as otherwise provided, as of the last day of the related Collection Period.

Agreement:  Collectively, this Series Supplement and the Standard Terms, and all amendments or supplements hereto.

Ancillary Income: All income derived from the Mortgage Loans, other than Servicing Fees and Trustee Fees, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges.

Applied Loss Amount:  As to any Distribution Date, an amount equal to the excess, if any of (i) the aggregate Class Principal Balance of the Certificates, after giving effect to all Realized Losses incurred with respect to Mortgage Loans during the Collection Period for such Distribution Date, payments of principal on such Distribution Date and any additions to the Class Principal Balance of the Certificates on such Distribution Date pursuant to Section 4.03(b) over (ii) the Aggregate Loan Balance for such Distribution Date.

Basis Risk Reserve Fund:  The separate Eligible Account created and initially maintained by the Trustee pursuant to Section 4.06 in the name of the Trustee for the benefit of the Certificateholders and designated “U.S. Bank National Association in trust for registered holders of Credit Suisse First Boston Mortgage Securities Corp., CSMC Asset-Backed Trust 2007-NC1 OSI, CSMC Asset-Backed Pass Through Certificates, Series 2007-NC1 OSI.”  The Basis Risk Reserve Fund shall not be part of any REMIC.  Funds in the Basis Risk Reserve Fund shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Basis Risk Shortfall:  For any Class of LIBOR Certificates and any Distribution Date, the sum of (i) the excess, if any, of the related Current Interest calculated on the basis of the lesser of (x) the Certificate Index plus the applicable Certificate Margin and (y) the Maximum Interest Rate over the related Current Interest for the applicable Distribution Date; (ii) any Basis Risk Shortfall remaining unpaid from prior Distribution Dates; and (iii) interest accrued during the related Accrual Period on the amount in clause (ii) calculated at a per annum rate equal to the lesser of (x) the Certificate Index plus the applicable Certificate Margin and (y) the Maximum Interest Rate.

Capitalization Reimbursement Amount:  For any Distribution Date and each Loan Group, the aggregate of the amounts added to the Stated Principal Balances of the Mortgage Loans in such Loan Group during the preceding calendar month representing reimbursements to the Servicer on or prior to such Distribution Date in connection with the modification of such Mortgage Loan pursuant to Section 3.06.

Capitalized Interest Account:  Not Applicable.

Capitalized Interest Deposit:  Not Applicable.

Capitalized Interest Distribution:  Not Applicable.

Capitalized Interest Release Amount:  Not Applicable.

Capitalized Interest Requirement:  Not Applicable.

Capitalized Interest Requirement Rate:  Not Applicable.

Carryforward Interest:  For any Class of LIBOR Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such Class from previous Distribution Dates exceeds (y) the amount paid in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Pass-Through Rate.

Cash Remittance Date:  With respect to any Distribution Date, by 12:00 noon (New York City time) on the the 23rd calendar day of the month in which such Distribution Date occurs, or if such 23rd calendar day is not a Business Day, the Business Day immediately preceding such 23rd calendar day.

Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus the sum of (i) all distributions of principal previously made with respect thereto (including principal payments under the Policy) and (ii) all Realized Losses allocated thereto and, in the case of any Subordinate Certificates, all other reductions in Class Principal Balance previously allocated thereto pursuant to Section 4.01.

Certificate Margin:  As to each Class of LIBOR Certificates and the Class 1-A Interest, the applicable amount set forth below:

Class of LIBOR Certificates and Class 1-A Interest	Certificate Margin (%)
	(1)	(2)
1-A	0.750%	1.250%
1-A-1	0.750%	1.250%
1-A-2	0.750%	1.250%
2-A-1	0.600%	1.100%
2-A-2	0.900%	1.400%
M-1	1.500%	2.000%
M-20.460	1.750%	2.250%
M-3	2.000%	2.500%
M-4	2.500%	3.000%
M-5	2.500%	3.000%
M-6	2.500%	3.000%
M-7	2.500%	3.000%
M-8	2.500%	3.000%
M-9	2.500%	3.000%
R	0.750%	(3)
_____________________
(1)	Prior to and on the first Optional Termination Date.
(2)	After the first Optional Termination Date.
(3)	It is expected that the Class Principal Balance of the Class R Certificates will be reduced to zero prior to the Optional Termination Date.

Class:  All Certificates bearing the same class designation as set forth in the Preliminary Statement.

Class 1-A Pass-Through Rate: With respect to any Interest Accrual Period, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Group 1 Senior Net Funds Cap.

Class 1-A-1 Pass-Through Rate: With respect to any Interest Accrual Period, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Group 1 Senior Net Funds Cap.

Class 1-A-2 Pass-Through Rate: With respect to any Interest Accrual Period, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Group 1 Senior Net Funds Cap.

Class 2-A-1 Pass-Through Rate: With respect to any Interest Accrual Period, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Group 2 Senior Net Funds Cap.

Class 2-A-2 Pass-Through Rate: With respect to any Interest Accrual Period, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Group 2 Senior Net Funds Cap.

Class M Certificates:  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Class M-1 Pass-Through Rate: With respect to any Interest Accrual Period, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Subordinate Net Funds Cap.

Class M-2 Pass-Through Rate: With respect to any Interest Accrual Period, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Subordinate Net Funds Cap.

Class M-3 Pass-Through Rate: With respect to any Interest Accrual Period, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Subordinate Net Funds Cap.

Class M-4 Pass-Through Rate: With respect to any Interest Accrual Period, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Subordinate Net Funds Cap.

Class M-5 Pass-Through Rate: With respect to any Interest Accrual Period, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Subordinate Net Funds Cap.

Class M-6 Pass-Through Rate: With respect to any Interest Accrual Period, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Subordinate Net Funds Cap.

Class M-7 Pass-Through Rate: With respect to any Interest Accrual Period, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Subordinate Net Funds Cap.

Class M-8 Pass-Through Rate: With respect to any Interest Accrual Period, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Subordinate Net Funds Cap.

Class M-9 Pass-Through Rate: With respect to any Interest Accrual Period, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Subordinate Net Funds Cap.

Class Notional Amount:  The Class X Notional Amount.

Class R-I Interest:  The sole class of residual interests in REMIC I.

Class R-II Interest:  The sole class of residual interests in REMIC II.

Class R-III Interest:  The sole class of residual interests in REMIC III.

Class R-IV Interest:  The sole class of residual interests in REMIC IV.

Class X Distributable Amount:  With respect to any Distribution Date and the Class X Certificates, to the extent of any Monthly Excess Cashflow remaining on such Distribution Date after the distribution of amounts pursuant to Section 4.01(e)(i)-(xii), the sum of (a) the amount of interest accrued during the related Accrual Period on the Class X Certificates (as described in the Preliminary Statement) and (b) the Overcollateralization Release Amount, if any, for such Distribution Date.

Class X Notional Amount:  With respect to the Class X Certificates and any Distribution Date, the aggregate Uncertificated Balance of the REMIC II Regular Interests (other than REMIC II Regular Interest LTP, REMIC II Regular Interest LTP and REMIC II Regular Interest LT-IO) for such Distribution Date.

Closing Date:  August 31, 2007.

Corporate Trust Office:  The designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Corporate Trust—Structured Finance, CSMC 2007-NC1 OSI.

Corresponding Certificate: With respect to each REMIC II Regular Interest, the Class of Regular Certificates listed below:

REMIC II Regular Interest	Class
LT-1A	Class 1-A Interest
LT-2A1	Class 2-A-1
LT-2A2	Class 2-A-2
LT-M-1	Class M-1
LT-M-2	Class M-2
LT-M-3	Class M-3
LT-M-4	Class M-4
LT-M-5	Class M-5
LT-M-6	Class M-6
LT-M-7	Class M-7
LT-M-8	Class M-8
LT-M-9	Class M-9
LT-P	Class P
LT-R	Class R

With respect to the REMIC III Regular Interest Class 1-A Interest, the aggregate of the Class 1-A-1 Certificates and the Class 1-A-2 Certificates.

Credit Support Annex:  The credit support annex, dated as of August 31, 2007, between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, and the Swap Counterparty, which is annexed to and forms part of the Swap Agreement.

Current Interest: For any Class of LIBOR Certificates and Distribution Date, the amount of interest accruing at the applicable Pass-Through Rate on the related Class Principal Balance of such Class during the related Accrual Period; provided, that as to each Class of LIBOR Certificates, Current Interest shall be reduced by a pro rata portion of any Interest Shortfalls to the extent not covered by Monthly Excess Interest.

Custodial Agreement:  As defined in the Standard Terms.  As of the date hereof, the Custodial Agreement under this Agreement will be the Deutsche Bank Custodial Agreement.

Custodian:  As defined in the Standard Terms.  Initially, Deutsche Bank shall serve as Custodian for all of the Mortgage Loans.

Cut-off Date:  August 1, 2007.

Deferred Amount:  For any Class of Subordinate Certificates (other than the Class X Certificates) and Distribution Date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the sum of (i) the aggregate of amounts previously paid in reimbursement thereof and (ii) any additions to the Class Principal Balance pursuant to Section 4.03(b) on such Distribution Date or any previous Distribution Date.  Any payment of Deferred Amount pursuant to Section 4.01(e) shall not result in a reduction to the Class Principal Balance of the Class of Certificate to which it is distributed.

Delinquency Rate:  With respect to any month, the fraction, expressed as a percentage, (a) the numerator of which is equal to the aggregate outstanding Stated Principal Balance of all Mortgage Loans which (i) are 60 or more days Delinquent (including all foreclosures, bankruptcies and REO Properties) and (ii) are Modified Mortgage Loans which have been modified within 12 months of such month (without duplication of clause (i) above), in each case as of the close of business on the last day of such month and after giving effect to any modification to the Stated Principal Balance of any Mortgage Loan, and (b) the denominator of which is the Aggregate Loan Group Balance as of the close of business on the last day of such month, in each case after giving effect to any modification to the Stated Principal Balance of any Mortgage Loan.

Depositor:  Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

Depository Agreement:  The Letter of Representation dated as of the Closing Date by and among DTC, the Depositor and the Trustee.

Determination Date:  With respect to each Distribution Date, the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately preceding such Business Day.

Deutsche Bank :  Deutsche Bank National Trust Company.

Deutsche Bank Custodial Agreement:  That certain Custodial Agreement dated as of August 1, 2007 between Deutsche Bank and the Trustee.

Economic Residual Floater Certificate:  As set forth in the Preliminary Statement.

ERISA Restricted Certificate:  As set forth in the Preliminary Statement.

Estimated Swap Termination Payment: With respect to an Optional Termination Date, an amount determined by the Swap Counterparty in good faith and in a commercially reasonable manner as the maximum payment that could be owed by the Supplemental Interest Trust to the Swap Counterparty in respect of such Optional Termination Date pursuant to Section 6(e) of the ISDA Master Agreement, taking into account then current market conditions.

Exchangeable Certificates:  Not applicable.

Expense Fee Rate:  As to each Mortgage Loan, the sum of the Servicing Fee Rate, the Trustee Fee Rate and the rate at which the premium on a Lender Paid Mortgage Guaranty Insurance Policy is calculated, if applicable.

Expense Fees:  As to each Mortgage Loan and Distribution Date, the sum of the Servicing Fee, the Trustee Fee and any premium on any Lender Paid Mortgage Guaranty Insurance Policy, if applicable.

Fitch:  Fitch Ratings, or any successor thereto.

Group:  When used with respect to the Mortgage Loans, any of Loan Group 1 or Loan Group 2, or with respect to the Certificates, the Class or Classes of Certificates that relate to the corresponding Group or Groups.

Group 1 Allocation Amount:  For any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount derived for Loan Group 1 and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.  For purposes of the definition, the Principal Remittance Amount will be calculated net of subclause (6) in the definition thereof.

Group 1 Certificates:  As set forth in the Preliminary Statement.

Group 1 Excess Interest Amount:  For any Distribution Date, the product of the amount of Monthly Excess Interest required to be distributed on that Distribution Date pursuant to Section 4.01(e)(i)(A) and a fraction the numerator of which is the Principal Remittance Amount derived from Loan Group 1 and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.  For purposes of this definition, the Principal Remittance Amount will be calculated net of subclause (6) in the definition thereof.

Group 1 Senior Net Funds Cap:  For any Distribution Date and the Class 1-A-1 Certificates and Class 1-A-2 Certificates, will be a per annum rate equal to (1) (a) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Optimal Interest Remittance Amount for Loan Group 1 and such date and (y) 12, and the denominator of which is the Aggregate Loan Group Balance of Loan Group 1 for the immediately preceding Distribution Date less (b) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Net Swap Payment, if any, for such Distribution Date and the Swap Termination Payments made pursuant to Sections 4.01(a)(iii), 4.01(c)(i) or 4.01(d)(i) on such Distribution Date and (y) 12 and the denominator of which is the Aggregate Loan Balance for the immediately preceding Distribution Date multiplied by (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LT-1GRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest.

Group 2 Allocation Amount:  For any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount derived from Loan Group 2 and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.  For purposes of this definition, the Principal Remittance Amount will be calculated net of subclause (6) in the definition thereof.

Group 2 Certificates:  As set forth in the Preliminary Statement.

Group 2 Senior Net Funds Cap:  For any Distribution Date and the Class 2-A-1, Class 2-A-2 and Class R Certificates will be a per annum rate equal to (1) (a) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Optimal Interest Remittance Amount for Loan Group 2 and such date and (y) 12, and the denominator of which is the Aggregate Loan Group Balance of Loan Group 2 for the immediately preceding Distribution Date, less (b) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Net Swap Payment, if any, for such Distribution Date and the Swap Termination Payments made pursuant to Sections 4.01(a)(iii), 4.01(c)(i) or 4.01(d)(i) on such Distribution Date and (y) 12 and the denominator of which is the Aggregate Loan Balance for the immediately preceding Distribution Date multiplied by (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LT-2GRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest.

Initial Class Principal Balance:  As set forth in the Preliminary Statement.

Interest Remittance Amount:  For any Distribution Date and Loan Group, an amount equal to the sum of (1) all interest collected (other than related Payaheads, if applicable) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Loan Group during the related Collection Period, the interest portion of Payaheads previously received and intended for application in the related Collection Period and the interest portion of all prepayments received on the Mortgage Loans in such Loan Group during the related Prepayment Period (other than interest on Principal Prepayments that occur during the portion of the Prepayment Period that is in the same calendar month as the related Distribution Date), less (x) the Servicing Fee and any lender paid Primary Insurance Policy premiums with respect to such Mortgage Loans and (y) unreimbursed Advances and other amounts due to the Servicer or the Trustee with respect to such Mortgage Loans, to the extent allocable to interest, (2) all Compensating Interest Payments paid by the Servicer with respect to the related Mortgage Loans with respect to such Distribution Date, (3) the portion of any Substitution Adjustment Amount or Repurchase Price paid with respect to such Mortgage Loans during the related Prepayment Period allocable to interest and (4) all Net Liquidation Proceeds, and any Insurance Proceeds and other recoveries (net of unreimbursed Advances, Servicing Advances and expenses, to the extent allocable to interest, and unpaid Servicing Fees) collected with respect to such Mortgage Loans during the prior calendar month, to the extent allocable to interest.

Interest Shortfall:  For any Distribution Date, an amount equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rate) on Mortgage Loans resulting from (a) Prepayment Interest Shortfalls to the extent not covered by a Compensating Interest Payment and (b) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Relief Act.

Interim Servicing Period: The period from the Cut-off Date to the Servicing Transfer Date.

LIBOR Certificates:  As set forth in the Preliminary Statement.

Liquidated Mortgage Loan:  With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated (or in the case of a second lien Mortgage Loan, charged-off by the Servicer in accordance with Accepted Servicing Practices) in the calendar month preceding the month of such Distribution Date and as to which the Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of the related REO Property (exclusive of any possibility of a deficiency judgment).  Any second lien Mortgage Loan that is charged off pursuant to Section 3.11(d) will be treated as a Liquidated Mortgage Loan at the time it is charged off.

Loan Group:  Any of Loan Group 1 or Loan Group 2, as applicable.  Loan Group 1 will constitute one sub-trust and Loan Group 2 will constitute another sub-trust.

Loan Group 1:  All Mortgage Loans identified as Loan Group 1 Mortgage Loans on the Mortgage Loan Schedule.

Loan Group 2:  All Mortgage Loans identified as Loan Group 2 Mortgage Loans on the Mortgage Loan Schedule.

M-1 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 54.60% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

M-2 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the Class Principal Balance of the Class M-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 59.40% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

M-3 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the Class Principal Balance of the Class M-1 Certificates and the Class M-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 66.90% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

M-4 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the Class Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 69.90% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

M-5 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the Class Principal Balance of the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 72.80% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

M-6 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the Class Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 75.20% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

M-7 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the Class Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 77.20% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

M-8 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the Class Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 78.80% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

M-9 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the Class Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 82.40% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Marker Rate:  With respect to the Class X Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC II Pass-Through Rates for REMIC II Regular Interests LT-1A, LT-2A1, LT-2A2, LT-M-1, LT-M-2, LT-M-3, LT-M-4, LT-M-5, LT-M-6, LT-M-7, LT-M-8, LT-M-9,  and LT-ZZ, with the rates on such REMIC II Regular Interests (other than REMIC II Regular Interest LT-ZZ), subject to a cap, for the purpose of this calculation, equal to the lesser of (A) LIBOR plus the Certificate Margin for the Corresponding Certificate and (B) the related Net Funds Cap for the related Corresponding Certificate for the purpose of this calculation for such Distribution Date, and with the rate on the REMIC II Regular Interest LT-ZZ subject to a cap, for the purpose of this calculation, equal to zero; provided, however, that for this purpose, the calculation of the Uncertificated REMIC II Pass-Through Rate and the related cap with respect to each such REMIC II Regular Interest shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is thirty (30).

Maturity Date:  The Distribution Date occurring in September 2037.

Maximum CLTV: The combined loan-to-value ratio of a junior lien Mortgage Loan computed such that (i) the numerator is equal to the sum of the loan balances of the Mortgage Loan and all mortgage loans on the mortgaged property senior to such Mortgage Loan as of the Closing Date, and (ii) the denominator is equal to the value of the mortgaged property on the Closing Date.  For purposes of computing the numerator, if a mortgage loan has a negative amortization feature, then the loan balance shall be equal to the loan balance as of the Closing Date after giving effect to the maximum amount of negative amortization permitted under such feature.

Maximum Interest Rate:  For the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2 and Class R Certificates and any Distribution Date, an annual rate equal to (a) the weighted average of (i) the weighted average Maximum Mortgage Rates minus the weighted average Expense Fee Rate of the adjustable-rate Mortgage Loans in the related Loan Group and (ii) the weighted average Net Mortgage Rates of the fixed-rate Mortgage Loans in the related Loan Group, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.  For the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates and any Distribution Date, an annual rate equal to (a) the weighted average of (x) the weighted average Maximum Mortgage Rates minus the weighted average Expense Fee Rate of the adjustable-rate Mortgage Loans in both Loan Groups and the (y) weighted average Net Mortgage Rates of the fixed-rate Mortgage Loans in both Loan Groups, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.  All weighted averages calculated hereunder shall be based on Stated Principal Balance of the applicable Mortgage Loans as of the first day of the related Collection Period.

Monthly Excess Cashflow:  For any Distribution Date, an amount equal to the sum of the Monthly Excess Interest and Overcollateralization Release Amount, if any, for such date.

Monthly Excess Interest: As to any Distribution Date, the Interest Remittance Amount remaining after the application of payments pursuant to clauses (i) through (xiii) of Section 4.01(a) and the Principal Payment Amount remaining after the application of payments pursuant to clauses (i) through (xi) of Section 4.01(c) or clauses (i) through (xi) of Section 4.01(d), as applicable.

Most Senior Enhancement Percentage: For any Distribution Date and any Class of Certificates, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balances of the Certificates which are lower in payment priority than such Class of Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case prior to giving effect to payments on such Distribution Date and the denominator of which is the Aggregate Loan Balance as of the first day of the related Collection Period.

Net Cumulative Realized Loss Amount:  For any Distribution Date, an amount equal to the cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the end of the calendar month preceding such Distribution Date, less the amount of payments made to the Principal Remittance Amount from the Swap Agreement pursuant to Section 4.01(d) on all prior Distribution Dates.

Net Funds Cap:  Any of the Group 1 Senior Net Funds Cap, the Group 2 Senior Net Funds Cap or the Subordinate Net Funds Cap, as applicable.

Net Swap Payment:  A net payment (a) by the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, to the Swap Counterparty, to the extent that the Supplemental Trust Payment exceeds the Swap Counterparty Payment for such Swap Payment Date, or (b) by the Swap Counterparty to the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, to the extent that the Swap Counterparty Payment payable to the Supplemental Interest Trust exceeds the Supplemental Trust Payment for such Swap Payment Date.

Notional Amount Certificates:  As set forth in the Preliminary Statement.

Ocwen:  Ocwen Loan Servicing, LLC and its successors and assigns.

Offered Certificates:  As set forth in the Preliminary Statement.

Optimal Interest Remittance Amount:  For any Distribution Date and Loan Group, will be equal to the excess of (i) the product of (1) (x) the weighted average Net Mortgage Rate of the Mortgage Loans in such Loan Group as of the first day of the related Collection Period divided by (y) 12 and (2) the applicable Aggregate Loan Group Balance for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount for that Loan Group which did not arise as a result of a default or delinquency of the related Mortgage Loans or were not taken into account in computing the Expense Fee Rate.

Overcollateralization Amount:  For any Distribution Date, an amount equal to the amount, if any, by which (x) the applicable Aggregate Loan Balance for such Distribution Date exceeds (y) the aggregate Class Principal Balance of the Offered Certificates and Class P Certificates after giving effect to payments on such Distribution Date.

Overcollateralization Deficiency:  For any Distribution Date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate Class Principal Balance of the Certificates resulting from the payment of the Principal Payment Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

Overcollateralization Release Amount:  For any Distribution Date, an amount equal to the lesser of (x) the related Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate Principal Remittance Amount for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the Certificates, exceeds (2) the Targeted Overcollateralization Amount for such date.

Pass-Through Rate:  With respect to the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, the Class 1-A-1 Pass-Through Rate, Class 1-A-2 Pass-Through Rate, Class 2-A-1 Pass-Through Rate, Class 2-A-2 Pass-Through Rate, Class M-1 Pass-Through Rate, Class M-2 Pass-Through Rate, Class M-3 Pass-Through Rate, Class M-4 Pass-Through Rate, Class M-5 Pass-Through Rate, Class M-6 Pass-Through Rate, Class M-7 Pass-Through Rate, Class M-8 Pass-Through Rate and Class M-9 Pass-Through Rate.

With respect to the Class 1-A Interest, the Class 1-A Pass-Through Rate.

With respect to the Class X Certificates and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (M) below, and the denominator of which is the aggregate of the Uncertificated Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-1A, REMIC II Regular Interest LT-2A1, REMIC II Regular Interest LT-2A2, REMIC II Regular Interest LT-M-1, REMIC II Regular Interest LT-M-2, REMIC II Regular Interest LT-M-3, REMIC II Regular Interest LT-M-4, REMIC II Regular Interest LT-M-5, REMIC II Regular Interest LT-M-6, REMIC II Regular Interest LT-M-7, REMIC II Regular Interest LT-M-8, REMIC II Regular Interest LT-M-9 and REMIC II Regular Interest LT-ZZ. For purposes of calculating the Pass-Through Rate for the Class X Certificates, the numerator is equal to the sum of the following components:

(A)           the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-AA minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest LT-AA;

(B)           the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-1A minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest LT-1A;

(C)           the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-2A2 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest LT-2A2;

(D)           the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M-1 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest LT-M-1;

(E)           the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M-2 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest LT-M-2;

(F)           the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M-3 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest LT-M-3;

(G)           the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M-4 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest LT-M-4;

(H)           the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M-5 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest LT-M-5;

(I)           the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M-6 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest LT-M-6;

(J)           the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M-7 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest LT-M-7;

(K)           the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M-8 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest LT-M-8; and

(L)           the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M-9 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest LT-M-9;

(M)           the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest LT-ZZ.

The Class P Certificates and Class R Certificates will not accrue interest and therefore will not have a Pass-Through Rate.

Payahead:  Any Scheduled Payment intended by the related Mortgagor to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Permitted Transferee: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a United States Person, and (vi) a Person designated as a non-Permitted Transferee by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC created hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Physical Certificates:  As set forth in the Preliminary Statement.

Prefunded Amount:  Not Applicable.

Prefunded Loan Group:  Not Applicable.

Prefunding Account:  Not Applicable.

Prefunding Period:  Not Applicable.

Prepayment Period: With respect to any Distribution Date and any Payoff or Curtailment, the calendar month immediately preceding the month in which such Distribution Date occurs.

Principal Payment Amount:  For any Distribution Date, an amount equal to the related Principal Remittance Amount for such date minus the related Overcollateralization Release Amount, if any, for such date.

Principal Remittance Amount:  For any Distribution Date and the Floater Loan Group, an amount equal to the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Loan Group during the related Collection Period (less unreimbursed Advances, Servicing Advances and other amounts due to the Servicer and the Trustee with respect to the Mortgage Loans in such Loan Group, to the extent allocable to principal or such amounts allocable to interest to the extent remaining unpaid after allocation of the Interest Remittance Amount) and the principal portion of Payaheads previously received on the Mortgage Loans in such Loan Group and intended for application in the related Collection Period, (2) all Principal Prepayments received on the Mortgage Loans in such Loan Group during the related Prepayment Period, (3) the Purchase Price of each Mortgage Loan in such Loan Group that was repurchased by the Seller or purchased by the Class X Certificateholder pursuant to Section 3.17(b), during the related Repurchase Period and the principal proceeds of any purchase of Mortgage Loans in such Loan Group by the Terminating Entity pursuant to Section 11.01, (4) the portion of any Substitution Adjustment Amount paid with respect to any Deleted Mortgage Loans in such Loan Group during the related Collection Period allocable to principal, (5) all Net Liquidation Proceeds (net of unreimbursed Advances, Servicing Advances and other expenses, to the extent allocable to principal or such amounts allocable to interest to the extent remaining unpaid after allocation of the Interest Remittance Amount) and any other Recoveries collected with respect to the Mortgage Loans in such Loan Group during the preceding calendar month, to the extent allocable to principal, and (6) amounts, if any, withdrawn from the Supplemental Interest Account to cover the Net Cumulative Realized Loss Amount for such Distribution Date.  For the purposes of this definition of Principal Remittance Amount, any amounts due to the Servicer and the Trustee that cannot easily be allocable to either interest or principal shall be deemed to be allocable to interest.

Private Certificates:  As set forth in the Preliminary Statement.

Prospectus Supplement: Either the Prospectus Supplement, dated August 31, 2007 or the Prospectus Supplement, dated November [__], 2007, as applicable, relating to the offering of the Offered Certificates in the form in which it was or will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the 1933 Act with respect to the offer and sale of the Offered Certificates.

Qualified Substitute Mortgage Loan:  One or more Mortgage Loans substituted by the Seller for one or more Deleted Mortgage Loans which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit K, individually or in the aggregate and on a weighted average basis, as applicable (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan to Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity not more than one year greater than or less than that of the Deleted Mortgage Loan; provided that the remaining term to maturity of any such Mortgage Loan shall be no greater than the last maturing Mortgage Loan immediately prior to any substitution; (v) have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective such rates for the Deleted Mortgage Loan, have a Gross Margin equal to or greater than the Deleted Mortgage Loan and have the same Index as the Deleted Mortgage Loan; (vi) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan, (vii) have a category of Prepayment Premium equal to the category of Prepayment Premium of the Deleted Mortgage Loan, if applicable, and (viii) comply with each representation and warranty set forth in Section 2.03(b).

Rating Agency:  Each of Fitch and S&P, or any successor to any of them, so long as such entity is rating any of the Certificates.

Realized Loss: As defined in the Standard Terms; Realized Losses shall include with respect to any modified mortgage loan, the amount, if any, by which the principal balance has been reduced as a result of such modification.

Recovery:  With respect to any Distribution Date and Mortgage Loan that became a Liquidated Mortgage Loan (including a charged off second-lien mortgage loan) in a month preceding the month prior to the Distribution Date, any additional amount received in respect of principal on such Mortgage Loan received by the Servicer after Liquidation Proceeds have been remitted to the Trust Fund, net of unreimbursed Advances, Servicing Advances, Liquidation Expenses, Expense Fees and related Excess Proceeds, if any.

Regular Certificates:  All of the Certificates other than the Residual Certificates.

REMIC:  A “real estate mortgage investment conduit,” within the meaning of Section 860D of the Code.  Reference herein to REMIC refers to each REMIC created by the Preliminary Statement.

REMIC Election:  An election, for federal income tax purposes, to treat certain assets as a REMIC.

REMIC I: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement (other than any Prepayment Charges), together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies, including any Required Insurance Policy, required to be maintained pursuant to this Agreement and any proceeds thereof and (iv) the Collection Account and the Certificate Account (subject to the last sentence of this definition) and such assets that are deposited therein from time to time and any investments thereof. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Basis Risk Reserve Fund and the Reserve Account.

REMIC I Available Distribution Amount:  For  any Distribution Date, the Available Distribution Amount for such Loan Group 1.

REMIC I Group 1 Regular Interests:  REMIC I Regular Interest I and REMIC I Regular Interest I-1-A through REMIC I Regular Interest I-54-B as designated in the Preliminary Statement hereto.

REMIC I Group 2 Regular Interests:  REMIC I Regular Interest II and REMIC I Regular Interest II-1-A through REMIC I Regular Interest II-54-B as designated in the Preliminary Statement hereto.

REMIC I Regular Interest:  Any of the separate non certificated beneficial ownership interests in REMIC I issued hereunder and designated as a “regular interest” in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance or Uncertificated Notional Amount as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto.  The REMIC I Regular Interests consist of the REMIC I Group 1 Regular Interests, REMIC I Group 2 Regular Interests, REMIC I Regular Interest R, REMIC I Regular Interest P.

REMIC II Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-AA minus the Marker Rate, divided by (b) 12.

REMIC II Marker Allocation Percentage: 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC II Regular Interests LT-1A, LT-2A1, LT-2A2, LT-M-1, LT-M-2, LT-M-3, LT-M-4, LT-M-5, LT-M-6, LT-M-7, LT-M-8, LT-M-9, LT-R and LT-P.

REMIC II Overcollateralization Amount: With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Balances of the REMIC II Regular Interests minus (ii) the aggregate Uncertificated Balances of REMIC II Regular Interests LT-1A, LT-2A1, LT-2A2, LT-M-1, LT-M-2, LT-M-3, LT-M-4, LT-M-5, LT-M-6, LT-M-7, LT-M-8, LT-M-9, LT-R and LT-P, in each case as of such date of determination.

REMIC II Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to the product of (i) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate Uncertificated Balance of REMIC II Regular Interests LT-1A, LT-2A1, LT-2A2, LT-M-1, LT-M-2, LT-M-3, LT-M-4, LT-M-5, LT-M-6, LT-M-7, LT-M-8, LT-M-9 and LT-ZZ.

REMIC II Regular Interest: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II as set forth in the Preliminary Statement. Each REMIC II Regular Interest shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal (other than REMIC II Regular Interest LT-IO), subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance, if any, as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-AA: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-AA shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-1A: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-1A shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-2A1: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-2A1 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-2A2: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-2A2 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-IO:  One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II.  REMIC II Regular Interest LT-IO shall accrue interest on its Uncertificated Notional Amount at its related Uncertificated REMIC II Pass-Through Rate in effect from time to time.  REMIC II Regular Interest LT-IO shall not have an Uncertificated Balance and shall not be entitled to distributions of principal.

REMIC II Regular Interest LT-M-1: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-M-1 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-M-2: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-M-2 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-M-3: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-M-3 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-M-4: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-M-4 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-M-5: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-M-5 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-M-6: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-M-6 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-M-7: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-M-7 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-M-8: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-M-8 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-M-9: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-M-9 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-P: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-P shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-R: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-R shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-XX: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-XX shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-ZZ: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-ZZ shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-1SUB: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-1SUB shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-1GRP: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-1GRP shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-2SUB: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-2SUB shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-2GRP: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-2GRP shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-ZZ Maximum Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) REMIC II Uncertificated Accrued Interest calculated with the Uncertificated Pass-Through Rate for REMIC II Regular Interest LT-ZZ and an Uncertificated Balance equal to the excess of (x) the Uncertificated Balance of REMIC II Regular Interest LT-ZZ over (y) the REMIC II Overcollateralization Amount, in each case for such Distribution Date, over (ii) the sum of REMIC II Uncertificated Accrued Interest on REMIC II Regular Interests LT-1A, LT-2A1, LT-2A2, LT-M-1, LT-M-2, LT-M-3, LT-M-4, LT-M-5, LT-M-6, LT-M-7, LT-M-8 and LT-M-9, with the rate on each such REMIC II Regular Interest subject to a cap, for the purpose of this calculation, equal to the Pass-Through Rate for the Corresponding Certificate; provided, however, that for this purpose, the calculation of the Uncertificated REMIC II Pass-Through Rate and the related cap with respect to each REMIC II Regular Interest shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is thirty (30).

REMIC II Regular Interests: REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-1A, REMIC II Regular Interest LT-2A1, REMIC II Regular Interest LT-2A2, REMIC II Regular Interest LT-M-1, REMIC II Regular Interest LT-M-2, REMIC II Regular Interest LT-M-3, REMIC II Regular Interest LT-M-4, REMIC II Regular Interest LT-M-5, REMIC II Regular Interest LT-M-6, REMIC II Regular Interest LT-M-7, REMIC II Regular Interest LT-M-8, REMIC II Regular Interest LT-M-9, REMIC II Regular Interest LT-ZZ, REMIC II Regular Interest LT-P, REMIC II Regular Interest LT-IO, REMIC II Regular Interest LT-R, REMIC II Regular Interest LT-1SUB, REMIC II Regular Interest LT-1GRP, REMIC II Regular Interest LT-2SUB, REMIC II Regular Interest LT-2GRP and REMIC II Regular Interest LT-XX.

REMIC II Sub WAC Allocation Percentage: 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC II Regular Interest LT-1SUB, REMIC II Regular Interest LT-1GRP, REMIC II Regular Interest LT-2SUB, REMIC II Regular Interest LT-2GRP and REMIC II Regular Interest LT-XX.

REMIC II Subordinated Balance Ratio: The ratio among the Uncertificated Balances of each REMIC II Regular Interest ending with the designation “SUB”, equal to the ratio between, with respect to each such REMIC II Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans, as applicable, over (y) the current Class Principal Balance of the related Senior Certificates.

REMIC II Targeted Overcollateralization Amount: 0.50% of the Targeted Overcollateralization Amount.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

REMIC Regular Interests: The REMIC I Regular Interests and REMIC II Regular Interests.

Residual Certificates:  As set forth in the Preliminary Statement.

Required Basis Risk Reserve Fund Amount:  With respect to any Distribution Date, $5,000.

Required Basis Risk Reserve Fund Deposit:  With respect to any Distribution Date, the sum of (i) any Basis Risk Shortfall for such date (net of amounts available to pay Basis Risk Shortfalls on deposit in the Supplemental Interest Account on such date) and (ii) the excess, if any, of the Required Basis Risk Reserve Fund Amount for such Distribution Date over the amount on deposit in the Basis Risk Reserve Fund at the close of business on the Business Day immediately preceding such Distribution Date.

Reuters Screen LIBOR 01 Page: The display page so designated on the Reuters Monitor Money Rates service (or such other page as may replace that page on such service for the purpose of displaying London interbank offered rates of major banks).

Rolling Three Month Delinquency Rate:  For any Distribution Date will be the fraction, expressed as a percentage, equal to the average of the related Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

Seller:  DLJMC.

Senior Certificates:  As set forth in the Preliminary Statement.

Senior Enhancement Percentage:  For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case prior to giving effect to payments on such Distribution Date (assuming no Trigger Event has occurred), and the denominator of which is the Aggregate Loan Balance as of the first day of the related Collection Period.

Senior Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such Distribution Date, will be the amount, if any, by which (x) the Class Principal Balance of the Senior Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 49.30% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Sequential Trigger Event:  A Sequential Trigger Event is in effect on any Distribution Date if (x) on any Distribution Date prior to the Distribution Date in September 2010, the cumulative Realized Losses (including with respect to any modified Mortgage Loan, the amount, if any, by which the principal balance has been reduced as a result of such modification) incurred since the Cut-off Date as a percentage of the original Aggregate Loan Balance on the Closing Date for such Distribution Date exceeds 2.25%, (y) on any Distribution Date on or after the Distribution Date n September 2010, a Trigger Event is in effect, or (z) on any Distribution Date prior to the Distribution Date in September 2010, the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds 31.50% of the Senior Enhancement Percentage.

Series Supplement:  This Series Supplement, dated as of August 1, 2007, as amended from time to time.

Servicer:  SPS for the Interim Servicing Period, Ocwen thereafter and, in each case, any successor in interest thereto or any successor servicer appointed as provided herein.

Servicing Transfer Date: The date on which the servicing of the Mortgage Loans transfers to Ocwen, which is expected to be on or about October 1, 2007.

Special Servicer:  Any special servicer appointed by the Class X Certificateholder pursuant to Section 3.17.

Special Serviced Mortgage Loan:  The Mortgage Loans for which a Special Servicer acts as servicer pursuant to Section 3.17.

SPS: Select Portfolio Servicing, Inc., a Utah corporation, and its successors and assigns.

Standard & Poor’s:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Standard Terms:  That certain Standard Terms of Pooling and Servicing Agreement, dated as of August 1, 2007, attached hereto as Exhibit A.

Startup Day:  The Closing Date with respect to REMIC I, REMIC II and REMIC III and November 21, 2007 with respect to REMIC IV.

Stepdown Date: The date occurring on the earlier of (1) the first Distribution Date following the Distribution Date on which the aggregate Class Principal Balance of the Class 1-A-1, Class 1-A-2, Class 2-A-1 and Class 2-A-2 Certificates are reduced to zero and (2) the later of (x) the Distribution Date in September 2010 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to payments on the Certificates on such Distribution Date) is greater than or equal to 50.70%.

Subordinate Certificates:  As set forth in the Preliminary Statement.

Subordinate Group 1 Balance:  For any Distribution Date will be the Aggregate Loan Group Balance for Loan Group 1 as of the first day of the related Collection Period less the Class Principal Balance of the Class 1-A-1 Certificates and Class 1-A-2 Certificates.

Subordinate Group 2 Balance:  For any Distribution Date will be the Aggregate Loan Group Balance for Loan Group 2 as of the first day of the related Collection Period less the aggregate Class Principal Balances of the Class 2-A-1, Class 2-A-2 and Class R Certificates.

Subordinate Net Funds Cap:  For any Distribution Date and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, will be a per annum rate equal to a weighted average of (i) the Group 1 Senior Net Funds Cap and (ii) the Group 2 Senior Net Funds Cap for such Distribution Date, weighted on the basis of the Subordinate Group 1 Balance and Subordinate Group 2 Balance, respectively.  For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average (adjusted for the actual number of days elapsed in the related Interest Accrual Period) of (a) REMIC II Regular Interest LT-1SUB, subject to a cap and a floor equal to the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LT-1GRP and (b) REMIC II Regular Interest LT-2SUB, subject to a cap and a floor equal to the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LT-2GRP, in each case as determined for such Distribution Date, weighted on the basis of the Uncertificated Principal Balance of each such REMIC II Regular Interest immediately prior to such Distribution Date.

Subsequent Cut-off Date:  Not Applicable.

Subsequent Mortgage Loan:  Not Applicable.

Subsequent Transfer Agreement:  Not Applicable.

Subsequent Transfer Date:  Not Applicable.

Substitution Adjustment Amount:  As defined in Section 2.03.

Supplemental Interest Account: As defined in Section 4.08 hereof.  The Supplemental Interest Account will not be an asset of any REMIC.

Supplemental Interest Trust:  The trust created pursuant to Section 4.08 herein and designated as the “Supplemental Interest Trust,” consisting of the Swap Agreement, the Supplemental Interest Account and the right to receive Net Swap Payments from the Swap Counterparty.

Supplemental Interest Trust Posted Collateral Account:  The segregated non-interest bearing trust account created and maintained by the Supplemental Interest Trust Trustee pursuant to Section 4.08 hereof.

Supplemental Interest Trust Trustee:  The Trustee, acting not in its individual or corporate capacity but solely as trustee of the Supplemental Interest Trust.

Supplemental Trust Payment:  An amount equal to the product of (a) 5.15%, (b) a fraction, the numerator of which is 30 (except with respect to the first Swap Payment Date, in which case the numerator will be the number of days in the first Swap Calculation Period) and the denominator of which is 360 and (c) the Swap Notional Amount.

Swap Agreement:  The swap agreement relating to the Offered Certificates consisting of ISDA Master Agreement (Multicurrency Cross-Border), a schedule, credit support annex and the related confirmation thereto, each dated as of the Closing Date, between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, and the Swap Counterparty, as such agreement may be amended and supplemented in accordance with its terms.

Swap Calculation Period:  Each period from and including the Distribution Date in the preceding calendar month to, but excluding, the related Distribution Date, except that the initial Swap Calculation Period will commence on, and include, October 25, 2007 and the final Swap Calculation Period will end on, but exclude, the Swap Termination Date, provided that such Swap Calculation Period shall be adjusted pursuant to the “Following Business Day Convention” (as defined in the Swap Agreement).

Swap Certificate:  Each of the Offered Certificates.

Swap Counterparty:  The swap provider under the Swap Agreement.  Initially, the Swap Counterparty shall be Credit Suisse International.

Swap Counterparty Payment:  An amount equal to the greater of (I) zero and (II) the product of (a) One-Month LIBOR for the related Distribution Date, (b) a fraction, the numerator of which is the actual number of days elapsed in the related Swap Calculation Period and the denominator of which is 360 and (c) the Swap Notional Amount.

Swap Counterparty Trigger Event:  (i) an Event of Default (as defined in the Swap Agreement) with respect to which the Swap Counterparty is a Defaulting Party (as defined in the Swap Agreement), (ii) a Termination Event (as defined in the Swap Agreement) under the Swap Agreement with respect to which the Swap Counterparty is the sole Affected Party (as defined in the Swap Agreement) or (iii) an Additional Termination Event (as defined in the Swap Agreement) under the Swap Agreement with respect to which the Swap Counterparty is the sole Affected Party.

Swap Event of Default:  An “Event of Default” as such term is defined in the Swap Agreement.

Swap LIBOR:  LIBOR as determined pursuant to the Swap Agreement.

Swap Notional Amount:  The “Notional Amount” referred to in the Swap Agreement.

Swap Payment Date:  The “Business Day” (as defined in the Swap Agreement) before each Distribution Date.

Swap Suspension Event:  With respect to any Distribution Date, either (a) the occurrence of a default by the Swap Counterparty under the Swap Agreement in the timely payment of any Net Swap Payment owed by the Swap Counterparty to the Supplemental Interest Trust on the related Swap Payment Date or (b) the Swap Agreement has been terminated and no replacement Swap Agreement is in force and effect.

Swap Termination Date:  Immediately following the earliest to occur of (a) the Maturity Date, (b) the date on which the Terminating Entity has purchased all of the Mortgage Loans from the Trust, unless terminated earlier in accordance with the terms of the Swap Agreement and (c) the Distribution Date on which the Class Principal Balance of the Certificates has been reduced to zero.

Swap Termination Payment:  Upon the designation of an Early Termination Date (as defined in the Swap Agreement), the payment to be made by the Trust to the Supplemental Interest Account for payment to the Swap Counterparty, or by the Swap Counterparty to the Supplemental Interest Account for payment to the Trust, as applicable, pursuant to the terms of the Swap Agreement.

Targeted Overcollateralization Amount:  For any Distribution Date prior to the Stepdown Date, 8.80% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event has not occurred, the greater of (a) 17.60% of the Aggregate Loan Balance for such Distribution Date, or (b) 0.50% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event has occurred and is continuing, the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Tax Matters Person: The person designated as “tax matters person” in the manner provided under Treasury regulation § 1.860F-4(d) and temporary Treasury regulation §301.6231(a)(7)-1T.

Terminating Entity: The Majority Class X Certificateholder.

Trigger Event: A Trigger Event will occur for any Distribution Date if either (i) the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds the applicable percentage (as set forth below) of the Most Senior Enhancement Percentage of the most senior Class or Classes of Certificates then outstanding for such Distribution Date:

Class	Percentage
Class 1-A-1, Class 1-A-2, Class 2-A-1 or Class 2-A-2 Certificates	31.50%
Class M-1 Certificates	35.18%
Class M-2 Certificates	39.34%
Class M-3 Certificates	48.25%
Class M-4 Certificates	53.06%
Class M-5 Certificates	58.71%
Class M-6 Certificates	64.39%
Class M-7 Certificates	70.04%
Class M-8 Certificates	75.33%
Class M-9 Certificates	90.75%

or (ii) the cumulative Realized Losses as a percentage of the original Aggregate Loan Balance on the Closing Date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
September 2009 – August 2010	2.25%*
September 2010 – August 2011	5.65%*
September 2011 – August 2012	8.80%*
September 2012 – August 2013	11.30%*
September 2013 and thereafter	12.75%*
* The percentages set forth above are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates. The percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Trust:  The trust created pursuant to Section 2.01 this Agreement.

Trust Fund: Collectively, the assets of REMIC I, REMIC II, REMIC III, REMIC IV and the Basis Risk Reserve Fund.

Trustee:  U.S. Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, as provided herein.

Trustee Fee:  The fee, if any, payable to the Trustee on each Distribution Date for its services as Trustee hereunder, in an amount equal to one twelfth of the Trustee Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans immediately prior to such Distribution Date.

Trustee Fee Rate:  0.0010% per annum.

Trustee:  U.S. Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, as provided herein.

Uncertificated Accrued Interest:  With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls and Relief Act Reductions (allocated to such REMIC Regular Interests based on the priorities set forth in Section [1.03]).

Uncertificated Notional Amount:  With respect to REMIC II Regular Interest LT-IO and each Distribution Date listed below, the aggregate Uncertificated Balance of the REMIC I Regular Interests ending with the designation “A” listed below:

Distribution Date	REMIC I Regular Interests
1	I-1-A through I-54-A and II-1-A through II-54-A
2	I-2-A through I-54-A and II-2-A through II-54-A
3	I-3-A through I-54-A and II-3-A through II-54-A
4	I-4-A through I-54-A and II-4-A through II-54-A
5	I-5-A through I-54-A and II-5-A through II-54-A
6	I-6-A through I-54-A and II-6-A through II-54-A
7	I-7-A through I-54-A and II-7-A through II-54-A
8	I-8-A through I-54-A and II-8-A through II-54-A
9	I-9-A through I-54-A and II-9-A through II-54-A
10	I-10-A through I-54-A and II-10-A through II-54-A
11	I-11-A through I-54-A and II-11-A through II-54-A
12	I-12-A through I-54-A and II-12-A through II-54-A
13	I-13-A through I-54-A and II-13-A through II-54-A
14	I-14-A through I-54-A and II-14-A through II-54-A
15	I-15-A through I-54-A and II-15-A through II-54-A
16	I-16-A through I-54-A and II-16-A through II-54-A
17	I-17-A through I-54-A and II-17-A through II-54-A
18	I-18-A through I-54-A and II-18-A through II-54-A
19	I-19-A through I-54-A and II-19-A through II-54-A
20	I-20-A through I-54-A and II-20-A through II-54-A
21	I-21-A through I-54-A and II-21-A through II-54-A
22	I-22-A through I-54-A and II-22-A through II-54-A
23	I-23-A through I-54-A and II-23-A through II-54-A
24	I-24-A through I-54-A and II-24-A through II-54-A
25	I-25-A through I-54-A and II-25-A through II-54-A
26	I-26-A through I-54-A and II-26-A through II-54-A
27	I-27-A through I-54-A and II-27-A through II-54-A
28	I-28-A through I-54-A and II-28-A through II-54-A
29	I-29-A through I-54-A and II-29-A through II-54-A
30	I-30-A through I-54-A and II-30-A through II-54-A
31	I-31-A through I-54-A and II-31-A through II-54-A
32	I-32-A through I-54-A and II-32-A through II-54-A
33	I-33-A through I-54-A and II-33-A through II-54-A
34	I-34-A through I-54-A and II-34-A through II-54-A
35	I-35-A through I-54-A and II-35-A through II-54-A
36	I-36-A through I-54-A and II-36-A through II-54-A
37	I-37-A through I-54-A and II-37-A through II-54-A
38	I-38-A through I-54-A and II-38-A through II-54-A
39	I-39-A through I-54-A and II-39-A through II-54-A
40	I-40-A through I-54-A and II-40-A through II-54-A
41	I-41-A through I-54-A and II-41-A through II-54-A
42	I-42-A through I-54-A and II-42-A through II-54-A
43	I-43-A through I-54-A and II-43-A through II-54-A
44	I-44-A through I-54-A and II-44-A through II-54-A
45	I-45-A through I-54-A and II-45-A through II-54-A
46	I-46-A through I-54-A and II-46-A through II-54-A
47	I-47-A through I-54-A and II-47-A through II-54-A
48	I-48-A through I-54-A and II-48-A through II-54-A
49	I-49-A through I-54-A and II-49-A through II-54-A
50	I-50-A through I-54-A and II-50-A through II-54-A
51	I-51-A through I-54-A and II-51-A through II-54-A
52	I-52-A through I-54-A and II-52-A through II-54-A
53 through 57	I-53-A and I-54-A and II-53-A and II-54-A
58	I-54-A and II-54-A
thereafter	$0.00

With respect to the Class IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC II Regular Interest LT-IO.

Uncertificated Pass-Through Rate:  For any REMIC I Regular Interest or REMIC II Regular Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement under “REMIC I” or “REMIC II,” respectively.

Uncertificated Principal Balance:  The principal amount of any REMIC I or REMIC II Regular Interest outstanding as of any date of determination.  As of the Closing Date, the Uncertificated Principal Balance of each REMIC I and REMIC II Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its Initial Uncertificated Principal Balance under “REMIC I” or “REMIC II,” respectively. On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest and REMIC II Regular Interest shall be reduced, (x) in the case of REMIC I Regular Interests, by the sum of (i) the principal portion of Realized Losses allocated to the REMIC I Regular Interests in accordance with the definition of REMIC I Realized Losses and (ii) the amounts deemed distributed on each Distribution Date in respect of principal on the REMIC I Regular Interests pursuant to Section 4.01(d)(i), and (y) in the case of REMIC II Regular Interests, by the sum of (i) the principal portion of Realized Losses allocated to the REMIC II Regular Interests in accordance with the definition of REMIC II Realized Losses and (ii) the amounts deemed distributed on each Distribution Date in respect of principal on the REMIC II Regular Interests pursuant to Section 4.01(d)(ii).

Uncertificated Regular Interest:  Any of the REMIC I Regular Interests and REMIC II Regular Interests.

Uncertificated REMIC I Pass-Through Rate: With respect to REMIC I Regular Interest I, a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group 1 Mortgage Loans; With respect to REMIC I Regular Interest II, REMIC I Regular Interest P and REMIC I Regular Interest R, a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group 2 Mortgage Loans; With respect to each REMIC I Group 1 Regular Interest ending with the designation “A”, a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group 1 Mortgage Loans multiplied by 2, subject to a maximum rate of 10.30%;  With respect to each REMIC I Group 1 Regular Interest ending with the designation “B”, the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Net Mortgage Rates on the Group 1 Mortgage Loans over (ii) 10.30% and (y) 0.00%; With respect to each REMIC I Group 2 Regular Interest ending with the designation “A”, a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group 2 Mortgage Loans multiplied by 2, subject to a maximum rate of 10.30%;  With respect to each REMIC I Group 2 Regular Interest ending with the designation “B”, the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Net Mortgage Rates on the Group 2 Mortgage Loans over (ii) 10.30% and (y) 0.00%.

Uncertificated REMIC II Pass-Through Rate:  With respect to REMIC II Regular Interests LT-AA, LT-1A, LT-2A1, LT-2A-1A, LT-2A2, LT-M-1, LT-M-2, LT-M-3, LT-M-4, LT-M-5, LT-M-6, LT-M-6, LT-M-7, LT-M-8, LT-M-9, LT-ZZ, LT-1SUB, LT-2SUB and LT-XX,  a per annum rate (but not less than zero) equal to the weighted average of (w) with respect to REMIC I Regular Interest I, REMIC I Regular Interest II, the Uncertificated REMIC I Pass-Through Rate for such REMIC I Regular Interest for each such Distribution Date, (x) with respect to REMIC I Regular Interests ending with the designation “B”, the weighted average of the Uncertificated REMIC I Pass-Through Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Balance of such REMIC I Regular Interests for each such Distribution Date and (y) with respect to REMIC I Regular Interests ending with the designation “A”, for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC I Regular Interest listed below, weighted on the basis of the Uncertificated Balance of each such REMIC I Regular Interest for each such Distribution Date:

Distribution Date	REMIC I Regular Interest	Rate
1	I-1-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
2	I-2-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-2-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate REMIC I Remittance Rate
	I-1-A	REMIC I Remittance Rate
	II-1-A	REMIC I Remittance Rate
3	I-3-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-3-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A and I-2-A	REMIC I Remittance Rate
	II-1-A and II-2-A	REMIC I Remittance Rate
4	I-4-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-4-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-3-A	REMIC I Remittance Rate
	II-1-A through II-3-A	REMIC I Remittance Rate
5	I-5-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-5-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-4-A	REMIC I Remittance Rate
	II-1-A through II-4-A	REMIC I Remittance Rate
6	I-6-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-6-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-5-A	REMIC I Remittance Rate
	II-1-A through II-5-A	REMIC I Remittance Rate
7	I-7-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-7-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-6-A	REMIC I Remittance Rate
	II-1-A through II-6-A	REMIC I Remittance Rate
8	I-8-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-8-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-7-A	REMIC I Remittance Rate
	II-1-A through II-7-A	REMIC I Remittance Rate
9	I-9-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-9-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-8-A	REMIC I Remittance Rate
	II-1-A through II-8-A	REMIC I Remittance Rate
10	I-10-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-10-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-9-A	REMIC I Remittance Rate
	II-1-A through II-9-A	REMIC I Remittance Rate
11	I-11-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-11-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-10-A	REMIC I Remittance Rate
	II-1-A through II-10-A	REMIC I Remittance Rate
12	I-12-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-12-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-11-A	REMIC I Remittance Rate
	II-1-A through II-11-A	REMIC I Remittance Rate
13	I-13-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-13-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-12-A	REMIC I Remittance Rate
	II-1-A through II-12-A	REMIC I Remittance Rate
14	I-14-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-14-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-13-A	REMIC I Remittance Rate
	II-1-A through II-13-A	REMIC I Remittance Rate
15	I-15-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-15-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-14-A	REMIC I Remittance Rate
	II-1-A through II-14-A	REMIC I Remittance Rate
16	I-16-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-16-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-15-A	REMIC I Remittance Rate
	II-1-A through II-15-A	REMIC I Remittance Rate
17	I-17-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-17-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-16-A	REMIC I Remittance Rate
	II-1-A through II-16-A	REMIC I Remittance Rate
18	I-18-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-18-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-17-A	REMIC I Remittance Rate
	II-1-A through II-17-A	REMIC I Remittance Rate
19	I-19-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-19-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-18-A	REMIC I Remittance Rate
	II-1-A through II-18-A	REMIC I Remittance Rate
20	I-20-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-20-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-19-A	REMIC I Remittance Rate
	II-1-A through II-19-A	REMIC I Remittance Rate
21	I-21-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-21-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-20-A	REMIC I Remittance Rate
	II-1-A through II-20-A	REMIC I Remittance Rate
22	I-22-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-22-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-21-A	REMIC I Remittance Rate
	II-1-A through II-21-A	REMIC I Remittance Rate
23	I-23-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-23-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-22-A	REMIC I Remittance Rate
	II-1-A through II-22-A	REMIC I Remittance Rate
24	I-24-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-24-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-23-A	REMIC I Remittance Rate
	II-1-A through II-23-A	REMIC I Remittance Rate
25	I-25-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-25-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-24-A	REMIC I Remittance Rate
	II-1-A through II-24-A	REMIC I Remittance Rate
26	I-26-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-26-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-25-A	REMIC I Remittance Rate
	II-1-A through II-25-A	REMIC I Remittance Rate
27	I-27-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-27-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-26-A	REMIC I Remittance Rate
	II-1-A through II-26-A	REMIC I Remittance Rate
28	I-28-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-28-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-27-A	REMIC I Remittance Rate
	II-1-A through II-27-A	REMIC I Remittance Rate
29	I-29-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-29-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-28-A	REMIC I Remittance Rate
	II-1-A through II-28-A	REMIC I Remittance Rate
30	I-30-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-30-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-29-A	REMIC I Remittance Rate
	II-1-A through II-29-A	REMIC I Remittance Rate
31	I-31-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-31-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-30-A	REMIC I Remittance Rate
	II-1-A through II-30-A	REMIC I Remittance Rate
32	I-32-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-32-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-31-A	REMIC I Remittance Rate
	II-1-A through II-31-A	REMIC I Remittance Rate
33	I-33-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-33-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-32-A	REMIC I Remittance Rate
	II-1-A through II-32-A	REMIC I Remittance Rate
34	I-34-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-34-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-33-A	REMIC I Remittance Rate
	II-1-A through II-33-A	REMIC I Remittance Rate
35	I-35-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-35-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-34-A	REMIC I Remittance Rate
	II-1-A through II-34-A	REMIC I Remittance Rate
36	I-36-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-36-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-35-A	REMIC I Remittance Rate
	II-1-A through II-35-A	REMIC I Remittance Rate
37	I-37-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-37-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-36-A	REMIC I Remittance Rate
	II-1-A through II-36-A	REMIC I Remittance Rate
38	I-38-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-38-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-37-A	REMIC I Remittance Rate
	II-1-A through II-37-A	REMIC I Remittance Rate
39	I-39-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-39-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-38-A	REMIC I Remittance Rate
	II-1-A through II-38-A	REMIC I Remittance Rate
40	I-40-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-40-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-39-A	REMIC I Remittance Rate
	II-1-A through II-39-A	REMIC I Remittance Rate
41	I-41-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-41-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-40-A	REMIC I Remittance Rate
	II-1-A through II-40-A	REMIC I Remittance Rate
42	I-42-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-42-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-41-A	REMIC I Remittance Rate
	II-1-A through II-41-A	REMIC I Remittance Rate
43	I-43-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-43-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-42-A	REMIC I Remittance Rate
	II-1-A through II-42-A	REMIC I Remittance Rate
44	I-44-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-44-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-43-A	REMIC I Remittance Rate
	II-1-A through II-43-A	REMIC I Remittance Rate
45	I-45-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-45-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-44-A	REMIC I Remittance Rate
	II-1-A through II-44-A	REMIC I Remittance Rate
46	I-46-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-46-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-45-A	REMIC I Remittance Rate
	II-1-A through II-45-A	REMIC I Remittance Rate
47	I-47-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-47-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-46-A	REMIC I Remittance Rate
	II-1-A through II-46-A	REMIC I Remittance Rate
48	I-48-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-48-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-47-A	REMIC I Remittance Rate
	II-1-A through II-47-A	REMIC I Remittance Rate
49	I-49-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-49-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-39-A	REMIC I Remittance Rate
	II-1-A through II-39-A	REMIC I Remittance Rate
50	I-50-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-50-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-49-A	REMIC I Remittance Rate
	II-1-A through II-49-A	REMIC I Remittance Rate
51	I-51-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-51-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-50-A	REMIC I Remittance Rate
	II-1-A through II-50-A	REMIC I Remittance Rate
52	I-52-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-52-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-51-A	REMIC I Remittance Rate
	II-1-A through II-51-A	REMIC I Remittance Rate
53 through 57	I-53-A and I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-53-A and II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-52-A	REMIC I Remittance Rate
	II-1-A through II-52-A	REMIC I Remittance Rate
58	I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-53-A	REMIC I Remittance Rate
	II-1-A through II-53-A	REMIC I Remittance Rate
thereafter	I-1-A through I-54-A	REMIC I Remittance Rate
	II-1-A through II-54-A	REMIC I Remittance Rate

With respect to REMIC II Regular Interest LT-1GRP, a per annum rate (but not less than zero) equal to the weighted average of: (w) with respect to REMIC I Regular Interest I, the REMIC I Remittance Rate for each such REMIC I Regular Interest for each such Distribution Date, (x) with respect to REMIC I Group I Regular Interests ending with the designation “B”, the weighted average of the REMIC I Remittance Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date and (y) with respect to REMIC I Group I Regular Interests ending with the designation “A”, for each Distribution Date listed below, the weighted average of the rates listed below for such REMIC I Regular Interests listed below, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date:

Distribution Date	REMIC I Regular Interest	Rate
1	I-1-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

2	I-2-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A	REMIC I Remittance Rate

3	I-3-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A and I-2-A	REMIC I Remittance Rate

4	I-4-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-3-A	REMIC I Remittance Rate

5	I-5-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-4-A	REMIC I Remittance Rate

6	I-6-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-5-A	REMIC I Remittance Rate

7	I-7-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-6-A	REMIC I Remittance Rate

8	I-8-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-7-A	REMIC I Remittance Rate

9	I-9-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-8-A	REMIC I Remittance Rate

10	I-10-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-9-A	REMIC I Remittance Rate

11	I-11-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-10-A	REMIC I Remittance Rate

12	I-12-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-11-A	REMIC I Remittance Rate

13	I-13-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-12-A	REMIC I Remittance Rate

14	I-14-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-13-A	REMIC I Remittance Rate

15	I-15-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-14-A	REMIC I Remittance Rate

16	I-16-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-15-A	REMIC I Remittance Rate

17	I-17-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-16-A	REMIC I Remittance Rate

18	I-18-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-17-A	REMIC I Remittance Rate

19	I-19-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-18-A	REMIC I Remittance Rate

20	I-20-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-19-A	REMIC I Remittance Rate

21	I-21-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-20-A	REMIC I Remittance Rate

22	I-22-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-21-A	REMIC I Remittance Rate

23	I-23-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-22-A	REMIC I Remittance Rate

24	I-24-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-23-A	REMIC I Remittance Rate

25	I-25-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-24-A	REMIC I Remittance Rate

26	I-26-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-25-A	REMIC I Remittance Rate

27	I-27-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-26-A	REMIC I Remittance Rate

28	I-28-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-27-A	REMIC I Remittance Rate

29	I-29-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-28-A	REMIC I Remittance Rate

30	I-30-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-29-A	REMIC I Remittance Rate

31	I-31-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-30-A	REMIC I Remittance Rate

32	I-32-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-31-A	REMIC I Remittance Rate

33	I-33-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-32-A	REMIC I Remittance Rate

34	I-34-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-33-A	REMIC I Remittance Rate

35	I-35-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-34-A	REMIC I Remittance Rate

36	I-36-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-35-A	REMIC I Remittance Rate

37	I-37-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-36-A	REMIC I Remittance Rate

38	I-38-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-37-A	REMIC I Remittance Rate

39	I-39-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-38-A	REMIC I Remittance Rate

40	I-40-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-39-A	REMIC I Remittance Rate

41	I-41-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-40-A	REMIC I Remittance Rate

42	I-42-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-41-A	REMIC I Remittance Rate

43	I-43-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-42-A	REMIC I Remittance Rate

44	I-44-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-43-A	REMIC I Remittance Rate

45	I-45-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-44-A	REMIC I Remittance Rate

46	I-46-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-45-A	REMIC I Remittance Rate

47	I-47-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-46-A	REMIC I Remittance Rate

48	I-48-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-47-A	REMIC I Remittance Rate

49	I-49-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-48-A	REMIC I Remittance Rate

50	I-50-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-49-A	REMIC I Remittance Rate

51	I-51-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-50-A	REMIC I Remittance Rate

52	I-52-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-51-A	REMIC I Remittance Rate

53 through 57	I-53-A and I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-52-A	REMIC I Remittance Rate

58	I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-53-A	REMIC I Remittance Rate
thereafter	I-1-A through I-54-A	REMIC I Remittance Rate

With respect to REMIC II Regular Interest LT-2GRP, a per annum rate (but not less than zero) equal to the weighted average of: (w) with respect to REMIC I Regular Interest II, the REMIC I Remittance Rate for each such REMIC I Regular Interest for each such Distribution Date,  (x) with respect to REMIC I Group II Regular Interests ending with the designation “B”, the weighted average of the REMIC I Remittance Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date and (y) with respect to REMIC I Group II Regular Interests ending with the designation “A”, for each Distribution Date listed below, the weighted average of the rates listed below for such REMIC I Regular Interests listed below, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date:

Distribution Date	REMIC I Regular Interest	Rate
1	II-1-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

2	II-2-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A	REMIC I Remittance Rate

3	II-3-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A and II-2-A	REMIC I Remittance Rate

4	II-4-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-3-A	REMIC I Remittance Rate

5	II-5-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-4-A	REMIC I Remittance Rate

6	II-6-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-5-A	REMIC I Remittance Rate

7	II-7-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-6-A	REMIC I Remittance Rate

8	II-8-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-7-A	REMIC I Remittance Rate

9	II-9-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-8-A	REMIC I Remittance Rate

10	II-10-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-9-A	REMIC I Remittance Rate

11	II-11-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-10-A	REMIC I Remittance Rate

12	II-12-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-11-A	REMIC I Remittance Rate

13	II-13-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-12-A	REMIC I Remittance Rate

14	II-14-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-13-A	REMIC I Remittance Rate

15	II-15-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-14-A	REMIC I Remittance Rate

16	II-16-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-15-A	REMIC I Remittance Rate

17	II-17-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-16-A	REMIC I Remittance Rate

18	II-18-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-17-A	REMIC I Remittance Rate

19	II-19-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-18-A	REMIC I Remittance Rate

20	II-20-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-19-A	REMIC I Remittance Rate

21	II-21-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-20-A	REMIC I Remittance Rate

22	II-22-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-21-A	REMIC I Remittance Rate

23	II-23-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-22-A	REMIC I Remittance Rate

24	II-24-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-23-A	REMIC I Remittance Rate

25	II-25-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-24-A	REMIC I Remittance Rate

26	II-26-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-25-A	REMIC I Remittance Rate

27	II-27-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-26-A	REMIC I Remittance Rate

28	II-28-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-27-A	REMIC I Remittance Rate

29	II-29-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-28-A	REMIC I Remittance Rate

30	II-30-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-29-A	REMIC I Remittance Rate

31	II-31-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-30-A	REMIC I Remittance Rate

32	II-32-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-31-A	REMIC I Remittance Rate

33	II-33-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-32-A	REMIC I Remittance Rate

34	II-34-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-33-A	REMIC I Remittance Rate

35	II-35-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-34-A	REMIC I Remittance Rate

36	II-36-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-35-A	REMIC I Remittance Rate

37	II-37-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-36-A	REMIC I Remittance Rate

38	II-38-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-37-A	REMIC I Remittance Rate

39	II-39-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-38-A	REMIC I Remittance Rate

40	II-40-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-39-A	REMIC I Remittance Rate

41	II-41-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-40-A	REMIC I Remittance Rate

42	II-42-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-41-A	REMIC I Remittance Rate

43	II-43-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-42-A	REMIC I Remittance Rate

44	II-44-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-43-A	REMIC I Remittance Rate

45	II-45-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-44-A	REMIC I Remittance Rate

46	II-46-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-45-A	REMIC I Remittance Rate

47	II-47-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-46-A	REMIC I Remittance Rate

48	II-48-A and II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-47-A	REMIC I Remittance Rate

49	II-49-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-48-A	REMIC I Remittance Rate

50	II-50-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-49-A	REMIC I Remittance Rate

51	II-51-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-50-A	REMIC I Remittance Rate

52	II-52-A through II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-51-A	REMIC I Remittance Rate

53 through 57	II-53-A and II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-52-A	REMIC I Remittance Rate

58	II-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-53-A	REMIC I Remittance Rate
thereafter	II-1-A through II-54-A	REMIC I Remittance Rate

With respect to REMIC II Regular Interest LT-IO, the excess of (i) the Uncertificated REMIC I Pass-Through Rates for REMIC I Regular Interests ending with the designation “A”, over (ii) 2 multiplied by Swap LIBOR.

Voting Rights:  The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement.  At all times during the term of this Agreement, 99% of all Voting Rights shall be allocated among the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.  The portion of such 99% Voting Rights allocated to the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates shall be allocated based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Balance then outstanding and the denominator of which is the Class Principal Balance of all such Classes then outstanding.  The Class X Certificates shall be allocated 1% of the Voting Rights; provided, however, for so long as the Class X Certificates, or any portion thereof, are held in a NIM Trust, the holders of the Class X Certificates shall not be entitled to exercise any Voting Rights with respect to their  Certificates and the Voting Rights otherwise allocable to the Class X Certificates shall be allocated to the other Classes of Certificates other than the Class R Certificates and Class P Certificates.  Voting Rights shall be allocated among the Certificates within each such Class in accordance with their respective Percentage Interests.  The Class P Certificates and Class R Certificates shall have no Voting Rights.

SECTION 1.02.	Allocation of Certain Interest Shortfalls.
                             .
For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Group 1 Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (net of any Compensating Interest Payment) and any Relief Act Reductions incurred in respect of the Group 1 Loans for any Distribution Date shall be allocated first, to REMIC I Regular Interest I and to the REMIC I Group 1 Regular Interests ending with the designation “B”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest , and then, to REMIC I Group 1 Regular Interests ending with the designation “A”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest.  For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Group 2 Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (net of any Compensating Interest Payment) and any Relief Act Reductions incurred in respect of the Group 2 Loans for any Distribution Date shall be allocated first, to REMIC I Regular Interest I and to the REMIC I Group 2 Regular Interests ending with the designation “B”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest , and then, to REMIC I Group 2 Regular Interests ending with the designation “A”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC II Regular Interests for any Distribution Date the REMIC II Marker Allocation Percentage of any aggregate amount of any Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans shall be allocated among REMIC II Regular Interests LT-AA, LT-1A, LT-2A1, LT-2A2, LT-M-1, LT-M-2, LT-M-3, LT-M-4, LT-M-5, LT-M-6, LT-M-7, LT-M-8, LT-M-9 and LT-ZZ pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC II Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC II Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC II Regular Interests for any Distribution Date the REMIC II Sub WAC Allocation Percentage of any aggregate amount of any Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans shall be allocated among REMIC II Regular Interests LT-1SUB, LT-1GRP, LT-2SUB, LT-2GRP and LT-XX, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC II Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC II Regular Interest.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
REPRESENTATIONS AND WARRANTIES

SECTION 2.01.	Conveyance of Trust Fund.

(a)           The Depositor does hereby establish the CSMC Asset-Backed Trust 2007-NC1 OSI (the “Trust”) and sells, transfers, assigns, delivers, sets over and otherwise conveys to the Trustee in trust for the benefit of the Certificateholders, without recourse, the Depositor’s right, title and interest in and to (a) the Mortgage Loans listed in the Mortgage Loan Schedule, including all interest and principal received or receivable by the Depositor on or with respect to the Mortgage Loans after the Cut-off Date, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to the Mortgage Loans, (b) REO Property, (c) the Collection Account, the Certificate Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (d) any insurance policies with respect to the Mortgage Loans, (e) the Depositor’s rights under the Assignment and Assumption Agreement, (f) the Supplemental Interest Account and (g) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.  The parties hereto agree that it is not intended that any mortgage loan be conveyed to the Trust that is either (i) a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (iii) a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) a “High-Cost Home Loan” as defined by the Indiana High Cost Home Loan Law effective January 1, 2005.

(b)           In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to a Custodian for the benefit of the Certificateholders, the documents and instruments with respect to each Mortgage Loan as assigned:

(i)           (A) the original Mortgage Note bearing all intervening endorsements and including any riders to the Mortgage Note, endorsed “Pay to the order of ________________, without recourse” and signed in the name of the last named endorsee by an authorized officer or (B) with respect to any Lost Mortgage Note, a lost note affidavit stating that the original Mortgage Note was lost or destroyed, (together with a copy of such Mortgage Note, if available);

(ii)           the original of any guarantee executed in connection with the Mortgage Note (if any);

(iii)           for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage, with evidence of recording thereon, or copies certified by the related recording office or if the original Mortgage has not yet been returned from the recording office, a copy certified by or on behalf of the Seller indicating that such Mortgage has been delivered for recording (the return directions for the original Mortgage should indicate, when recorded, mail to the Seller) and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the related Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

(iv)           the originals of all assumption, modification, consolidation or extension agreements, (or, if an original of any of these documents has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller, the original to be delivered to the Seller forthwith after return from such recording office) with evidence of recording thereon, if any;

(v)           for each Mortgage Loan that is not a MERS Mortgage Loan, the original Assignment of Mortgage as appropriate, in recordable form, for each Mortgage Loan from the last assignee assigned in blank;

(vi)           for each Mortgage Loan that was not a MERS Mortgage Loan at its origination, the originals of any intervening recorded Assignments of Mortgage, showing a complete chain of assignment from origination to the last assignee, including warehousing assignments, with evidence of recording thereon (or, if an original intervening Assignment of Mortgage has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller, the original to be delivered to the Custodian forthwith after return from such recording office);

(vii)           the original mortgage title insurance policy, or copy of title commitment (or in appropriate jurisdictions, attorney’s opinion of title and abstract of title); and

(viii)          with respect to a Cooperative Loan, if any, the originals of the following documents or instruments:

(A)           the Cooperative Shares, together with the Stock Power in blank;

(B)           the executed Security Agreement;

(C)           the executed Proprietary Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan;

(D)           the executed Recognition Agreement;

(E)           Copies of the original UCC financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease, if any;

(F)           Copies of the filed UCC assignments or amendments of the security interest referenced in clause (E) above showing an unbroken chain of title from the originator to the Trust, each with evidence of recording thereof, evidencing the interest of the assignee under the Security Agreement and the Assignment of Proprietary Lease, if any;

(G)           An executed assignment of the interest of the originator in the Security Agreement, the Assignment of Proprietary Lease and the Recognition Agreement, showing an unbroken chain of title from the originator to the Trust, if any; and

(H)           The original instrument or instruments effecting any modification or amendment, if any.

In addition, in connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it shall cause, at the Seller’s expense, the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased or substituted in accordance with this Agreement) the information required by the MERS® System to (a) identify the Trustee and (b) identify the series of the Certificates issued in connection with such Mortgage Loans.  On the date of the Trust Receipt and Final Certification, the Trustee shall provide the Seller a report describing whether or not such assignment has occurred.  The Seller further agrees that it shall not, and shall not permit a Servicer to, and each related Servicer agrees that it shall not, alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased or substituted in accordance with the terms of this Agreement.

Further, the Servicer is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of any Sub Servicer, when a Servicer or any Sub Servicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns.  Any costs incurred by a Servicer pursuant to this paragraph shall be considered a Servicing Advance and shall be reimburseable to such Servicer.

In the event the Depositor delivers to a Custodian certified copies of any document or instrument set forth in 2.01(b) because of a delay caused by the public recording office in returning any recorded document, the Depositor shall deliver or cause to be delivered to such Custodian, within 60 days of the Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to such Custodian due solely to a delay caused by the public recording office, and (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation.

In the event that in connection with any Mortgage Loan the Depositor cannot deliver (a) for a Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender’s title policy (together with all riders thereto) satisfying the requirements set forth above, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (a) or (b) above, or because the title policy has not been delivered to the Seller or the Depositor by the applicable title insurer in the case of clause (c) above, the Depositor shall promptly deliver to the Custodian, in the case of clause (a) or (b) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office and, in the case of clause (c) above, any title policy upon receipt from the applicable title insurer.

(c)           As promptly as practicable subsequent to such transfer and assignment, and in any event, within thirty (30) days thereafter, DLJMC shall, at its expense, (i) affix or cause to be affixed the Trustee’s name to each Assignment of Mortgage, as the assignee thereof, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records within thirty (30) days after receipt thereof and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignment of a Mortgage as to which DLJMC has not received the information required to prepare such assignment in recordable form, DLJMC’s obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after the receipt thereof, and DLJMC need not cause to be recorded any assignment which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Depositor (at the Depositor’s expense) to the Trustee and DLJMC, acceptable to the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s and the Certificateholders’ interest in the related Mortgage Loan.

(d)           If any original Mortgage Note referred to in Section 2.01(b)(i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Custodian of a photocopy of such Mortgage Note, if available, with a lost note affidavit and indemnity.  If any of the original Mortgage Notes for which a lost note affidavit and indemnity was delivered to the Custodian is subsequently located, such original Mortgage Note shall be delivered to such Custodian within three (3) Business Days.

(e)           As set forth in the Standard Terms.

(f)           As set forth in the Standard Terms.

(g)           As set forth in the Standard Terms.

(h)           Not applicable.

(i)           Not applicable.

(j)           As set forth in the Standard Terms.

(k)           As set forth in the Standard Terms.

SECTION 2.02.	Acceptance by the Trustee.

(a)           Pursuant to the Custodial Agreement, the Custodian agrees to execute and deliver on the Closing Date to the Depositor and the Trustee a Trust Receipt and Initial Certification in the form annexed to the Custodial Agreement as Exhibit 1.  Based on its review and examination, and only as to the documents identified in such Trust Receipt and Initial Certification, the Custodian acknowledges that such documents appear regular on their face and relate to such Mortgage Loan.  The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

Pursuant to the Custodial Agreement, not later than 90 days after the Closing Date, the Custodian shall deliver to the Depositor and the Trustee a Trust Receipt and Final Certification in the form annexed to the Custodial Agreement as Exhibit 2, with any applicable exceptions noted thereon.

Based solely upon the Trust Receipt and Initial Certification received from the Custodian, and subject to the provisions of Section 2.01 and any exceptions noted on an exception report described in the next paragraph below, the Trustee acknowledges receipt of the documents referred to in Section 2.01 above and declares that it holds and shall hold such documents and the other documents delivered to it constituting the Mortgage File, and that it holds or shall hold all such assets and such other assets included in the definition of the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders.

If, in the course of such review and in accordance with the Custodial Agreement, the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01, the Custodian shall list such as an exception in the Trust Receipt and Final Certification pursuant to the Custodial Agreement; provided, however, that the Custodian shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates.

The Seller shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Seller does not correct or cure such defect within such period and such defect materially and adversely affects the interests of Certificateholders in the related Mortgage Loan, the Seller shall either (a) substitute for the related Mortgage Loan a Qualified Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (b) repurchase such Mortgage Loan within 90 days from the date that the Seller was notified of such defect in writing at the Purchase Price of such Mortgage Loan; or such longer period not to exceed 720 days from the Closing Date if the substitution or repurchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office or title insurer, as applicable; provided, however, that the Seller shall have no liability for recording any Assignment of Mortgage in favor of the Trustee, and provided, further, that the Seller shall not be obligated to repurchase or cure any Mortgage Loan solely as a result of any other party’s failure to record such Assignment of Mortgage.  The Custodian, in accordance with the Custodial Agreement, shall deliver to each Rating Agency written notice, which may be an exception report, within 270 days from the Closing Date indicating each Mortgage Loan (a) for which a mortgage or assignment of mortgage required to be recorded hereunder has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of such Mortgage Loan.  Thereafter, upon request of the Depositor, the Trustee or a Rating Agency, the Custodian shall deliver an updated exception report.  In connection with any such substitution pursuant to clause (a) of the first sentence of this paragraph, the Custodian shall deliver an updated exception report.  Any such substitution pursuant to clause (a) of the first sentence of this paragraph shall shall not be effected prior to the delivery to the Trustee of (1) the Opinion of Counsel required by Section 2.05 hereof, and (2) a Request for Release substantially in the form of Exhibit 3 to the Custodial Agreement.  No substitution is permitted to be made in any calendar month after the Determination Date for such month.  The Purchase Price for any such Mortgage Loan shall be remitted by the Seller to the Servicer for deposit in the Collection Account on or prior to the Business Day immediately preceding such Distribution Date in the month following the month during which the Seller became obligated hereunder to repurchase or replace such Mortgage Loan.  Upon receipt of such remittance, the Servicer shall deliver a Request for Release with respect thereto substantially in the form of Exhibit 3 to the Custodial Agreement, with a copy to the Trustee, and upon receipt of such Request for Release, the Custodian shall release the related Mortgage File held for the benefit of the Certificateholders to the Seller, and the Trustee shall execute and deliver at the Seller’s direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to transfer title from the Trustee to the Seller.

If pursuant to the preceding paragraph the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Servicer shall, at the Seller’s expense, either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the Seller as the beneficial holder of such Mortgage Loan.

(b)           Not Applicable.

(c)           As set forth in the Standard Terms.

(d)           As set forth in the Standard Terms.

(e)           Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions with respect to the custody, acceptance, inspection, receipt  and release of the Mortgage Files and other documentation pursuant to Sections 2.01, 2.02 and 2.03 and preparation and delivery of the acknowledgements of receipt and the certifications required under such sections shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement.

SECTION 2.03.	Representations and Warranties of the Seller and Servicer.

(a)           Each of DLJMC, in its capacity as a Seller, SPS, in its capacity as Servicer and Ocwen, in its capacity as Servicer, in each case hereby makes the representations and warranties set forth in Schedules IIA, IIB and IIC hereto, respectively, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut off Date or such other date as may be specified.

(b)           As set forth in the Standard Terms.

(c)           Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties.  The Seller hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made by it pursuant to Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan sold by the Seller to the Trust, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 90 day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Qualified Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section 2.03; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery from the Servicer to the Trustee and the Custodian of a Request for Release substantially in the form of Exhibit 3 to the Custodial Agreement relating to the Deleted Mortgage Loan and the Mortgage File for any such Qualified Substitute Mortgage Loan. In connection with the breach of representation and warranty (xxv) set forth in Schedule III hereto, the Seller shall remit the amount of the Prepayment Premium to the Servicer for deposit in the Collection Account on or before the Business Day immediately preceding the Distribution Date in the month following the month during which the Seller became obligated hereunder to remit such Prepayment Premium.  The Seller shall promptly reimburse the Trustee, any Special Servicer and the Servicer (if the Servicer is not the Seller of such Mortgage Loan) for any actual out of pocket expenses reasonably incurred by the Trustee, any Special Servicer and the Servicer (if the Servicer is not the Seller of such Mortgage Loan) in respect of enforcing the remedies for such breach.  With respect to any representation and warranties described in this Section 2.03 which are made to the best of the Seller’s knowledge if it is discovered by any of the Depositor, the Seller, the Servicer, any Special Servicer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

With respect to any Qualified Substitute Mortgage Loan or Loans, the Seller shall deliver to the Custodian for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01(b), with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01.  No substitution is permitted to be made in any calendar month after the Determination Date for such month.  Scheduled Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and shall be retained by the Seller on the next succeeding Distribution Date.  For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.  The Seller shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Seller shall deliver the amended Mortgage Loan Schedule to the Trustee and the Servicer.  Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan.  Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall instruct the Custodian to release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Seller and the Trustee shall execute and deliver at the Seller’s direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Trustee shall determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution).  The amount of such shortage (the “Substitution Adjustment Amount”) plus an amount equal to the aggregate of any unreimbursed Advances, Servicing Advances and unpaid Servicing Fees with respect to such Deleted Mortgage Loans shall be remitted to the Servicer for deposit in the Collection Account by the Seller on or before the Business Day immediately preceding the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be repurchased or replaced hereunder.  Upon receipt of such remittance, the Servicer shall deliver a Request for Release with respect thereto substantially in the form of Exhibit 3 to the Custodial Agreement to the Custodian, with a copy to the Trustee.

One or more mortgage loans may be substituted for one or more Deleted Mortgage Loans.  The determination of whether a mortgage loan is a Qualified Substitute Mortgage Loan may be satisfied on an individual basis.  Alternatively, if more than one mortgage loan is to be substituted for one or more Deleted Mortgage Loans, the characteristics of such mortgage loans and Deleted Mortgage Loans shall be aggregated or calculated on a weighted average basis, as applicable, in determining whether such mortgage loans are Qualified Substitute Mortgage Loans.

In the event that the Seller shall be required to repurchase a Mortgage Loan pursuant to this Agreement, the Purchase Price therefor shall be remitted to the Servicer for deposit in the Collection Account on or before the Business Day immediately preceding the Distribution Date in the month following the month during which the Seller became obligated hereunder to repurchase or replace such Mortgage Loan.  Upon receipt of such remittance of the Purchase Price, the Servicer shall deliver a Request for Release with respect thereto substantially in the form of Exhibit 3 to the Custodial Agreement to the Custodian, with a copy to the Trustee, and upon receipt of such Request for Release, the Custodian shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee.  It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or substitute any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor or the Trustee on their behalf.

The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders.

Notwithstanding the foregoing, the substitution of a Deleted Mortgage Loan or the repurchase of a Mortgage Loan by the Seller shall be subject to, and shall in no way adversely affect, the rights of the owner of the servicing rights related to such Deleted Mortgage Loan or Mortgage Loan, as applicable.

SECTION 2.04.	Representations and Warranties of the Depositor as to the Mortgage Loans.

As set forth in Section 2.04 of the Standard Terms.

SECTION 2.05.	Delivery of Opinion of Counsel in Connection with Substitutions.

As set forth in Section 2.05 of the Standard Terms.

SECTION 2.06.	Issuance of Certificates.

As set forth in Section 2.06 of the Standard Terms.

SECTION 2.07.	REMIC Provisions.

The Preliminary Statement sets forth the designations and “latest possible maturity date” for federal income tax purposes of all interests created hereby. The “Startup Day” for purposes of the REMIC Provisions shall be the Closing Date. The “tax matters person” with respect to each REMIC hereunder other than REMIC I shall be the holder of the Class R Certificate.  The tax matters person with respect to REMIC I shall be the holder of the Class R Certificate.  The Trustee on behalf of the holders of the Class R Certificates shall act as agent for the “tax matters person”.  By its acceptance of a Class R Certificate, each holder thereof shall have agreed to such appointment and shall have consented to the appointment of the Trustee as its agent to act on behalf of each REMIC pursuant to the specific duties outlined herein.  Each REMIC’s fiscal year shall be the calendar year.

The Trustee shall treat the beneficial owners of Certificates (other than the Class P, Class X and Class R Certificates) as having entered into a notional principal contract with respect to the beneficial owners of the Class X Certificates.  Pursuant to each such notional principal contract, all beneficial owners of Offered Certificates (other than the Residual Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class X Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the interest in REMIC III and REMIC IV to each Class of Corresponding Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class I Shortfall”).  A Class I Shortfall payable from interest collections shall be allocated pro rata among such Certificates based on the amount of interest otherwise payable to such Certificates, such interest being determined by substituting the REMIC Maximum Rate for the applicable Net Funds Cap in the definition of Pass-Through Rate for such Class of Certificates, and a Class I Shortfall payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance.  In addition, pursuant to such notional principal contract, the beneficial owner of the Class X Certificates shall be treated as having agreed to pay Basis Risk Shortfalls to the Owners of the Offered Certificates (other than the Residual Certificates) in accordance with the terms of this Agreement.  Any payments to the Certificates in light of the foregoing shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).  However, any payment from the Certificates of a Class I Shortfall shall be treated for tax purposes as having been received by the beneficial owners of such Certificates in respect of their Interests in REMIC III or REMIC IV and as having been paid by such beneficial owners to the Supplemental Interest Trust pursuant to the notional principal contract.  Thus, each Certificate (other than a Class P and Class R Certificate) shall be treated as representing not only ownership of regular interests in the REMIC, but also ownership of an interest in (and obligations with respect to) a notional principal contract.  For tax purposes, the notional principal contract shall be deemed to have a value in favor of the Certificates entitled to receive Basis Risk Shortfalls of $10,000.00 as of the Closing Date.

Notwithstanding the priority and sources of payments set forth in Article IV hereof or otherwise, the Trustee shall account for all distributions on the Certificates as set forth in this Section 2.07.  In no event shall any payments of Basis Risk Shortfalls provided for in this Section 2.07 be treated as payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).

The Trustee, the Servicer and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of each REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.  None of the Trustee, the Servicer nor the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee and the Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax.

Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on each REMIC created hereunder by federal or state governmental authorities.  To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in the REMICs or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of regular interests in the related REMIC.

The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

The Trustee will apply for an Employee Identification Number from the Internal Revenue Service via a Form SS-4 or other acceptable method for all tax entities.

SECTION 2.08.	Covenants of the Servicer.

(a)           The Servicer, severally and not jointly, hereby covenants to the Depositor and the Trustee as follows:

(i)           The Servicer shall comply in the performance of its obligations under this Agreement in all material respects with all reasonable rules and requirements of the insurer under each Mortgage Guaranty Insurance Policy; and

(ii)           No written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by the Servicer pursuant to this Agreement shall contain any untrue statement of a material fact.

(b)           The Servicer hereby agrees to indemnify the Trust Fund, the Depositor and the Trustee for losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of a breach of the Servicer’s, as applicable, covenants set forth above in Section 2.08(a).

SECTION 2.09.	Conveyance of REMIC Regular Interests and Acceptance of REMIC I, REMIC II, REMIC III and REMIC IV by the Trustee; Issuance of Certificates.

(a)           The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests for the benefit of the Holder of the REMIC II Regular Interests and the Holders of the Class R-2 Interest. The Trustee acknowledges receipt of the REMIC I Regular Interests (each of which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC II Regular Interests and Holder of the Class R-2 Interest. The interests evidenced by the Class R-2 Interest, together with the REMIC II Regular Interests, constitute the entire beneficial ownership interest in REMIC II.

(b)           The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests for the benefit of the Holders of the Regular Certificates, the Class IO Interest and  the Class R-3 Interest. The Trustee acknowledges receipt of the REMIC II Regular Interests (each of which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Regular Certificates, the Class IO Interest and of the Class R-3 Interest. The interests evidenced by the Class R-3 Interest, together with the Regular Certificates and the Class IO Interest, constitute the entire beneficial ownership interest in REMIC III.

(c)           The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class 1-A Interest for the benefit of the Holders of the Class 1-A-1 Certificates and the Class 1-A-2 Certificates and  the Class R-4 Interest. The Trustee acknowledges receipt of the Class 1-A Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class 1-A-1 Certificates and the Class 1-A-2 Certificates and of the Class R-4 Interest. The interests evidenced by the Class R-4 Interest, together with the Class 1-A-1 Certificates and the Class 1-A-2 Certificates constitute the entire beneficial ownership interest in REMIC IV.

(d)           In exchange for the REMIC II Regular Interests and the Class 1-A Interest and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Regular Certificates in authorized denominations.

(e)           Concurrently with (i) the assignment and delivery to the Trustee of REMIC I (including the Residual Interest therein represented by the Class R-1 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.01, Section 2.02 and Section 2.09(a); (ii) the assignment and delivery to the Trustee of REMIC II (including the Residual Interest therein represented by the Class R-2 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.09(b); (iii) the assignment and delivery to the Trustee of REMIC III (including the Residual Interest therein represented by the Class R-3 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.09(d); (iv) the assignment and delivery to the Trustee of REMIC IV (including the Residual Interest therein represented by the Class R-4 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.09(e) and the acceptance by the Trustee thereof, pursuant to Section 2.09(e), the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Regular Certificates and the Class R Certificates in authorized denominations evidencing the Class R-1 Interest, the Class R-2 Interest, the Class R-3 Interest and the Class R-4 Interest.

ARTICLE III

ADMINISTRATION AND SERVICING
OF MORTGAGE LOANS

SECTION 3.01.	Servicer to Service Mortgage Loans.

As set forth in Section 3.01 of the Standard Terms.

SECTION 3.02.	Subservicing; Enforcement of the Obligations of Sub-Servicers.

As set forth in Section 3.02 of the Standard Terms.

SECTION 3.03.	[Reserved].

SECTION 3.04.	Trustee to Act as Servicer.

In the event that the Servicer shall for any reason no longer be a Servicer hereunder (including by reason of an Event of Default), then the Trustee or its successor shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Servicer pursuant to Section 3.09 hereof or any acts or omissions of the related predecessor of the Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.02, 2.03 or 3.17 hereof or (iv) deemed to have made any representations and warranties of the Servicer hereunder); (v) be obligated to perform any obligation of the Servicer under Article XIII with respect to any period of time during which the Trustee was not acting as Servicer).  Any such assumption shall be subject to Section 8.02 hereof.  Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer hereunder, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, the appointment of which does not adversely affect the then-current rating of the Certificates, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer, as applicable, provided that such successor to the Servicer, as applicable, shall not be deemed to have made any representation or warranty as to any Mortgage Loan made by the Servicer.

The Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute Subservicing Agreement and the Mortgage Loans then being serviced thereunder and hereunder by the Servicer and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreement or substitute Subservicing Agreement to the assuming party.

SECTION 3.05.	Collection of Mortgage Loans; Collection Accounts; Certificate Account.

(a)           Continuously from the date hereof until the principal and interest on all Mortgage Loans have been paid in full or such Mortgage Loans have become Liquidated Mortgage Loans, each Servicer shall proceed in accordance with Accepted Servicing Practices to collect all payments due under each of the related Mortgage Loans when the same shall become due and payable to the extent consistent with this Agreement and the terms and provisions of any related Mortgage Guaranty Insurance Policy and shall take special care with respect to the Mortgage Loans for which the Servicer collects escrow payments in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and the related Mortgaged Properties, to the end that the installments payable by the related Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, the Servicer may in its discretion extend the Due Dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that the Servicer can extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut off Date.  In the event of any such arrangement, the Servicer shall make Advances on the Mortgage Loans in accordance with the provisions of Section 5.01 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

In instances when a Mortgage Loan is in default or default is reasonably foreseeable (within the meaning of the REMIC Provisions), and if in the Servicer’s determination, in accordance with Accepted Servicing Practices, such modification is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action), the related Servicer may modify the terms of such Mortgage Loan to (1) capitalize to the outstanding principal balance of such Mortgage Loan unpaid principal and interest and other amounts owing under such Mortgage Loan and, without duplication, unreimbursed Advances, unreimbursed Servicing Advances, unpaid Servicing Fees and related amounts due to the related Servicer; (2) defer such amounts to a balloon payment due on the final payment date of such Mortgage Loan; (3) extend the maturity of any such Mortgage Loan, but in no instance past the date on which the final payment is due on the latest maturing Mortgage Loan in the related Loan Group as of the Cut off Date; (4) reduce the related Mortgage Rate; (5) accept less than the outstanding principal balance as satisfaction of such Mortgage Loan; (6) convert an adjustable rate Mortgage Loan to a fixed rate Mortgage Loan; and/or (7) reduce the outstanding principal balance and/or unpaid interest and other amounts owing under such Mortgage Loan.

(b)           As set forth in the Standard Terms.

(c)           As set forth in the Standard Terms.

(d)           On or prior to the Closing Date, the Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account.  The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

(i)           pursuant to Section 3.08(a)(ix), the aggregate amount remitted by the Servicer to the Trustee;

(ii)           any amount deposited by the Servicer or the Trustee pursuant to Section 3.05(e) in connection with any losses on Eligible Investments;

(iii)           any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

In the event that the Servicer shall remit to the Trustee any amount not required to be remitted, the Servicer may at any time direct the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding.  Such direction may be accomplished by delivering an Officer’s Certificate to the Trustee which describes the amounts deposited in error in the Certificate Account.  All funds deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08(b).  In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of the Servicer.

(e)           Each institution at which a Collection Account or the Certificate Account is maintained shall either hold such funds on deposit uninvested or shall invest the funds therein as directed in writing by the Servicer or the Trustee, respectively, in Eligible Investments, which shall mature not later than (i) in the case of a Collection Account, the Cash Remittance Date and (ii) in the case of the Certificate Account or a Capitalized Interest Account, the Business Day immediately preceding the Distribution Date, or on the Distribution Date, with respect to Eligible Investments invested with an affiliate of the Trustee.  All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein.  The amount of any realized losses in a Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the Servicer (from its own funds) in the Collection Account.  The Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account and made in accordance with this Section 3.05. All income and gain net of any losses realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trustee as compensation and shall be remitted to it monthly as provided herein.  The amount of any realized losses in the Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the Trustee (from its own funds) in the Certificate Account.

(f)           As set forth in the Standard Terms.

SECTION 3.06.	Establishment of and Deposits to Escrow Accounts; Permitted Withdrawals from Escrow Accounts; Payments of Taxes, Insurance and Other Charges.

As set forth in Section 3.06 of the Standard Terms.

SECTION 3.07.	Access to Certain Documentation and Information Regarding the Mortgage Loans; Inspections.

As set forth in Section 3.07 of the Standard Terms.

SECTION 3.08.	Permitted Withdrawals from the Collection Accounts and Certificate Account.

(a)           The Servicer may from time to time make withdrawals from the Collection Account for the following purposes:

(i)           to pay to the Servicer (to the extent not previously retained by the Servicer) the servicing compensation to which it is entitled pursuant to Section 3.14, and to pay to the Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to such Collection Account;

(ii)           to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made (including without limitation, late recoveries of payments, Liquidation Proceeds and Insurance Proceeds to the extent received by the Servicer);

(iii)           to reimburse the Servicer for any Nonrecoverable Advance previously made or any amount expended pursuant to Section 3.11(a);

(iv)           to reimburse the Servicer for (A) unreimbursed Servicing Advances or the Servicer’s right to reimbursement pursuant to this clause (A) with respect to any Mortgage Loan being limited to amounts received on such Mortgage Loan which represent late payments of principal and/or interest (including, without limitation, Liquidation Proceeds and Insurance Proceeds with respect to such Mortgage Loan) respecting which any such advance was made and (B) for unpaid Servicing Fees as provided in Section 3.11 hereof;

(v)           to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.11, all amounts received thereon after the date of such purchase;

(vi)           to make any payments required to be made pursuant to Section 2.07 (g);

(vii)           to reimburse the Seller, the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 7.03 hereof;

(viii)          to withdraw any amount deposited in such Collection Account and not required to be deposited therein;

(ix)           on the Cash Remittance Date, to withdraw the amount required to make payments to the Certificateholders as set forth herein (including amounts in respect of any Purchase Price relating to the purchases of Mortgage Loans pursuant to Sections 2.02, 2.03 or 3.17 received during the related Repurchase Period) and shall remit the aggregate of such amounts to the Trustee for deposit in the Certificate Account;

(x)           with respect to each Mortgage Loan covered by a Lender Paid Mortgage Guaranty Insurance Policy, to effect timely payment of the related premiums on such Mortgage Guaranty Insurance Policy, as applicable, pursuant to Section 3.09(c), to the extent not deducted by the Servicer prior to deposit into the applicable Collection Account pursuant to Section 3.05(c);

(xi)           notwithstanding anything to the contrary herein, to reimburse the Servicer for any unreimbursed Advances or Servicing Advances to the extent of funds held in the Collection Account for future distribution that were not required to make payments to the Certificateholders for such Distribution Date (provided that such amounts must be deposited into the Collection Account prior to the next Cash Remittance Date on which such amounts are to be used to make payments to the Certificateholders for the related Distribution Date);

(xii)           to the extent not previously reimbursed pursuant to this Agreement, the Servicer may reimburse itself from amounts in the Collection Account to reimburse itself for litigation expenses incurred in connection with performing its servicing duties hereunder, subject to the Servicer’s indemnification obligations under this Agreement;

(xiii)          to clear and terminate such Collection Account upon termination of this Agreement pursuant to Section 11.01 hereof; and

(xiv)          to reimburse the Servicer for any Capitalization Reimbursement Amounts not previously reimbursed.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such subclauses (i), (ii), (iv) and (v).  Prior to making any withdrawal from a Collection Account pursuant to subclause (iii) for reimbursement of a Nonrecoverable Advance, the Servicer shall deliver to the Trustee a certificate of a Servicing Officer indicating the amount of any previous Advance or Servicing Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.  In connection with the payment of a Purchase Price, if the Servicer is not required to remit unreimbursed Advances and Servicing Advances as specified in the definition of Purchase Price, the Servicer shall be deemed to have been reimbursed for such amount.

If the Servicer fails to remit to the Trustee for distribution to the Certificateholders any payment, including any Advance to be made by the Servicer on a Cash Remittance Date (without regard to any grace period), the Servicer shall pay to the Trustee, for the account of the Trustee, interest on such late remittance from and including the Cash Remittance Date to but excluding the date on which such remittance is made, at an annual rate equal to the Federal Funds Rate plus one percentage point (but in no event greater than the maximum permitted by law).

(b)           The Trustee shall withdraw funds from the Certificate Account for distributions to Certificateholders, in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to Section 2.07).  In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

(i)           to pay to itself any investment income earned for the related Distribution Date, and to pay to itself or any Custodian any other amounts (including any indemnification amounts) to which it or any Custodian is entitled to reimbursement or payment under the terms of this Agreement or the Custodial Agreement;

(ii)           to withdraw and return to itself or the Servicer for deposit to the applicable Collection Account any amount deposited in the Certificate Account and not required to be deposited therein; and

(iii)           to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 11.01 hereof.

SECTION 3.09.	Maintenance of Hazard Insurance; Mortgage Impairment Insurance and Mortgage Guaranty Insurance Policy; Claims; Restoration of Mortgaged Property.

(a)           The Servicer shall cause to be maintained for each related Mortgage Loan hazard insurance such that all buildings upon the related Mortgaged Property are insured by a generally acceptable insurer rated either: “V” or better in the current Best’s Key Rating Guide (“Best’s”) or acceptable to FNMA or FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the related Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (A) the outstanding principal balance of such Mortgage Loan and (B) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co insurer.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Servicer shall cause a flood insurance policy to be maintained with respect to such Mortgage Loan.  Such policy shall meet the requirements of the current guidelines of the Federal Insurance Administration and be in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid principal balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

If a Mortgage related to a Mortgage Loan is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with the requirements of the Servicer for mortgage loans that it services on its own account.

The Servicer shall cause to be maintained on each Mortgaged Property related to a Mortgage Loan such other additional special hazard insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any Mortgage Guaranty Insurance Policy insurer, or as may be required to conform with Accepted Servicing Practices to the extent permitted by the Mortgage Note, the Mortgage or applicable law provided that the Servicer shall not be required to bear the cost of such insurance.

All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for prior written notice of any cancellation, reduction in amount or material change in coverage.

The Servicer shall not interfere with the Mortgagor’s freedom of choice at the origination of such Mortgage Loan in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are rated: B:III or better in Best’s or acceptable to FNMA or FHLMC and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

Pursuant to Section 3.05, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the related Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer’s normal servicing procedures) shall be deposited in the Collection Account (subject to withdrawal pursuant to Section 3.08(a)).

Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit; provided, however, that the limitations contained in this sentence shall not apply to modifications made pursuant to Section 3.05(a).  Such costs shall constitute a Servicing Advance and will be reimbursable to the Servicer to the extent permitted by Section 3.08 hereof.  It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor related to a Mortgage Loan or maintained on property acquired in respect of a Mortgage related to a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)           In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the related Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.09(a) and otherwise complies with all other requirements of Section 3.09(a), it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.09(a).  Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Collection Account subject to withdrawal pursuant to Section 3.08(a).  Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.09(a), and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Collection Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer’s funds, without reimbursement therefor.  Upon request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Trustee.  In connection with its activities as Servicer of the related Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

(c)           As set forth in the Standard Terms.

(d)           As set forth in the Standard Terms.

(e)           As set forth in the Standard Terms.

(f)           With respect to any Mortgage Loan, if the Trustee is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Trustee.

SECTION 3.10.	Enforcement of Due on Sale Clauses; Assumption Agreements.

As set forth in Section 3.10 of the Standard Terms.

SECTION 3.11.	Realization Upon Defaulted Mortgage Loans.

(a)           As set forth in the Standard Terms.

(b)           As set forth in the Standard Terms.

(c)           As set forth in the Standard Terms.

(d)           The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding; provided that with respect to any second-lien Mortgage Loan, the Servicer may charge off such Mortgage Loan at the time such Mortgage Loan becomes 180 days delinquent (unless the Servicer anticipates future recoveries on such Mortgage Loan) and such Mortgage Loan shall be treated as a Liquidated Mortgage Loan.  Once a Mortgage Loan that is 180 days delinquent has been charged off, the Servicer will discontinue making Servicing Advances and the the Servicer will not be entitled to accrue additional servicing fees (except as provided below).  Any charged off second-lien Mortgage Loan shall be released from the Trust Fund to the Holder of the Class X Certificates at the time such Mortgage Loan becomes 360 days delinquent.  Any mortgage loan that is 180 days delinquent that is charged off may continue to be serviced by the Servicer for the certificateholders using specialized collection procedures (including foreclosure, if appropriate).  The Servicer shall be entitled to servicing fees or reimbursement of expenses in connection with such second-lien Mortgage Loans serviced using specialized collection procedures after the date of charge off, but only to the extent of funds available from the aggregate amount of Recoveries on all such second-lien Mortgage Loans.  Prior to the release of a charged off second-lien Mortgage Loan to the Holder of the Class X Certificates, any Recovery on such Mortgage Loan shall be applied as described in this Agreement.  The income earned from the management of any REO Properties, net of reimbursement to such Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of applicable accrued and unpaid Servicing Fees, and unreimbursed Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Collection Account.  To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

(e)           As set forth in the Standard Terms.

SECTION 3.12.	Trustee to Cooperate; Release of Mortgage Files.

As set forth in Section 3.12 of the Standard Terms.

SECTION 3.13.	Documents, Records and Funds in Possession of the Servicer to be Held for the Trust.

Notwithstanding any other provisions of this Agreement, the Servicer shall transmit to the Custodian, as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time required to be delivered to the Trustee, or such Custodian on its behalf, pursuant to the terms hereof and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan.  All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in a Collection Account, shall be held by the Servicer for and on behalf of the Trust or the Trustee and shall be and remain the sole and exclusive property of the Trust, subject to the applicable provisions of this Agreement.  The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, Certificate Account or any related Escrow Account, or any funds that otherwise are or may become due or payable to the Trust or the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

SECTION 3.14.                                        Servicing Fee.

(a)           As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the applicable Collection Account or to retain from interest payments on the related Mortgage Loans, the amount of its Servicing Fee, for each Mortgage Loan serviced by it, less any amounts in respect of its Servicing Fee, as applicable, payable by the Servicer pursuant to Section 3.05(c)(vi). The Servicing Fee for the Servicer is limited to, and payable solely from, the interest portion of such Scheduled Payments collected by the Servicer or as otherwise provided in Section 3.08(a).  In connection with the servicing of any Special Serviced Mortgage Loan, any Special Servicer shall receive the Servicing Fee for such Special Serviced Mortgage Loan as its compensation and Ancillary Income with respect to Special Serviced Mortgage Loans.

(b)           With respect to each Mortgage Loan, additional servicing compensation in the form of Ancillary Income and Excess Proceeds shall be retained by the Servicer and additional servicing compensation in the form of Payoff Interest, to the extent not required to make payments in respect of Compensating Interest Payments, shall be retained by the Servicer.  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including the payment of any expenses incurred in connection with any Subservicing Agreement entered into pursuant to Section 3.02 and the payment of any premiums for insurance required pursuant to Section 3.16) and shall not be entitled to reimbursement thereof except as specifically provided for in this Agreement.

(c)           Not applicable.

SECTION 3.15.                                           Access to Certain Documentation.

Upon reasonable advance notice in writing for any review requiring on-site access or upon reasonable notice for any other type of access, the Servicer shall provide to the Depositor and the Trustee certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit any Certificateholder to comply with applicable regulations of the OTS, the FDIC or other regulatory authorities with respect to investment in the Certificates; provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred in providing such reports and access.  Nothing in this Section 3.15 shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 3.15 or Section 3.07 as a result of such obligation shall not constitute a breach of this Section 3.15 or Section 3.07.  Nothing in this Section 3.15 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business.

SECTION 3.16.                                           Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Servicer Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of the Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a related Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 3.16 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA, unless the Servicer has obtained a waiver of such requirement. Upon the request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certificate of insurance of the insurer and the surety including a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Trustee.

SECTION 3.17.                                           Special Serviced Mortgage Loans; Repurchase of Certain Mortgage Loans.

(a)           The Holder of the largest Percentage Interest of Class X Certificates may, at its discretion, appoint a Special Servicer; provided, that any such successor Special Servicer shall meet all the requirements of the Servicer under this Agreement and shall comply in all respects with the provisions of this Agreement applicable to the Servicer.  The Class X Certificateholder shall notify the Trustee and the Depositor upon the appointment of a Special Servicer and the Trustee shall notify the Servicer of such appointment.

The Class X Certificateholder shall not appoint a Special Servicer under the terms of this Agreement with respect to any Mortgage Loans unless:

(i)           such Special Servicer first agrees in writing with the Class X Certificateholder to deliver an Annual Statement of Compliance in such manner and at such times as required by Section 13.02 of this Agreement; and

(ii)           such Special Servicer first agrees in writing with the Class X Certificateholder to deliver an Assessment of Compliance and an Accountant’s Attestation in such manner and at such times as required by Section 13.03(a) of this Agreement; and

(iii)           such Special Servicer agrees to indemnify and hold harmless each of the Depositor and the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of such Special Servicer to deliver or cause to be delivered when required any Annual Statement of Compliance, Assessment of Compliance or Accountant’s Attestation required pursuant to Sections 13.02 and 13.03(a), or (ii) any material misstatement or omission contained in any Annual Statement of Compliance or Assessment of Compliance provided pursuant to Sections 13.02 and 13.03(a).

(b)           The majority Class X Certificateholder may (but is not obligated to) direct any Special Servicer to assume the servicing from the Servicer (a “Transferring Servicer”) of any Mortgage Loan 90 days or more delinquent under the “MBA” method.  Such Special Servicer shall thereupon assume all of the rights and obligations of the Transferring Servicer, as Servicer, hereunder arising thereafter and the Transferring Servicer shall have no further rights or obligations, as Servicer, hereunder with respect to such Mortgage Loan (except that such Special Servicer shall not be (i) liable for losses of the Transferring Servicer pursuant to Section 3.10 hereof or for any acts or omissions of the Transferring Servicer hereunder prior to the servicing transfer date, (ii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 or 2.03 hereof or (iii) deemed to have made any representations and warranties of the Transferring Servicer hereunder).  Upon the transfer of the servicing of any such Mortgage Loan to a Special Servicer, such Special Servicer shall be entitled to the applicable Servicing Fee and other compensation accruing after the servicing transfer date with respect to such Mortgage Loans pursuant to Section 3.15.

In connection with the transfer of the servicing of any Mortgage Loan to a Special Servicer, the Transferring Servicer, at such Special Servicer’s expense, shall deliver to such Special Servicer all documents and records relating to such Mortgage Loans and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the servicing to such Special Servicer.  On the servicing transfer date, such Special Servicer shall reimburse the Transferring Servicer for all unreimbursed Advances, Servicing Advances and Servicing Fees relating to the Mortgage Loans for which the servicing is being transferred.  A Special Servicer shall be entitled to be reimbursed pursuant to Section 3.09 or otherwise pursuant to this Agreement for all such Advances, Servicing Advances and Servicing Fees paid by the Transferring Servicer pursuant to this Section 3.17.  In addition, a Special Servicer shall notify the Trustee of such transfer and the effective date of such transfer, and amend the Mortgage Loan Schedule to reflect that such Mortgage Loans are Special Serviced Mortgage Loans.As set forth in the Standard Terms.

(c)           The majority Class X Certificateholder, may (but is not obligated to) purchase from the Trust Fund, (a) any Mortgage Loan that is delinquent under the “MBA” method in payment 90 or more days for the purpose of loss mitigation or (b) any Mortgage Loan with respect to which there has been initiated legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non-judicially.  Any such purchase shall be made by such Certificateholder at a price equal to the Purchase Price for such Mortgage Loan.

SECTION 3.18.                                           [Reserved].

SECTION 3.19.                                           Notification of Adjustments.

With respect to each Mortgage Loan, the Servicer shall adjust the Mortgage Rate on the related Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note.  The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate adjustments.  Upon the discovery by the Servicer or the receipt of notice from the Trustee that the Servicer has failed to adjust a Mortgage Rate in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Certificate Account from its own funds the amount of any interest loss or deferral caused the Trustee thereby.

SECTION 3.20.                                           [Reserved].

SECTION 3.21.                                           Prepayment Premiums.

(a)           Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment, the Servicer may not waive any Prepayment Premium or portion thereof required by the terms of the related Mortgage Note unless (i) the related Mortgage Loan is in default or foreseeable default and such waiver (a) is standard and customary in servicing mortgage loans similar to the Mortgage Loans and (b) would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan, (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law, (iii) the enforceability would be considered “predatory” pursuant to written guidelines issued by any applicable federal, state or local authority having jurisdiction over such matters, (iv) the Servicer is unable to locate documentation sufficient to allow it to confirm the existence and amount of such Prepayment Premium after using commercially reasonable efforts to locate such documentation, which efforts shall include, but are not limited to, seeking such documentation from the Depositor, the Seller, the Custodian and from its own records or files, (v) the related Mortgaged Property has been damaged such that the current value of the Mortgaged Property has been reduced by at least half as a result of a natural disaster or other insured or uninsured peril, and the borrower has elected to pay the loan in full rather than rebuild the Mortgaged Property, or (vi) with respect to SPS Serviced Mortgage Loans, SPS may waive Prepayment Premiums in connection with any refinancing of such Mortgage Loans by SPS or an affiliate thereof.  For the avoidance of doubt, the Servicer may waive an Prepayment Premium in connection with a short sale or short payoff on a defaulted Mortgage Loan.  If an applicable Servicer has waived all or a portion of an Prepayment Premium relating to a Principal Prepayment, other than as provided above, such Servicer shall deliver to the Trustee no later than the next succeeding Cash Remittance Date, for deposit into the Certificate Account, the amount of such Prepayment Premium (or such portion thereof as had been waived) for distribution in accordance with the terms of this Agreement, and if the Servicer fails to deliver such amount, any of the Trustee or the Seller may enforce such obligation of the Servicer to make such payment.  If the Servicer has waived all or a portion of an Prepayment Premium for any reason, it shall include such information, including the reason for such waiver, in any monthly reports it provides, and the Servicer shall notify the Trustee of such waiver.  Notwithstanding any provision in this Agreement to the contrary, in the event the Prepayment Premium payable under the terms of the related Mortgage Note is less than the amount of the Prepayment Premium set forth in the Mortgage Loan Schedule or other information provided to the Servicer, the Servicer shall not have any liability or obligation with respect to such difference.

(b)           [Reserved].

(c)           As set forth in the Standard Terms.

SECTION 3.22.                                           Advance Facility and Pledge of Servicing Rights.

(a)           The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an “Advance Facility”) under which (1) the Servicer assigns or pledges to another Person (an “Advancing Person”) the Servicer’s rights under this Agreement to be reimbursed for any Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement.  No consent of the Trustee, Certificateholders or any other party is required before the Servicer may enter into an Advance Facility; provided, however, that the consent of the Trustee shall be required before the Servicer may cause to be outstanding at one time more than one Advance Facility with respect to Advances or more than one Advance Facility with respect to Servicing Advances.  Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on the Servicer’s behalf, the Servicer shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.  If each the Servicer enters into an Advance Facility, and for so long as an Advancing Person remains entitled to receive reimbursement for any Advances or Servicing Advances outstanding and previously unreimbursed pursuant to this Agreement, then the Servicer shall identify amounts collected that would otherwise be retained by the Servicer to reimburse it for previously unreimbursed Advances (“Advance Reimbursement Amounts”) and/or previously unreimbursed Servicing Advances (“Servicing Advance Reimbursement Amounts” and together with Advance Reimbursement Amounts, “Reimbursement Amounts”) (in each case to the extent such type of Reimbursement Amount is included in the Advance Facility) as such amounts are received, consistently with the reimbursement rights set forth in this Agreement, and shall remit such Reimbursement Amounts in accordance with the documentation establishing the Advance Facility to such Advancing Person or to a trustee, agent or custodian (an “Advance Facility Trustee”) designated by such Advancing Person.  Notwithstanding the foregoing, if so required pursuant to the terms of the Advance Facility, the Servicer may direct the Trustee to, and if so directed the Trustee is hereby authorized to and shall, pay to the Advancing Person or the Advance Facility Trustee the Reimbursement Amounts identified pursuant to the preceding sentence.  Notwithstanding anything to the contrary herein, in no event shall Advance Reimbursement Amounts or Servicing Advance Reimbursement Amounts be included in Interest Remittance Amounts or Principal Remittance Amounts or distributed to Certificateholders.  The Servicer making an election to remit Reimbursement Amounts to the Trustee shall report to the Trustee the portions of the Reimbursement Amounts that consist of Advance Reimbursement Amounts and Servicing Advance Reimbursement Amounts, respectively.

(b)           If the Servicer enters into an Advance Facility and makes the election to remit Reimbursement Amounts to the Trustee as described in Section 3.22(a), the Servicer and the related Advancing Person shall deliver to the Trustee a written notice and payment instruction (an “Advance Facility Notice”), providing the Trustee with written payment instructions as to where to remit Advance Reimbursement Amounts and/or Servicing Advance Reimbursement Amounts (each to the extent such type of Reimbursement Amount is included within the Advance Facility) on subsequent Distribution Dates.  The payment instruction shall require the applicable Reimbursement Amounts to be distributed to the Advancing Person or to an Advance Facility Trustee designated in the Advance Facility Notice.  An Advance Facility Notice may only be terminated by the joint written direction of the Servicer and the related Advancing Person (and any related Advance Facility Trustee); provided, however, that the provisions of this Section 3.22 shall cease to be applicable when all Advances and Servicing Advances funded by an Advancing Person, and when all Advances and Servicing Advances (the rights to be reimbursed for which have been assigned or pledged to an Advancing Person), have been repaid to the related Advancing Person in full.

(c)           Reimbursement Amounts shall consist solely of amounts in respect of Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with Sections 3.07(d)(ii) and 3.09(a)(ii), (iii) and (iv) hereof, assuming the Servicer had made the related Advance(s) and/or Servicing Advance(s).  Notwithstanding the foregoing, no Person shall be entitled to reimbursement from funds held in the Collection Account for future distribution to Certificateholders pursuant to the provisions of Section 4.01.  The Trustee shall not have any duty or liability with respect to the calculation of any Reimbursement Amount and, if the Servicer has elected to remit Reimbursement Amounts to the Trustee, shall be entitled to rely without independent investigation on the Advance Facility Notice and on the Servicer’s report of the amount of Advance Reimbursement Amounts and Servicing Advance Reimbursement Amounts that were included in the remittance from the Servicer to the Trustee pursuant to Section 3.09(a)(viii) or (ix).  The Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person.  The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

(d)           An Advancing Person who receives an assignment or pledge of the rights to be reimbursed for Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Sub-Servicer set forth in Section 3.02 hereof.

(e)           Reimbursement Amounts distributed with respect to each Mortgage Loan shall be allocated to outstanding unreimbursed Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a “first-in, first-out” (FIFO) basis.  The Servicer entering into an Advance Facility shall provide to the related Advancing Person or Advance Facility Trustee loan-by-loan information with respect to each Reimbursement Amount remitted to such Advancing Person or Advance Facility Trustee on each Distribution Date or otherwise, to enable the Advancing Person or Advance Facility Trustee to make the FIFO allocation of each Reimbursement Amount with respect to each Mortgage Loan.  The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility Trustee for all Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been assigned or pledged to an Advancing Person.

(f)           The Servicer who enters into an Advance Facility shall indemnify the Trustee, the Trust and any successor Servicer, as applicable, from and against any claims, losses, liabilities or damages resulting from any claim by the related Advancing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Trustee or the successor Servicer, or failure by the successor Servicer or the Trustee to remit funds as required by this Agreement or the commission of an act or omission to act by the successor Servicer or the Trustee, and the passage of any applicable cure or grace period, such that an Event of Default under this Agreement occurs or such entity is subject to termination for cause under this Agreement.

(g)           Any amendment to this Section 3.22 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.22, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee, the Seller and the Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in Section 11.01 of or elsewhere in this Agreement.

(h)           Notwithstanding anything to the contrary herein, the Servicer may pledge or assign as collateral all its rights, title and interest under this Agreement to a lender (the “Servicing Rights Lender”) and allow such Servicing Rights Lender (i) to cause the transfer of servicing to a successor Servicer that meets the successor servicer requirements if the Servicer defaults under its agreements with the Servicing Rights Lender and (ii) upon an Event of Default and receipt of notice of termination by the Servicer, the Servicing Rights Lender may direct the Servicer or its designee to appoint a successor Servicer pursuant to the provisions, and subject to the conditions set forth in Section 8.02 regarding the Servicer’s appointment of a successor Servicer, provided, that:  (i) the Servicing Rights Lender’s rights are subject to this Agreement; and (ii) the Servicer shall remain subject to termination as servicer under this Agreement pursuant to the terms hereof.

ARTICLE IV

PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.                                           Priorities of Distribution.

(a)           On each Distribution Date, the Trustee shall distribute the Interest Remittance Amount for both Loan Groups for such date in the following order of priority; provided, however, that distributions made pursuant to subclause (iii) below will be made on the related Swap Payment Date to the extent such distributions are available to be made on such Distribution Date:

(i)           from the Interest Remittance Amount for Loan Group 2, to the Trustee, the Trustee Fee for such Distribution Date;

(ii)           from the Interest Remittance Amount for Loan Group 1, to the Trustee, any Trustee Fee remaining unpaid after giving effect to clause (i);

(iii)           from the Interest Remittance Amount for Loan Group 1 and Loan Group 2, to the Supplemental Interest Account, pro rata based on the Interest Remittance Amount for each Loan Group, any Net Swap Payment and Swap Termination Payment (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement)) owed to the Swap Counterparty;

(iv)           from the Interest Remittance Amount for Loan Group 1 and Loan Group 2, to the Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for such Class and such Distribution Date, applied in accordance with the allocation rules set forth in (b) below;

(v)           first, from the Interest Remittance Amount for Loan Group 2 and then from the from the Interest Remittance Amount for Loan Group 1, to the Class M-1 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(vi)           first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class M-2 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(vii)           first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class M-3 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(viii)                      first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class M-4 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(ix)           first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class M-5 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(x)           first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class M-6 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(xi)           first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class M-7 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(xii)           first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class M-8 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(xiii)          first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class M-9 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date; and

(xiv)         for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in Section 4.01(e), any such Interest Remittance Amount remaining after application pursuant to clauses (i) through (xiii) above for such Distribution Date.

(b)           The Interest Remittance Amount for Loan Group 1 and Loan Group 2 distributed pursuant to clause (iv) above will be applied to the applicable Senior Certificates as follows:

(i)           amounts distributed to the Class 1-A-1 Certificates and Class 1-A-2 Certificates will reduce the Interest Remittance Amount for Loan Group 1 before any reduction to the Interest Remittance Amount for Loan Group 2 in respect of such distribution; and

(ii)           amounts distributed to the Class 2-A-1 Certificates and Class 2-A-2 Certificates shall reduce the Interest Remittance Amount for Loan Group 2 before any reduction to the Interest Remittance Amount for Loan Group 1 in respect of such distributions.

(c)           On each Distribution Date (1) prior to the Stepdown Date or (2) with respect to which a Trigger Event has occurred and is continuing for that Distribution Date, the Trustee shall distribute the Principal Payment Amount for such date in the following order of priority; provided, however, that the distributions, if any, made pursuant to subclause (i) below will be made on the related Swap Payment Date to the extent such distributions are available to be made on such Distribution Date:

(i)           first from the Principal Remittance Amount derived from Loan Group 2 and then from the Principal Remittance Amount derived from Loan Group 1, to the Supplemental Interest Account any unpaid Swap Termination Payment owed to the Swap Counterparty (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement));

(ii)           (A)           from the Principal Remittance Amount derived from Loan Group 1, sequentially, first to (x) the Class 1-A-1 Certificates and Class 1-A-2 Certificates, in accordance with the allocation rules set forth below, and then to (y) the Class 2-A-1 Certificates and Class 2-A-2 Certificates, in that order, until the respective Class Principal Balance of such Class is reduced to zero; and

(B)           from the Principal Remittance Amount derived from Loan Group 2, sequentially, first to (w) the Class R Certificates, until its Class Principal Balance has been reduced to zero, second (x) on the first Distribution Date after the final Prepayment Premium on any Mortgage Loan is due, to the Class P Certificates, until the Class Principal Balance is reduced to zero, third to (y) the Class 2-A-1 Certificates and Class 2-A-2 Certificates, in that order, until the respective Class Principal Balance of such Class is reduced to zero, and fourth to (z) the Class 1-A-1 Certificates and Class 1-A-2 Certificates, in accordance with the allocation rules set forth below;

(iii)           to the Class M-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(iv)           to the Class M-2 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(v)           to the Class M-3 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(vi)           to the Class M-4 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(vii)           to the Class M-5 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(viii)          to the Class M-6 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(ix)           to the Class M-7 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(x)           to the Class M-8 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(xi)           to the Class M-9 Certificates, until the Class Principal Balance of such Class has been reduced to zero; and

(xii)           for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in Section 4.01(e), any such Principal Payment Amount remaining after application pursuant to clauses (i) through (xi) above, for such Distribution Date.

On any Distribution Date, amounts distributable to the Class 1-A-1 Certificates and Class 1-A-2 Certificates pursuant to clauses (ii)(A)(x) and (ii)(B)(z) shall be distributed concurrently, on a pro rata basis, to the Class 1-A-1 Certificates and Class 1-A-2 Certificates, based on the Class Principal Balances thereof, in each case until the Class Principal Balance thereof has been reduced to zero; provided however that if a Sequential Trigger Event is in effect, such amounts will be distributed sequentially, to the Class 1-A-1 Certificates and Class 1-A-2 Certificates, in that order, in each case until the Class Principal Balance thereof has been reduced to zero.

(d)           On each Distribution Date (1) on or after the Stepdown Date and (2) with respect to which a Trigger Event has not occurred or is not continuing for that Distribution Date, the Principal Payment Amount for such date will be paid in the following order of priority; provided, however, that the distributions, if any, made pursuant to subclause (i) below will be made on the related Swap Payment Date to the extent such distributions are available to be made on such Distribution Date:

(i)           first from the Principal Remittance Amount derived from Loan Group 2 and then from the Principal Remittance Amount derived from Loan Group 1, to the Supplemental Interest Account any unpaid Swap Termination Payment owed to the Swap Counterparty (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement));

(ii)           (A)           from the Principal Remittance Amount derived from Loan Group 1, sequentially, first to (x) the Class 1-A-1 Certificates and Class 1-A-2 Certificates, in accordance with the allocation rules set forth below, and then to (y) the Class 2-A-1 Certificates and Class 2-A-2 Certificates, in that order, until the respective Class Principal Balance of such Class is reduced to zero, the Group 1 Allocation Amount and the component of the Principal Remittance Amount representing payments under the Swap Agreement to cover Realized Losses on the Group 1 Mortgage Loans; and

(B)           from the Principal Remittance Amount derived from Loan Group 2, sequentially, to, first (x) on the first Distribution Date after the final Prepayment Premium on any Mortgage Loan is due, the Class P Certificates, until the Class Principal Balance is reduced to zero, second (y) the Class 2-A-1 Certificates and Class 2-A-2 Certificates, in that order, until the respective Class Principal Balance of such Class is reduced to zero, and third (z) the Class 1-A-1 Certificates, and Class 1-A-2 Certificates, in accordance with the allocation rules set forth below, the Group 2 Allocation Amount and the component of the Principal Remittance Amount representing payments under the Swap Agreement to cover Realized Losses on the Group 2 Mortgage Loans;

(iii)           to the Class M-1 Certificates, the M-1 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(iv)           to the Class M-2 Certificates, the M-2 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(v)           to the Class M-3 Certificates, the M-3 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(vi)           to the Class M-4 Certificates, the M-4 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(vii)           to the Class M-5 Certificates, the M-5 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(viii)          to the Class M-6 Certificates, the M-6 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(ix)           to the Class M-7 Certificates, the M-7 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(x)           to the Class M-8 Certificates, the M-8 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(xi)           to the Class M-9 Certificates, the M-9 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(xii)           for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in Section 4.01(e), any such Principal Payment Amount remaining after application pursuant to clauses (i) through (xi) above, for such Distribution Date.

On any Distribution Date, amounts distributable to the Class 1-A-1 Certificates and Class 1-A-2 Certificates pursuant to clauses (ii)(A)(x) and (ii)(B)(z) shall be distributed concurrently, on a pro rata basis, to the Class 1-A-1 Certificates and Class 1-A-2 Certificates, based on the Class Principal Balances thereof, in each case until the Class Principal Balance thereof has been reduced to zero; provided however that if a Sequential Trigger Event is in effect, such amounts will be distributed sequentially, to the Class 1-A-1 Certificates and Class 1-A-2 Certificates, in that order, in each case until the Class Principal Balance thereof has been reduced to zero.

(e)           On each Distribution Date, the Trustee shall distribute the Monthly Excess Cashflow for such date in the following order of priority; provided, however, that the distributions, if any, made pursuant to subclause (xii) will be made on the related Swap Payment Date to the extent such distributions are available to be made on such Distribution Date:

(i)           (A)           until the aggregate Class Principal Balance of the LIBOR Certificates and the Class P Certificates equals the Aggregate Loan Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred and is continuing for that Distribution Date, to the extent of Monthly Excess Interest for such Distribution Date, to the LIBOR Certificates, in the following order of priority:

(aa) (i) to the extent of the Monthly Excess Interest derived from Loan Group 1, sequentially, first to (x) the Class 1-A-1 Certificates and Class 1-A-2 Certificates, in accordance with the allocation rules set forth below, and then to (y) the Class 2-A-1 Certificates and Class 2-A-2 Certificates, in that order, until the respective Class Principal Balance of such Class is reduced to zero, the Group 1 Excess Interest Amount; and

(ii) sequentially, first to (x) the Class 2-A-1 Certificates and Class 2-A-2 Certificates, in that order, until the respective Class Principal Balance of such Class is reduced to zero, and then to (y) the Class 1-A-1 Certificates and Class 1-A-2 Certificates, in accordance with the allocation rules set forth below;

(bb)           to the Class M-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(cc)           to the Class M-2 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(dd)           to the Class M-3 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(ee)           to the Class M-4 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(ff)           to the Class M-5 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(gg)           to the Class M-6 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(hh)           to the Class M-7 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(ii)           to the Class M-8 Certificates, until the Class Principal Balance of such Class has been reduced to zero; and

(jj)           to the Class M-9 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(B)           on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event has not occurred or is not continuing for that Distribution Date, to fund any principal distributions required to be made on such Distribution Date pursuant to Section 4.01(d), after giving effect to the distribution of the Principal Payment Amount for such Distribution Date, in accordance with the priorities set forth therein (any distributions required to be made pursuant to Section 4.01(d)(ii)(A) or (B) will be made notwithstanding the limitation in such clauses that the amounts distributed are derived from the Principal Remittance Amount);

(ii)           to the Class M-1 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(iii)           to the Class M-2 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(iv)           to the Class M-3 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(v)           to the Class M-4 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(vi)           to the Class M-5 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(vii)           to the Class M-6 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(viii)          to the Class M-7 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(ix)           to the Class M-8 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(x)           to the Class M-9 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(xi)           to the Basis Risk Reserve Fund, the Required Basis Risk Reserve Fund Deposit, and from the Basis Risk Reserve Fund sequentially as follows:

(A)           to the Class 1-A-1, Class 1-A-2, Class 2-A-1 and Class 2-A-2 Certificates, pro rata based on amounts due, any applicable Basis Risk Shortfall for such Class;

(B)           to the Class M-1 Certificates, any applicable Basis Risk Shortfall for such Class;

(C)           to the Class M-2 Certificates, any applicable Basis Risk Shortfall for such Class;

(D)           to the Class M-3 Certificates, any applicable Basis Risk Shortfall for such Class;

(E)           to the Class M-4 Certificates, any applicable Basis Risk Shortfall for such Class;

(F)           to the Class M-5 Certificates, any applicable Basis Risk Shortfall for such Class;

(G)           to the Class M-6 Certificates, any applicable Basis Risk Shortfall for such Class;

(H)           to the Class M-7 Certificates, any applicable Basis Risk Shortfall for such Class;

(I)           to the Class M-8 Certificates, any applicable Basis Risk Shortfall for such Class; and

(J)           to the Class M-9 Certificates, any applicable Basis Risk Shortfall for such Class;

(xii)           to the Supplemental Interest Account, any Swap Termination Payment (only if the Swap Counterparty is the Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement)) owed to the Swap Counterparty;

(xiii)           to the Class X Certificates, the Class X Distributable Amount for such Distribution Date together with amounts withdrawn from the Basis Risk Reserve Fund for distribution to the Class X Certificates pursuant to Sections 4.06(b), (c) and (d); and

(xiv)           to the Class R Certificate, any remaining amount, provided, however, that any amount that would be distributable pursuant to this priority (xiv) shall not be paid with respect to the Class R Certificate but shall be paid instead with respect to the Class X Certificates pursuant to a contract that exists under this Agreement between the Class R Certificateholders and the Class X Certificateholders.

Distributions pursuant to Section 4.01(e)(ii) through (x) on any Distribution Date will be made after giving effect to withdrawals from the Supplemental Interest Account to pay Deferred Amounts on such Distribution Date pursuant to Section 4.01(h).  Distributions pursuant to Section 4.01(e)(xi)(A) – (J) on any Distribution Date will be made after giving effect to withdrawals from the Supplemental Interest Account to pay Basis Risk Shortfalls to the LIBOR Certificates on such Distribution Date.

On any Distribution Date, amounts distributable to the Class 1-A-1 Certificates and Class 1-A-2 Certificates pursuant to clauses (i)(A)(aa)(i)(x) and (i)(A)(aa)(ii)(y) shall be distributed concurrently, on a pro rata basis, to the Class 1-A-1 Certificates and Class 1-A-2 Certificates, based on the Class Principal Balances thereof, in each case until the Class Principal Balance thereof has been reduced to zero; provided however that if a Sequential Trigger Event is in effect, such amounts will be distributed sequentially, to the Class 1-A-1 Certificates and Class 1-A-2 Certificates, in that order, in each case until the Class Principal Balance thereof has been reduced to zero.

(f)            [Reserved].

(g)           [Reserved].

(h)           On each Distribution Date, the Trustee shall distribute any Net Counterparty Payment for such date, sequentially, as follows:

(i)           to the Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for such Class on such Distribution Date, after giving effect to distributions of interest pursuant to Section 4.01(a);

(ii)           to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, Current Interest and any Carryforward Interest for such Class on such Distribution Date, after giving effect to distributions of interest pursuant to Section 4.01(a);

(iii)           to the Principal Remittance Amount, the Net Cumulative Realized Loss Amount on such Distribution Date;

(iv)           to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any applicable Deferred Amounts, with interest thereon at the applicable Pass-Through Rate, prior to giving effect to amounts available to be paid in respect of Deferred Amounts pursuant to Section 4.01(e);

(v)           to the LIBOR Certificates, any applicable Basis Risk Shortfalls in the same order and priority as described in Section 4.01(e), prior to giving effect to any withdrawals from the Basis Risk Reserve Fund or from amounts available to be paid in respect of Basis Risk Shortfalls pursuant to Section 4.01(e); and

(vi)           to the Class X Certificates, any remaining amounts.

On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Certificate Account that represent Prepayment Premiums collected by the Servicer in connection with the Principal Prepayment of any Mortgage Loans or amounts deposited therein pursuant to Section 3.21 hereof and shall distribute such amounts to the Holder of the Class P Certificates.  Such distributions shall not be applied to reduce the Class Principal Balance of the Class P Certificates.

SECTION 4.02.                                           Allocation of Realized Losses.

(a)           On each Distribution Date, the Trustee shall determine the total of the Applied Loss Amount, if any, for such Distribution Date.  The Applied Loss Amount for any Distribution Date shall be applied by reducing the Class Principal Balance of each Class of Subordinate Certificates beginning with the Class of Subordinate Certificates then outstanding with the lowest relative payment priority, in each case until the respective Class Principal Balance thereof is reduced to zero.  Any Applied Loss Amount allocated to a Class of Subordinate Certificates shall be allocated among the Subordinate Certificates of such Class in proportion to their respective Percentage Interests.

(b)           All Realized Losses on the Group 1 Loans shall be allocated on each Distribution Date to the following REMIC I Regular Interests: first, to REMIC I Regular Interest I until the Uncertificated Principal Balance has been reduced to zero, and second, to REMIC I Regular Interest I-1-A through REMIC I Regular Interest I-54-B, starting with the lowest numerical denomination until such REMIC I Regular Interest has been reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC I Regular Interests.  All Realized Losses on the Group 2 Loans shall be allocated on each Distribution Date to the following REMIC I Regular Interests: first, to REMIC I Regular Interest II until the Uncertificated Principal Balance has been reduced to zero, and second, to REMIC I Regular Interest II-1-A through REMIC I Regular Interest II-54-B, starting with the lowest numerical denomination until such REMIC I Regular Interest has been reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC I Regular Interests.

The REMIC II Marker Allocation Percentage of all Realized Losses on the REMIC II Regular Interests shall be deemed to have been allocated to the following REMIC II Regular Interests in the specified percentages, as follows: first to Uncertificated Accrued Interest payable to the REMIC II Regular Interests LT-AA and LT-ZZ up to an aggregate amount equal to the excess of (a) the REMIC II Interest Loss Allocation Amount over (b) Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) relating to the Mortgage Loans for such Distribution Date, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of the REMIC II Regular Interests LT-AA and LT-ZZ up to an aggregate amount equal to the REMIC II Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-M-9 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-M-9 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-M-8 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-M-8 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-M-7 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-M-7 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-M-6 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-M-6 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-M-5 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-M-5 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-M-4 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-M-4 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-M-3 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-M-3 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-M-2 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-M-2 has been reduced to zero; and eighth, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-M-1 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-M-1 has been reduced to zero.

The REMIC II Sub WAC Allocation Percentage of all Realized Losses on the REMIC I Regular Interests shall be deemed to have been allocated so as to keep the Uncertificated Principal Balance of each REMIC II Regular Interest ending with the designation “GRP” equal to 1.00% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC II Regular Interest ending with the designation “SUB,” so that the Uncertificated Principal Balance of each such REMIC II Regular Interest is equal to 1.00% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Class Principal Balance of the Senior Certificates in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC II Regular Interests such that the REMIC II Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to REMIC II Regular Interest LT-XX.

SECTION 4.03.                                           Recoveries.

(a)           With respect to any Class of Certificates to which a Realized Loss or Applied Loss Amount, as applicable, has been allocated (including any such Class for which the related Class Principal Balance has been reduced to zero), the Class Principal Balance of such Class will be increased, up to the amount of related Recoveries for such Distribution Date as follows:

the Class Principal Balance of the LIBOR Certificates will be increased in order of seniority, up to the Deferred Amount such Class is entitled to receive pursuant to Section 4.01(e) on such Distribution Date prior to giving effect to payments pursuant to Section 4.01(e) on such Distribution Date.

(b)           Any increase to the Class Principal Balance of a Class of Certificates shall increase the Certificate Balance of the related Class pro rata in accordance with each Certificate Percentage Interest.

SECTION 4.04.                                           Monthly Statements to Certificateholders.

(a)           Not later than each Distribution Date, the Trustee shall prepare and cause to be forwarded by first class mail to each Certificateholder, the Servicer, the Depositor, the Swap Counterparty and each Rating Agency, a statement based, in part, on the information provided by the Servicer pursuant to Section 4.05 herein setting forth with respect to the related distribution:

(i)           the amount thereof allocable to principal, indicating the portion thereof attributable to Scheduled Payments and Principal Prepayments;

(ii)           the amount thereof allocable to interest or any Carryforward Interest included in such distribution;

(iii)           if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

(iv)           the Class Principal Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

(v)           the Aggregate Loan Balance and the Aggregate Loan Group Balance for such Distribution Date;

(vi)           the Overcollateralization Amount for such Distribution Date;

(vii)           the amount of the Servicing Fees, the Trustee Fee and any other mortgage insurance fees, if applicable, with respect to such Distribution Date;

(viii)          the Pass-Through Rate for each Class of LIBOR Certificates with respect to such Distribution Date;

(ix)           the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances outstanding as of the last day of the calendar month preceding such Distribution Date;

(x)           the beginning and ending number and aggregate Stated Principal Balance of the Mortgage Loans;

(xi)           the number and aggregate principal amounts of Mortgage Loans which are Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days (to include such delinquent loans which are also in bankruptcy or foreclosure), for each Loan Group and for the Mortgage Loans in the aggregate, as of the close of business on the last day of the calendar month preceding such Distribution Date;

(xii)           the number and aggregate principal amounts of Mortgage Loans that were in foreclosure, for each Loan Group and for the Mortgage Loans in the aggregate, as of the close of business on the last day of the calendar month preceding such Distribution Date;

(xiii)          the number and aggregate principal amounts of Mortgage Loans that were in bankruptcy, for each Loan Group and for the Mortgage Loans in the aggregate, as of the close of business on the last day of the calendar month preceding such Distribution Date;

(xiv)           the number and aggregate principal amounts of Mortgage Loans with respect to which Prepayment Premiums were collected and the aggregate amount of such Prepayment Premiums;

(xv)           the Rolling Three Month Delinquency Rate for such Distribution Date;

(xvi)           the total number and principal balance of any REO Properties (and market value, if available), for each Loan Group and for the Mortgage Loans in the aggregate, as of the last day of the calendar month preceding such Distribution Date;

(xvii)          the total number and principal balance of any Mortgage Loans that were repurchased during the related Prepayment Period;

(xviii)          the aggregate amount of Realized Losses incurred during the preceding calendar month and aggregate Realized Losses included in such distribution;

(xix)           the weighted average term to maturity of the Mortgage Loans as of the close of business on the last day of the calendar month preceding such Distribution Date;

(xx)           the gross weighted average coupon of the Mortgage Loans as of the first date of the applicable period for such Distribution Date;

(xxi)           the aggregate number of Mortgage Loans in the pool;

(xxii)           the Net WAC Rate;

(xxiii)           the Senior Enhancement Percentage;

(xxiv)           the beginning balance of the Basis Risk Reserve Fund, any amounts deposited in the Basis Risk Reserve Fund on such Distribution Date pursuant to Section 4.01(e)(xi) (together with a breakdown of amounts withdrawn in connection with such Distribution Date) and the balance of the Basis Risk Reserve Fund after all distributions have been made on such Distribution Date;

(xxv)           the beginning balance of the Supplemental Interest Account, the amount deposited to the Supplemental Interest Account on such Distribution Date (together with a breakdown of amounts withdrawn in connection with such Distribution Date) and the balance of the Supplemental Interest Account after all distributions have been made on such Distribution Date;

(xxvi)           the related Record Date;

(xxvii)           the related Accrual Period;

(xxviii)           the related Determination Date;

(xxix)           the related Distribution Date; and

(xxx)           the amount of cash received with respect to the related Accrual Period.

In addition, not later than the first Business Day immediately following the Determination Date, the Servicer shall provide to the Trustee for inclusion in each statement required to be provided pursuant to this Section 4.04(a) any other information required by Form 10-D, including, but not limited to, the information required by Item 1121 (17 C.F.R. § 229.1121) of Regulation AB.

The Trustee’s responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Servicer, which shall be provided as required above and in Section 4.05.

On each Distribution Date, the Trustee shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) CUSIP level factors for each Class of Offered Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg.  In connection with providing the information specified in this Section 4.04(a) to Bloomberg, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by DLJMC, to the extent, in the manner and subject to the limitations provided in Section 9.05.  The Trustee shall also make the monthly statements to Certificateholders available each month to each party referred to in Section 4.04(a) via the Trustee’s website.  The Trustee’s website can be accessed at http://www.usbank.com/abs or at such other site as the Trustee may designate from time to time.  The Trustee shall have the right to change the way the reports referred to in this Section 4.04(a) are distributed in order to make such distribution more convenient and/or more accessible to the above parties and to the Certificateholders.  The Trustee shall provide timely and adequate notification to all above parties and to the Certificateholders regarding any such change.  The Trustee may fully rely upon and shall have no liability with respect to information provided by the Servicer.

(b)           Upon request, within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vii) of Section 4.04(a) aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

(c)           In addition to the foregoing, the Trustee shall post an electronic file containing loan level data with respect to the Mortgage Loans (“Loan Level Data”) on a monthly basis, to the website referred to in Section 4.04(a).  The Loan Level Data will include fields as agreed to by the Depositor and the Trustee from time to time.  The Loan Level Data will be based solely on information provided by the Servicer, and the Trustee’s provision of the Loan Level Data is subject to the availability, timeliness and accuracy of the information provided by the Servicer.  The Loan Level Data will not include any personally identifiable information, including but not limited to:  borrower name, borrower address, property address, borrower social security number, and originator’s loan account number.  The Loan Level Data may include recent property valuation information, including based on a recent broker’s price opinion.  As agreed to by the Depositor and the Trustee, the format of the Loan Level Data may be modified at any time, and the posting of the Loan Level Data may be discontinued at any time.  The Trustee shall not be required to provide the Loan Level Data in paper form.  The Trustee shall, upon request, provide the majority holder of the Class X Certificates with loan level information reasonably available to the Servicer and provided to the Trustee; provided, however, that the provision of any such loan level information shall be subject to an appropriate confidentiality agreement and shall comply with all applicable laws.

SECTION 4.05.                                           Servicer to Cooperate.

The Servicer and any Special Servicer shall provide to the Trustee information identified on Exhibit H-1 which is mutually agreeable to the Trustee and the Servicer or such Special Servicer, as the case may be, with respect to each Mortgage Loan serviced by it no later than the first Business Day immediately following the Determination Date.  This information is necessary to enable the Trustee to perform its distribution, accounting and reporting requirements hereunder.  Such information shall also include the applicable information set forth in Exhibit H-2 hereto regarding the terms of any Modified Mortgage Loan.  In addition, Ocwen shall provide to the Trustee a copy of any modification agreement entered into with respect to a Modified Mortgage Loan.

SECTION 4.06.                                           Basis Risk Reserve Fund.

(a)           On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the Certificates, the Basis Risk Reserve Fund.  The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement.

(b)           On the Closing Date, $5,000.00 will be deposited by the Depositor into the Basis Risk Reserve Fund.  On each Distribution Date, the Trustee shall transfer from the Certificate Account to the Basis Risk Reserve Fund pursuant to Section 4.01(e)(xi) the Required Basis Risk Reserve Fund Deposit.  Amounts on deposit in the Basis Risk Reserve Fund shall be withdrawn by the Trustee in connection with any Distribution Date to fund the amounts required to be distributed to holders of the LIBOR Certificates in respect of Basis Risk Shortfalls.  Any distributions of Monthly Excess Cashflow to the holders of the LIBOR Certificates pursuant to Sections 4.01(e)(xi)(A)-(J) shall be deemed to have been deposited in the Basis Risk Reserve Fund and paid to such holders.  On any Distribution Date, any amounts on deposit in the Basis Risk Reserve Fund in excess of the Required Basis Risk Reserve Fund Amount shall be distributed to the Class X Certificateholder pursuant to Section 4.01(e)(xiii).

(c)           Funds in the Basis Risk Reserve Fund may be invested in Eligible Investments by the Trustee at the direction of the holders of the Class X Certificates maturing on or prior to the next succeeding Distribution Date. Any net investment earnings on such amounts shall be payable to the holders of the Class X Certificates. The Trustee shall account for the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement.  The Class X Certificates shall evidence ownership of the Basis Risk Reserve Fund for federal tax purposes and the Holders thereof shall direct the Trustee in writing as to the investment of amounts therein.  The Trustee shall treat amounts transferred by the Master REMIC to the Basis Risk Reserve Fund as distributions to the Class X Certificateholder for all federal tax purposes.  In the absence of such written direction, all funds in the Basis Risk Reserve Fund shall remain uninvested.  The Trustee shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 4.06(c) (other than as obligor on any such investments).  Upon termination of the Trust Fund, any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Holders of the Class X Certificates in the same manner as if distributed pursuant to Section 4.01(e)(xiii) hereof.

(d)           On the Distribution Date immediately after the Distribution Date on which the aggregate Class Principal Balance of the LIBOR Certificates equals zero, any amounts on deposit in the Basis Risk Reserve Fund not payable on the LIBOR Certificates shall be deposited into the Certificate Account and distributed to the Holders of the Class X Certificates in the same manner as if distributed pursuant to Section 4.01(e)(xiii) hereof.

SECTION 4.07.                                           Distributions on the REMIC I Regular Interests and REMIC II Regular Interests.

(a)           Distributions on the REMIC I Regular Interests.

On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class A-R Certificates (in respect of the Class R-1 Interest), as the case may be:

With respect to the Group 1 Loans:

(i)           first, to Holders of each of REMIC I Regular Interest I and REMIC I Regular Interest I-1-A through I-54-B, pro rata, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC I Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(ii)           to the extent of amounts remaining after the distributions made pursuant to clause (i) above, payments of principal shall be allocated as follows: to REMIC I Regular Interest I, then to REMIC I Regular Interests I-1-A through I-54-B starting with the lowest numerical denomination until the Uncertificated Principal Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC I Regular Interests; and

(iii)           to the Holders of REMIC I Regular Interest P, the amount of any Prepayment Charges for such Distribution Date.

(iv)           Any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-1 Interest).

With respect to the Group 2 Loans:

(v)           first, to Holders of each of REMIC I Regular Interest II, REMIC I Regular Interest II-1-A through II-54-B, REMIC I Regular Interest P and REMIC I Regular Interest R, pro rata, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC I Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(vi)           to the extent of amounts remaining after the distributions made pursuant to clause (i) above, payments of principal shall be allocated as follows: to REMIC I Regular Interest II, then to REMIC I Regular Interests II-1-A through II-54-B starting with the lowest numerical denomination until the Uncertificated Principal Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC I Regular Interests; and

(vii)           to the Holders of REMIC I Regular Interest P, the amount of any Prepayment Charges for such Distribution Date.

(viii)                      Any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-1 Interest).

(b)           On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

(i)           first, to the extent of the sum of Available Funds for such Distribution Date, to the Holder of REMIC II Regular Interest LT-IO in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates, and then to Holders of REMIC II Regular Interests LT-AA, LT-1A, LT-2A1, LT-2A2, LT-M-1, LT-M-2, LT-M-3, LT-M-4, LT-M-5, LT-M-6, LT-M-7, LT-M-8, LT-M-9, LT-ZZ, LT-P and LT-R pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC II Regular Interest LT-ZZ shall be reduced when the REMIC II Overcollateralization Amount is less than the REMIC II Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the REMIC II Regular Interest LT-ZZ Maximum Interest Deferral Amount and such amount will be payable to the Holders of REMIC II Regular Interest LT-1A, LT-2A1, LT-2A2, LT-M-1, LT-M-2, LT-M-3, LT-M-4, LT-M-5, LT-M-6, LT-M-7, LT-M-8, LT-M-9 in the same proportion as the amounts are allocated to the Corresponding Certificate, pursuant to Section 4.02(b) herein, for each such REMIC II Regular Interest, and the Uncertificated Principal Balance of the REMIC II Regular Interest LT-ZZ shall be increased by such amount;

(ii)           second, to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above and, in the case of distributions made pursuant to Section 4.07(c)(ii)(B), the amount of any Prepayment Charges for such Distribution Date, allocated as follows:

(A)           to the Holders of REMIC II Regular Interest LT-R, an amount equal to the amount of principal distributed to the holder of the Corresponding Certificate on such Distribution Date pursuant to Section 4.02(b); and

(B)           to the Holders of REMIC II Regular Interest LT-P, an amount equal to the amount of principal distributed to the holder of the Corresponding Certificate on such Distribution Date pursuant to Section 4.02(b); and

(iii)           third, to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the REMIC II Marker Allocation Percentage of Available Funds for such Distribution Date after the distributions made pursuant to clauses (i) and (ii) above, allocated as follows:

(A)           98% of such remainder to the Holders of REMIC II Regular Interest LT-AA, until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero;

(B)           2% of such remainder, first, to the Holders of REMIC II Regular Interest LT-1A, LT-2A1, LT-2A2, LT-M-1, LT-M-2, LT-M-3, LT-M-4, LT-M-5, LT-M-6, LT-M-7, LT-M-8, LT-M-9 equal to 1% of and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC II Regular Interests are reduced to zero; and second, to the Holders of REMIC II Regular Interest LT-ZZ, until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero;

(iv)           fourth, to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the REMIC II Sub WAC Allocation Percentage of Available Funds for such Distribution Date after the distributions made pursuant to clause (iii) above, such that distributions of principal shall be deemed to be made to the REMIC II Regular Interests first, so as to keep the Uncertificated Principal Balance of each REMIC II Regular Interest ending with the designation “GRP” equal to 1.00% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC II Regular Interest ending with the designation “SUB,” so that the Uncertificated Principal Balance of each such REMIC II Regular Interest is equal to 1.00% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Class Principal Balance of the Senior Certificates in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC II Regular Interests such that the REMIC II Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC II Regular Interest LT-XX;

(C)           any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-2 Interest).

SECTION 4.08.                                           Supplemental Interest Trust.

(a)           A separate trust is hereby established (the “Supplemental Interest Trust”), the corpus of which shall be held by the Supplemental Interest Trust Trustee, in trust, for the benefit of the holders of the Certificates.  On the Closing Date, the Supplemental Interest Trust Trustee shall establish and maintain in its name, a separate account for the benefit of the holders of the Certificates (the “Supplemental Interest Account”).  The Supplemental Interest Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

(b)           The Trustee shall deposit into the Supplemental Interest Account the amounts set forth in Section 4.01(b)(i) and (ii).  The Supplemental Interest Trust Trustee shall deposit into the Supplemental Interest Account any Net Swap Payments received from the Swap Counterparty.  On any Swap Payment Date on which a Net Swap Payment is owed to the Swap Counterparty, the Supplemental Interest Trust Trustee shall withdraw from the Supplemental Interest Account an amount equal to such Net Swap Payment and pay such amount to the Swap Counterparty.  On each Swap Payment Date on which a Net Swap Payment is owed to the Trust Fund, the Supplemental Interest Trust Trustee shall withdraw from the Supplemental Interest Account an amount equal to such Net Swap Payment and pay such amount to the Trust Fund for distribution on the related Distribution Date in accordance with the provisions of subparagraph (h) of Section 4.01.

(c)           Funds in the Supplemental Interest Account shall be invested in Eligible Investments, which shall mature not later than the Business Day prior to the Swap Payment Date.  The Class X Certificates shall evidence ownership of the Supplemental Interest Trust for federal income tax purposes and the Holder thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein.  In the absence of written instructions from the Class X Certificateholders as to investment of funds on deposit in the Supplemental Interest Account, such funds shall be invested in the First American Prime Obligations Fund (Class A).  The Supplemental Interest Trust Trustee shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 4.08(c) (other than as obligor on any such investments).  Any earnings on such amounts shall be distributed on each Distribution Date pursuant to paragraph (h) of Section 4.01.

(d)           Upon termination of the Trust Fund and after payment of any moneys to the holders of the Certificates as provided in paragraph (h) of Section 4.01, any amounts remaining in the Supplemental Interest Account after payment of amounts owing to the Swap Counterparty shall be distributed to the holder of the Class X Certificates.

(e)           The Trustee is hereby directed, as Supplemental Interest Trust Trustee, and not in its individual capacity, on or prior to the Closing Date, on behalf of the Supplemental Interest Trust, to enter into and assume the obligations under the Swap Agreement with the Swap Counterparty for the benefit of the Holders of the Certificates, in the form presented to it by the Depositor.  Neither the Trustee nor the Supplemental Interest Trust Trustee shall, individually or personally, have any liability to perform any covenant either express or implied contained in the Swap Agreement and under no circumstance shall the Trustee or the Supplemental Interest Trust Trustee be personally liable for the payment of any amounts payable by the Supplemental Interest Trust under the Swap Agreement or any expenses of the Supplemental Interest Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Supplemental Interest Trust under the Swap Agreement.  Neither the Trustee nor Supplemental Interest Trust Trustee shall have a duty to review or otherwise determine the adequacy of the Swap Agreement (or any amendment or supplement thereto).  Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Trustee’s execution of and performance of any obligations under the Swap Agreement.

(f)           [Reserved]

(g)           The Supplemental Interest Trust Trustee shall deliver to the Swap Counterparty the notice contemplated by Paragraph 7(i) of the Credit Support Annex attached to the Swap Agreement (as modified by Paragraph 13 of the Credit Support Annex) if the Swap Counterparty fails to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount (as such terms are defined in the Swap Agreement) required to be made by the Swap Counterparty.  The Supplemental Interest Trust Trustee shall deliver such notice no later than 1:00 p.m. eastern time on the Business Day immediately following any such failure by the Swap Counterparty.

(h)           Supplemental Interest Trust Posted Collateral Account.

(i)           The Supplemental Interest Trust Trustee is hereby directed to perform the obligations of the Custodian as defined under the Credit Support Annex (the “Swap Custodian”).

(ii)           On or before the Closing Date, the Swap Custodian shall establish a Supplemental Interest Trust Posted Collateral Account in trust for the benefit of the Holders of the Certificates. The Supplemental Interest Trust Posted Collateral Account must be an Eligible Account and shall be entitled “Supplemental Interest Trust Posted Collateral Account, U.S. Bank National Association in trust for registered holders of CSMC Asset-Backed Pass-Through Certificates, Series 2007-NC1 OSI.”

(iii)           The Swap Custodian shall credit to the Supplemental Interest Trust Posted Collateral Account all collateral (whether in the form of cash or securities) posted by the Swap Counterparty to secure the obligations of the Swap Counterparty in accordance with the terms of the Swap Agreement.  Except for investment earnings, if any, the Swap Counterparty shall not have any legal, equitable or beneficial interest in the Supplemental Interest Trust Posted Collateral Account other than in accordance with this Agreement, the Swap Agreement and applicable law.  The Swap Custodian shall maintain and apply all collateral and earnings thereon on deposit in the Supplemental Interest Trust Posted Collateral Account in accordance with Credit Support Annex.

(iv)           Cash collateral posted by the Swap Counterparty in accordance with the Credit Support Annex shall be invested at the direction of the Swap Counterparty in Eligible Investments in accordance with the requirements of the Credit Support Annex.  All amounts earned on amounts on deposit in the Collateral Account (whether cash collateral or securities) shall be for the account of and taxable to the Swap Counterparty.

(v)           Upon the occurrence of an Event of Default or Specified Condition (each as defined in the Swap Agreement) with respect to the Swap Counterparty or upon occurrence or designation of an Early Termination Date (as defined in the Swap Agreement) as a result of any such Event of Default or Specified Condition with respect to the Swap Counterparty, and, in either such case, unless the Swap Counterparty has paid in full all of its Obligations (as defined in the Credit Support Annex) that are then due, then any collateral posted by the Swap Counterparty in accordance with the Credit Support Annex shall be applied to the payment of any Obligations due to Party B (as defined in the Swap Agreement) in accordance with the Credit Support Annex.  To the extent the Supplemental Interest Trust Trustee is required to return any of the Posted Collateral to the Swap Counterparty under the terms of the Credit Support Annex, the Swap Custodian shall return such collateral in accordance with the terms of the Credit Support Annex.

(i)           In the event that the Swap Counterparty fails to perform any of its obligations under the Swap Agreement (including, without limitation, its obligation to make any payment or transfer collateral), or breaches any of its representations and warranties thereunder, or in the event that any Event of Default, Termination Event, or Additional Termination Event (each as defined in the Swap Agreement) occurs with respect to the Swap Agreement, the Supplemental Interest Trust Trustee shall, promptly following actual notice by a Responsible Officer of the Trustee of such failure, breach or event, notify the Depositor and send any notices and make any demands, on behalf of the Supplemental Interest Trust, required to enforce the rights of the Supplemental Interest Trust under the Swap Agreement.

In the event that the Swap Counterparty’s obligations are guaranteed by a third party under a guaranty relating to the Swap Agreement (such guaranty the “Guaranty” and such third party the “Guarantor”), then to the extent that the Counterparty fails to make any payment by the close of business on the day it is required to make payment under the terms of the Swap Agreement, the Supplemental Interest Trust Trustee shall, promptly following actual notice by a Responsible Officer of the Trustee of the Swap Counterparty’s failure to pay, demand that the Guarantor make any and all payments then required to be made by the Guarantor pursuant to such Guaranty; provided, that the Supplemental Interest Trust Trustee shall in no event be liable for any failure or delay in the performance by the Swap Counterparty or any Guarantor of its obligations hereunder or pursuant to the Swap Agreement and the Guaranty, nor for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) in connection therewith.

SECTION 4.09.                                           Rights of Swap Counterparty.

The Swap Counterparty shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce its rights under this Agreement.  For the protection and enforcement of the provisions of this Section, the Swap Counterparty shall be entitled to relief as can be given either at law or in equity.

SECTION 4.10.                                           Replacement Swap Counterparty.

(a)           Upon a Swap Early Termination (as defined in the Swap Agreement) other than in connection with the optional termination of the Trust, the Supplemental Interest Trust Trustee will cooperate with the Depositor in the Depositor’s appointment of a successor Swap Counterparty and will, at the direction of the Depositor and on behalf of the Supplemental Interest Trust, enter into a new swap agreement on substantially similar terms as the Swap Agreement, with a successor Swap Counterparty meeting all rating agency requirements and any third party consent requirements. If the Supplemental Interest Trust Trustee receives a Swap Termination Payment (as defined in the Swap Agreement) from the Swap Counterparty in connection with such Swap Early Termination, the Supplemental Interest Trust Trustee will apply such Swap Termination Payment to any upfront payment required to appoint the successor Swap Counterparty. If the Supplemental Interest Trust Trustee is required to pay a Swap Termination Payment to the Swap Counterparty in connection with such Swap Early Termination, the Supplemental Interest Trust Trustee will apply any upfront payment received from the successor Swap Counterparty to pay such Swap Termination Payment.  If a successor Swap Counterparty is not appointed within 30 days of the Swap Early Termination, then the Supplemental Interest Trust Trustee will deposit any Swap Termination Payment received from the original Swap Counterparty into a separate, non-interest bearing reserve account and will, on or before each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Supplemental Interest Trust Trustee by the original Swap Counterparty calculated in accordance with the terms of the original Swap Agreement, and distribute such amount in accordance with Section 4.01 of this Agreement.

Upon a Swap Early Termination (as defined in the Swap Agreement) in connection with the optional termination of the Trust, if the Supplemental Interest Trust Trustee is required to make a Swap Termination Payment (as defined in the Swap Agreement) to the Swap Counterparty, the party exercising such optional termination of the Trust will be required to include in its payment an amount equal to such Swap Termination Payment.  If the Supplemental Interest Trust Trustee receives a Swap Termination Payment from the Swap Counterparty, the Supplemental Interest Trust Trustee will distribute such Swap Termination Payment in accordance with Section 4.01 of this Agreement.

In the event that the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, and at the direction of the Depositor, enters into a replacement interest rate swap agreement with a replacement swap counterparty (the “Replacement Swap Counterparty”), then (a) to the extent that the Supplemental Interest Trust would be required to make a Swap Termination Payment to the Swap Counterparty and (b) to the extent the Replacement Swap Counterparty pays to assume the rights and obligations of the Swap Counterparty under the Swap Agreement (the “Replacement Payment”), the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, and the Swap Counterparty agree that such Replacement Payment shall be paid to the Swap Counterparty and shall, only to the extent actually paid by the Replacement Swap Counterparty to the Swap Counterparty, constitute satisfaction in full of the obligations of the Supplemental Interest Trust to the Swap Counterparty in respect of the assignment of the outstanding transaction under the Swap Agreement to the Replacement Swap Counterparty or the replacement of such transaction with the Replacement Swap Counterparty.  In addition, upon termination of the Swap Counterparty and to the extent that the Swap Counterparty would be required to make a Swap Termination Payment to the Supplemental Interest Trust, such Swap Termination Payment shall be deposited into the Supplement Interest Account and shall be used to make any upfront payment required to be made to a Replacement Swap Counterparty.

(b)           Notwithstanding anything to the contrary contained herein, in the event that a replacement swap agreement is not obtained within 30 days after receipt by the Supplemental Interest Trust Trustee of the Swap Termination Payment paid by the terminated Swap Counterparty, the Supplemental Interest Trust Trustee shall deposit such Swap Termination Payment into the Supplemental Interest Account and the Supplemental Interest Trust Trustee shall, on each Distribution Date, withdraw from such Supplemental Interest Account, an amount equal to the Net Swap Payment, if any, that would have been paid to the Supplemental Interest Trust by the original Swap Counterparty (computed in accordance with the terms of the original Swap Agreement) and distribute such amount in accordance with Section 4.01 of this Agreement.

ARTICLE V

ADVANCES BY THE SERVICER

SECTION 5.01.                                           Advances by the Servicer.

With respect to the Mortgage Loans, the Servicer shall deposit in the Collection Account as Advances an amount equal to all Scheduled Payments (with interest at the Mortgage Rate less the Servicing Fee Rate) which were due on such Mortgage Loans serviced by it during the applicable Collection Period and which were delinquent (under the MBA method) at the close of business on the immediately preceding Determination Date; provided, however, that with respect to any Balloon Loan that is delinquent on its maturity date, the Servicer shall not be required to advance the related balloon payment but shall be required to continue to make Advances in accordance with this Section 5.01 with respect to such Balloon Loan in an amount equal to an assumed scheduled payment that would otherwise be due based on the original amortization schedule for that Mortgage Loan (with interest at the Mortgage Rate less the Servicing Fee Rate) to the extent the Servicer deems such amount to be recoverable.  The Servicer’s obligation to make such Advances as to any related Mortgage Loan shall continue through the last Scheduled Payment due prior to the payment in full of such Mortgage Loan, or through the date that the related Mortgaged Property has, in the judgment of the Servicer, been completely liquidated.  The Servicer shall not be required to advance shortfalls of principal or interest resulting from the application of the Relief Act.

The Servicer will be obligated to advance or cause to be advanced to the Trustee, from time to time, from (i) its own funds, (ii) funds in the Collection Account that are not required to make payments to the Certificateholders for such Distribution Date or (iii) a combination of (i) and (ii), Advances and Servicing Advances.  In addition, the servicer may reimburse itself for any unreimbursed Advances and Servicing Advances to the extent of funds held in the collection account for future distribution that were not required to make payments to the Certificateholders for such Distribution Date (provided that such amounts must be deposited into the Collection Account prior to the next Cash Remittance Date on which such amounts are to be included in the distribution for the related Distribution Date).

With respect to any Mortgage Loan, to the extent required by Accepted Servicing Practices, the Servicer shall be obligated to make Advances in accordance with the provisions of this Agreement; provided, however, that such obligation with respect to any related Mortgage Loan shall cease if the Servicer determines, in its reasonable opinion, that Advances with respect to such Mortgage Loan are Nonrecoverable Advances.  In the event that the Servicer determines that any such Advances are Nonrecoverable Advances, the Servicer shall provide the Trustee with a certificate signed by a Servicing Officer evidencing such determination.

With respect to any of the Mortgage Loans, if an Advance is required to be made hereunder by the Servicer, the Servicer shall prior to 12:00 Noon, New York City time, on the Cash Remittance Date either (i) deposit in the Collection Account from its own funds an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 5.01, used by the Servicer to make such Advance or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any such funds being held in a Collection Account for future distribution and so used shall be replaced by the Servicer from its own funds by deposit in such Collection Account on or before any future Distribution Date in which such funds would be due or from other funds in such Collection Account being held for future distribution at that time.

ARTICLE VI

THE CERTIFICATES

SECTION 6.01.                                           The Certificates.

As set forth in Section 6.01 of ARTICLE VI of the Standard Terms.

SECTION 6.02.                                           Registration of Transfer and Exchange of Certificates.

(a)           As set forth in the Standard Terms.

(b)           As set forth in the Standard Terms.

(c)           As set forth in the Standard Terms.

(d)           As set forth in the Standard Terms.

(e)           As set forth in the Standard Terms.

(f)           No transfer of a Private Certificate or a Residual Certificate shall be made unless the Trustee and the Depositor shall have received either (i) a representation from the transferee of such Certificate, substantially in the form of Exhibit M-1 or Exhibit M-2, or Exhibit M-3, as applicable, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments) (each, a “Plan”), nor a person acting on behalf of a Plan nor using the assets of a Plan to effect such transfer or (ii) in the case of any such Certificate presented for registration in the name of a Plan, or a trustee of a Plan or any other person acting on behalf of a Plan or using such Plan’s assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee and the Depositor for the benefit of the Trustee, the Depositor and the Servicer and on which they may rely, to the effect that the purchase or holding of such Certificate will be permitted under applicable law, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, any Depositor, the Special Servicer or the Servicer to any obligation or any liability in addition to those expressly undertaken in this Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of a Private Certificate or a Residual Certificate to or on behalf of a Plan without the delivery to the Trustee and the Depositor of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

Except in the case of a Private Certificate or Residual Certificate, prior to the termination of the Supplemental Interest Trust, no transfer of a Certificate shall be made unless either (i) the Trustee and the Depositor shall have received a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee and the Depositor, to the effect that such transferee is not a Plan or a Person acting on behalf of a Plan or using the assets of a Plan or (ii) the transferee provides a representation, or is deemed to represent in the case of the Book-Entry Certificates that (A) it is an accredited investor within the meaning of the Underwriter’s Exemption and (B) that the proposed transfer and holding of such Certificate are eligible for exemptive relief under Prohibited Transaction Exemption (“PTE”) 95-60 or, except in the case of an ERISA-Restricted Certificate, PTE 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23. Any Holder of a Certificate or any interest therein that is a Book-Entry Certificate shall be deemed to have made the representations described in the preceding sentence.

Except in the case of a Private Certificate or Residual Certificate, subsequent to the termination of the Supplemental Interest Trust, each beneficial owner of an ERISA-Restricted Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with assets of a Plan or (ii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the Certificate or interest therein is an “insurance company general account,” as such term is defined in PTE 95-60, and (3) the conditions in Sections I and III of PTE 95-60 have been satisfied.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any Certificate that is in fact not permitted by this Section 6.02(f) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

No transfer of the Class X Certificates shall be made unless the transferee of such Certificates provides to the Trustee the appropriate tax certification form (i.e., IRS Form W- 9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto)), as a condition to such transfer and agrees to update such forms (i) upon expiration of any such form, (ii) as required under then applicable U.S. Treasury regulations and (iii) promptly upon learning that any IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto), has become obsolete or incorrect. Upon receipt of any such tax certification form from a transferee of any Class X Certificate, the Trustee shall provide a copy of such tax certification form to the Supplemental Interest Trust Trustee. The Supplemental Interest Trust Trustee shall provide to the Swap Provider a copy of any such tax certification form received from the Trustee.

(g)           As set forth in the Standard Terms.

(h)           As set forth in the Standard Terms.

(i)           As set forth in the Standard Terms.

SECTION 6.03.                                      Mutilated, Destroyed, Lost or Stolen Certificates.

As set forth in Section 6.03 of ARTICLE VI of the Standard Terms.

SECTION 6.04.                                      Persons Deemed Owners.

As set forth in Section 6.04 of ARTICLE VI of the Standard Terms.

SECTION 6.05.                                      Access to List of Certificateholders’ Names and Addresses.

As set forth in Section 6.05 of ARTICLE VI of the Standard Terms.

SECTION 6.06.                                      Maintenance of Office or Agency.

As set forth in Section 6.06 of ARTICLE VI of the Standard Terms.

SECTION 6.07.                                      Book Entry Certificates.

As set forth in Section 6.07 of ARTICLE VI of the Standard Terms.

SECTION 6.08.                                      Notices to Clearing Agency.

As set forth in Section 6.08 of ARTICLE VI of the Standard Terms.

SECTION 6.09.                                      Definitive Certificates.

As set forth in Section 6.09 of ARTICLE VI of the Standard Terms.

ARTICLE VII

THE DEPOSITOR, THE SELLER, THE SERVICER AND THE SPECIAL SERVICER

SECTION 7.01.	Liabilities of the Seller, the Depositor, the Servicer and the Special Servicer.

As set forth in Section 7.01 of ARTICLE VII of the Standard Terms.

SECTION 7.02.	Merger or Consolidation of the Seller, the Depositor, the Servicer or the Special Servicer.

As set forth in Section 7.02 of ARTICLE VII of the Standard Terms.

SECTION 7.03.	Limitation on Liability of the Seller, the Depositor, the Servicer, the Special Servicer and Others.

As set forth in Section 7.03 of ARTICLE VII of the Standard Terms.

SECTION 7.04.	The Servicer and the Special Servicer Not to Resign; Transfer of Servicing.

As set forth in Section 7.04 of ARTICLE VII of the Standard Terms.

SECTION 7.05.	The Seller, the Special Servicer and the Servicer May Own Certificates.

As set forth in Section 7.05 of ARTICLE VII of the Standard Terms.

ARTICLE VIII

DEFAULT

SECTION 8.01.                                       Events of Default.

“Event of Default,” wherever used herein, and as to the Servicer, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)           any failure by the Servicer to remit to the Certificateholders or to the Trustee any payment other than an Advance required to be made by the Servicer under the terms of this Agreement, which failure shall continue unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor or to the Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

(b)           any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement (except as set forth in (c) and (g) below) which failure (i) materially affects the rights of the Certificateholders and (ii) shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer and the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

(c)           if a representation or warranty set forth in Section 2.03 hereof made solely in its capacity as the Servicer shall prove to be materially incorrect as of the time made in any respect that materially and adversely affects interests of the Certificateholders, and the circumstances or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 90 days after the date on which written notice thereof shall have been given to the Servicer by the Trustee for the benefit of the Certificateholders or by the Depositor; or

(d)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(e)           the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

(f)           the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(g)           any failure of the Servicer to make any Advance in the manner and at the time required to be made from its own funds pursuant to Section 5.01 of this Agreement; or

(h)           either (a) the servicer rankings or ratings for the Servicer are downgraded to “below average” status by one or more of the Rating Agencies rating the Certificates or (b) one or more Classes of the Certificates are downgraded or placed on negative watch due in whole or in part to the performance or servicing of the Servicer; or

(i)           the servicer rankings or ratings for the Servicer are downgraded two or more levels below the level in effect on the Closing Date by one or more of the Rating Agencies rating the Certificates; or

(j)           any failure by the Servicer to either (a) remit payment of an Assigned Prepayment Premium to the Collection Account or (b) remit funds in the amount equal to an Assigned Prepayment Premium which the Servicer has failed to collect, in each case as required pursuant to this Agreement, which failure continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor; or

(k)           any failure by the Servicer to comply with the provisions of Article XIII.

If an Event of Default due to the actions or inaction of the Servicer described in clauses (a) through (f)  and (k) of this Section 8.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee shall at the direction of DLJMC or the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, by notice in writing to the Servicer (with a copy to the Rating Agencies), terminate all of the rights and obligations of the Servicer under this Agreement (other than rights to reimbursement for Advances and Servicing Advances previously made, as provided in Section 3.08).

If an Event of Default described in clause (g) shall occur and if the Servicer has failed to make any Advance, the Trustee, shall prior to the next Distribution Date, immediately make such Advance and terminate the rights and obligations of the Servicer, as applicable, hereunder and succeed to the rights and obligations of the Servicer, as applicable, hereunder pursuant to Section 8.02, including the obligation to make Advances on such succeeding Distribution Date pursuant to the terms hereof.

If an Event of Default described in clause (h), (i) or (j) occurs, the Trustee shall at the direction of DLJMC, by notice in writing to the Servicer, terminate all of the rights and obligations of the Servicer under this Agreement (other than rights to reimbursement for Advances and Servicing Advances previously made, as provided in Section 3.08) and shall appoint as successor Servicer the entity selected by DLJMC in accordance with Section 8.02; provided that DLJMC shall first furnish to the Trustee a letter from each Rating Agency that the appointment of such successor will not result in a downgrading of the rating of any of the Certificates.

SECTION 8.02.	Trustee to Act; Appointment of Successor.

On and after the time the Servicer receives a notice of termination pursuant to Section 8.01 hereof or resigns pursuant to Section 7.04 hereof, subject to the provisions of Section 3.04 hereof, the Trustee shall be the successor in all respects to the Servicer, as applicable, in its capacity as servicer under this Agreement and with respect to the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, that the Trustee shall not be deemed to have made any representation or warranty as to any Mortgage Loan made by the Servicer and shall not effect any repurchases or substitutions of any Mortgage Loan.  As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Servicer (the “Replaced Servicer”) would have been entitled to charge to the Collection Account if the Replaced Servicer had continued to act hereunder (except that the Replaced Servicer shall retain the right to be reimbursed for advances (including, without limitation, Advances and Servicing Advances) theretofore made by the Replaced Servicer with respect to which it would be entitled to be reimbursed as provided in Section 3.08 if it had not been so terminated or resigned).  Notwithstanding the foregoing, if the Trustee has become the successor to a Replaced Servicer, in accordance with this Section 8.02, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, the appointment of which does not adversely affect the then current rating of the Certificates, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer, provided that such successor to the Servicer shall not be deemed to have made any representation or warranty as to any Mortgage Loan made by the Servicer.  Pending appointment of a successor to the Servicer hereunder, the Trustee, unless such party is prohibited by law from so acting, shall act in such capacity as provided herein.  In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Replaced Servicer, hereunder.  The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  Neither of the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by the failure of a Replaced Servicer to deliver, or any delay in delivering, cash, documents or records to it.

A Replaced Servicer that has been terminated shall, at the request of the Trustee, but at the expense of such Replaced Servicer deliver to the assuming party all documents and records relating to the applicable Mortgage Loans and an accounting of amounts collected and held by it and otherwise use commercially reasonable efforts to effect the orderly and efficient transfer and assignment of such servicing, but only to the extent of the Mortgage Loans serviced thereunder, to the assuming party.  Notwithstanding anything to the contrary contained herein, the termination of the Servicer under this Agreement shall not extend to any Sub-Servicer meeting the requirements of Section 3.02(a) and otherwise servicing the related Mortgage Loans in accordance with the servicing provisions of this Agreement.

The Servicer shall cooperate with the Trustee and any successor servicer in effecting the termination of a Replaced Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Collection Account or thereafter received with respect to the Mortgage Loans.

Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (a) the failure of the Servicer to (i) deliver, or any delay in delivering, cash, documents or records to it, or (ii) cooperate as required by this Agreement, or (b) restrictions imposed by any regulatory authority having jurisdiction over the Servicer.

Any successor to the Servicer as servicer shall during the term of its service as servicer maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 3.09(b) hereof.

All reasonable out of pocket costs and expenses (including attorney’s fees) incurred in connection with transferring servicing to a successor Servicer shall be paid by the predecessor servicer (or if the predecessor servicer is the Trustee, the initial servicer) upon presentation of reasonable documentation of such costs and expenses.  If the Servicer that has been terminated fails to pay all costs related to the transition of servicing to the successor Servicer, the successor Servicer shall be entitled to reimbursement of those amounts from the Trust.

In connection with the termination or resignation of the Servicer hereunder, either (i) the successor Servicer, including the Trustee if it is acting as successor Servicer, shall represent and warrant that it or an affiliate is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the related Mortgage Loans that are registered with MERS, or (ii) the Replaced Servicer, at its sole expense, shall cooperate with the successor Servicer either (x) in causing MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor Servicer or (y) in causing MERS to designate on the MERS® System the successor Servicer as the servicer of such Mortgage Loan (at the cost and expense of the successor Servicer to the extent such costs relate to the qualification of such successor Servicer as a member of MERS, otherwise at the cost and expense of the Replaced Servicer).  The Replaced Servicer shall file or cause to be filed any such assignment in the appropriate recording office.  The successor Servicer shall cause such assignment to be delivered to the Trustee promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

SECTION 8.03.                                           Notification to Certificateholders.

(a)           Upon any termination or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to the Seller and the Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

(b)           Within two Business Days after the occurrence of any Event of Default, the Trustee shall transmit by mail to the Seller and all Certificateholders, and the Rating Agencies notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

SECTION 8.04.                                           Waiver of Events of Default.

As set forth in Section 8.04 of ARTICLE VIII of the Standard Terms.

ARTICLE IX

CONCERNING THE TRUSTEE

SECTION 9.01.                                           Duties of Trustee.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes with respect to the Trust Fund to perform such duties and only such duties as are specifically set forth in this Agreement.  In case an Event of Default of which a  Responsible Officer of the Trustee shall have actual knowledge has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.  Any permissive right of the Trustee set forth in this Agreement shall not be construed as a duty.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform to the requirements of this Agreement.  The Trustee shall have no duty to recompute, recalculate or verify the accuracy of any resolution, certificate, statement, opinion, report, document, order or other instrument so furnished to the Trustee.  If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability which would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

(a)           prior to the occurrence of an Event of Default of which a  Responsible Officer of the Trustee shall have actual knowledge, and after the curing or of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(b)           the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts;

(c)           the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement at the direction of the Holders of Certificates evidencing greater than 50% of the Voting Rights allocated to each Class of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

(d)           no provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

(e)           the Trustee shall have no responsibility for any act or omission of a Custodian, it being understood and agreed that the Trustee and any Custodian are independent contractors and not agents, partners or joint venturers.

The Trustee shall not be deemed to have knowledge of any Event of Default or event which, with notice or lapse of time, or both, would become an Event of Default, unless a Responsible Officer of the Trustee shall have received written notice thereof from the Servicer, the Depositor or a Certificateholder, or a Responsible Officer of the Trustee has actual notice thereof, and in the absence of such notice no provision hereof requiring the taking of any action or the assumption of any duties or responsibility by the Trustee following the occurrence of any Event of Default or event which, with notice or lapse of time or both, would become an Event of Default, shall be effective as to the Trustee.

The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall use its best efforts to remit to the Servicer upon receipt of any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

SECTION 9.02.                                           Certain Matters Affecting the Trustee.

As set forth in Section 9.02 of ARTICLE IX of the Standard Terms.

SECTION 9.03.                                           Trustee Not Liable for Certificates or Mortgage Loans.

As set forth in Section 9.03 of ARTICLE IX of the Standard Terms.

SECTION 9.04.                                           Trustee May Own Certificates.

As set forth in Section 9.04 of ARTICLE IX of the Standard Terms.

SECTION 9.05.                                           Trustee’s Fees and Expenses.

(a)           In addition to the Trustee Fee, the Trustee, as compensation for its activities hereunder, shall be entitled to withdraw from the Certificate Account on each Distribution Date prior to making distributions pursuant to Section 4.01 any investment income or other benefit derived from balances in the Certificate Account for such Distribution Date pursuant to Section 3.05(e).  Subject to the limitations set forth in Section 9.05(b), the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by by DLJMC (or if DLJMC shall fail to do so, by the Trust) and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred in connection with any claim or legal action relating to (a) this Agreement, any Custodial Agreement or any Swap Agreement, (b) the Certificates, or (c) the performance of any of the Trustee’s duties hereunder (including, without limitation, website posting of statements, reports or other information as required under this Agreement) or under any Custodial Agreement or the Swap Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee’s duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, DLJMC (or if DLJMC shall fail to do so, by the Trust) shall, subject to the limitation set forth in Section 9.05(b), and except for any such expense, disbursement or advance as may arise from the Trustee’s negligence, bad faith or willful misconduct, pay or reimburse the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder, (C) printing and engraving expenses in connection with preparing any Definitive Certificates and (D) any other reasonable expenses incurred other than in the ordinary course of its business by the Trustee in connection with its duties hereunder. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee or Paying Agent hereunder or for any other expenses.

(b)           Notwithstanding anything to the contrary in this Agreement, DLJMC (or if DLJMC shall fail to do so, by the Trust) shall not be obligated to pay to the Trustee more than, in the aggregate, $150,000 per year pursuant to Section 9.05(a) hereof; provided that any amounts not payable by DLJMC or the Trust to the Trustee due to such limitation shall be payable by DLJMC (or if DLJMC fails to do so, by the Trust) in any succeeding year, subject to the aggregate $150,000 per annum limitation imposed by the preceding limitation.  Other than as set forth in this Section 9.05, the Trustee shall not be entitled to any other compensation or reimbursement for loss or expenses.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 9.06.                                           Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having ratings on its long term debt obligations at the time of such appointment in at least the third highest rating category by both Moody’s and S&P (provided that if such rating is in the third highest rating category of S&P, the Trustee shall also have a short-term rating from S&P of A-1) or such lower ratings as will not cause Moody’s or S&P to lower their then current ratings of the Certificates, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority.  If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07 hereof.

SECTION 9.07.                                           Resignation and Removal of Trustee.

As set forth in Section 9.07 of ARTICLE IX of the Standard Terms.

SECTION 9.08.                                           Successor Trustee.

Any successor trustee appointed as provided in Section 9.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.  The Depositor, upon receipt of all amounts due it hereunder, and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 9.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.06 hereof and its acceptance shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee as provided in this Section 9.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register.  If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

Any Person appointed as successor trustee pursuant to Section 9.07 of Article IX of the Standard Terms shall also be required to serve as successor Supplemental Interest Trust Trustee under the Swap Agreement.

SECTION 9.09.                                           Merger or Consolidation of Trustee.

As set forth in Section 9.09 of ARTICLE IX of the Standard Terms.

SECTION 9.10.                                           Appointment of Co-Trustee or Separate Trustee.

As set forth in Section 9.10 of ARTICLE IX of the Standard Terms.

SECTION 9.11.                                           Office of the Trustee.

As set forth in Section 9.11 of ARTICLE IX of the Standard Terms.

SECTION 9.12.                                           Tax Return.

The Servicer, upon request, shall furnish the Trustee with all such information related to the Mortgage Loans in the possession of the Servicer as may be reasonably required in connection with the preparation by the Trustee of all tax and information returns of the Trust Fund, and the Trustee shall sign such returns. The Servicer shall indemnify the Trustee for all reasonable costs, including legal fees and expenses, related to errors in such tax returns due to errors only in such information provided by the Servicer.

SECTION 9.13.                                           Determination of Certificate Index.

On each Interest Determination Date, the Trustee shall determine each Certificate Index for the Accrual Period and such rate shall be final and binding, absent a manifest error of the Trustee.

SECTION 9.14.                                           Tax Matters.

It is intended that the assets with respect to which the REMIC elections are to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to each such segregated pool of assets shall be such as to qualify such assets as, a “real estate mortgage investment conduit” as defined in and in accordance with the Trust Fund Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) for the Tax Matters Person and on behalf of the Trust Fund and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of REMIC I, REMIC II, REMIC III and REMIC IV containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made elections that the assets of each of REMIC I, REMIC II, REMIC III and REMIC IV be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of REMIC I, REMIC II, REMIC III and REMIC IV as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of REMIC I, REMIC II, REMIC III and REMIC IV; (h) pay, from the sources specified in the fourth paragraph of this Section 9.14, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on the Trust Fund prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to the Trust Fund, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the Trust Fund, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of the Trust Fund in relation to any tax matter or controversy involving it.

To the extent that they are under its control, the Servicer shall conduct matters relating to the assets of each REMIC at all times that any Certificates are outstanding so as to maintain the status of REMIC I, REMIC II, REMIC III and REMIC IV as a REMIC under the REMIC Provisions. No Servicer shall knowingly or intentionally take any action that would cause the termination of the REMIC status of REMIC I, REMIC II, REMIC III and REMIC IV.

In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. DLJMC hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of the Trust Fund as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to the Trust Fund after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the related Servicer or the Seller, in the case of any such minimum tax, if such tax arises out of or results from a breach by such Servicer or the Seller of any of their obligations under this Agreement or (iii) the Seller, if any such tax arises out of or results from the Seller’s obligation to repurchase a related Mortgage Loan pursuant to Section 2.02 or 2.03 or (iv) in all other cases, or in the event that the Trustee, the related Servicer or Seller fails to honor its obligations under the preceding clauses (i), (ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02.

Neither a Servicer nor the Trustee shall enter into any arrangement by which any of REMIC I, REMIC II, REMIC III or REMIC IV will receive a fee or other compensation for services nor permit any of REMIC I, REMIC II, REMIC III or REMIC IV to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

SECTION 9.15.	Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Trustee and the Trust Fund against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the negligence of the Trustee, the Depositor or the Holder of such Class R Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Class R Certificate on which the Servicer has relied.  The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Class R Certificate now or hereafter existing at law or in equity.  Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken by it in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

ARTICLE X

[Reserved].

ARTICLE XI

TERMINATION

SECTION 11.01.	Termination upon Liquidation or Purchase of all Mortgage Loans.

The obligations and responsibilities of any Special Servicer, the Servicer, the Seller, the Depositor and the Trustee created hereby with respect to the related Loan Group(s) created hereby shall terminate upon the earlier of:

(a)           the purchase by the Terminating Entity, at its election, of all Mortgage Loans and all property acquired in respect of any remaining Mortgage Loan, which purchase right the Terminating Entity may exercise at its sole and exclusive election as of any Distribution Date (such applicable Distribution Date with respect to such Mortgage Loans being herein referred to as the “Optional Termination Date”) on or after the date on which the aggregate Principal Balance of the Mortgage Loans, at the time of the purchase is less than or equal to 10% of the Aggregate Loan Balance; provided that if the Terminating Entity does not exercise such option, Ocwen, in its capacity as Servicer, may exercise such option on or after the date which the aggregate Principal Balance of the Mortgage Loans declines below 5% of the Aggregate Loan Balance as of the Cut-off Date; or

(b)           the later of (i) twelve months after the maturity of the last Mortgage Loan remaining in the Trust Fund, (ii) the liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (iii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement.

In no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Mr. Joseph P. Kennedy, former Ambassador of the United States to Great Britain, living on the date of execution of this Agreement or (ii) the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

The “Mortgage Loan Purchase Price” for any such Optional Termination shall be equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in the applicable Loan Group(s) (other than in respect of REO Property) plus accrued and unpaid interest thereon from the date to which such interest was paid or advanced at the applicable Mortgage Rate, to but not including the Due Date in the month of the final Distribution Date (or the Net Mortgage Rate with respect to any related Mortgage Loan currently serviced by the entity exercising such Optional Termination) and (ii) with respect to any REO Property, the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Stated Principal Balance of each related Mortgage Loan related to any REO Property, in each case and (iii) (A) any remaining unreimbursed Advances, Servicing Advances and unpaid Servicing Fees (other than any remaining unreimbursed Advances and Servicing Advances and unpaid Servicing Fees, if any, due to the Terminating Entity) and other amounts payable to the Servicer, the Custodian and the Trustee and (B) any Swap Termination Payments owed to the Swap Counterparty which remains unpaid or which is due to the exercise of such option (the “Swap Optional Termination Payment”).

(c)           [Reserved].

(d)           [Reserved].

SECTION 11.02.                                           [Reserved].

SECTION 11.03.                                           Procedure Upon Optional Termination.

(a)           In case of any Optional Termination, the Terminating Entity or Ocwen, as applicable, shall, no later than ten (10) days prior to the first day of the related Optional Termination Notice Period, notify the Trustee of such Optional Termination Date and of the applicable purchase price of the Mortgage Loans to be purchased.  Upon purchase by the Terminating Entity or Ocwen, as applicable, of any Mortgage Loans pursuant to Section 11.01, the Trustee shall notify the Servicer that is servicing any of such Mortgage Loans (and with respect to the purchase of the Mortgage Loans in any Loan Group to which a Swap or a Cap relates, the related Counterparty) of such purchase.

In connection with any Optional Termination, four (4) Business Days prior to the final Distribution Date specified in the notice required pursuant to this Section 11.03(a), the Trustee shall, no later than 4:00 pm New York City time on such day, request in writing (in accordance with the applicable provision in the Swap Agreement) and by phone from the Swap Counterparty the amount of the Estimated Swap Termination Payment.  The Swap Counterparty shall, no later than 2:00 pm on the following Business Day, notify in writing (which may be done in electronic format) the Trustee of the amount of the Estimated Swap Termination Payment; the Trustee shall promptly on the same day notify the Terminating Entity of the amount of the Estimated Swap Termination Payment.

(b)           Any purchase of the Mortgage Loans by the Terminating Entity or Ocwen, as applicable, shall be made on an Optional Termination Date in accordance with the following procedures. Two (2) Business Days prior to the final Distribution Date specified in the notice required pursuant to this Section 11.03, (i) the Terminating Entity or Ocwen, as applicable, shall, no later than 1:00 pm New York City time on such day, deposit funds in the Certificate Account in an amount equal to the sum of the Mortgage Loan Purchase Price (other than the Swap Optional Termination Payment) and the Estimated Swap Termination Payment, and (ii) if the Trustee shall have determined that the aggregate Stated Principal Balance of all of the Mortgage Loans in the Trust Fund and the appraised value of the REO Properties as of the related Determination Date is less than 10% or 5%, as applicable, of the Aggregate Loan Balance as of the Cut-off Date and that all other requirements of the Optional Termination have been met, including without limitation, the deposit required pursuant to the second paragraph of this Section 11.03 as well as the requirements specified in Section 11.04, then the Trustee shall, on the same Business Day, provide written notice to the Terminating Entity or Ocwen, as applicable, the Depositor, the Servicer and the Swap Counterparty (in accordance with the applicable provision of the Swap Agreement) confirming (a) its receipt of the Mortgage Loan Purchase Price (other than the Swap Optional Termination Payment) and the Estimated Swap Termination Payment and (b) that all other requirements of the Optional Termination have been met.  Upon the Trustee’s providing the notice described in the preceding sentence, the Optional Termination shall become irrevocable, the notice to Certificateholders of such Optional Termination provided pursuant to the preceding paragraph of this Section 11.03 shall become unrescindable, the Swap Counterparty shall determine the Swap Optional Termination Payment in accordance with the Swap Agreement, and the Swap Counterparty shall provide to the Trustee written notice of the amount of the Swap Optional Termination Payment not later than one Business Day prior to the final Distribution Date specified in the notice required pursuant to this Section 11.03.  Upon receipt by the Trustee of an Officer’s Certificate of the Terminating Entity or Ocwen, as applicable, certifying as to the deposit of such amounts into the Certificate Account, the Trustee shall, upon request and at the expense of the Terminating Entity or Ocwen, as applicable, execute and deliver all such instruments of transfer or assignment delivered to it by the Terminating Entity, or Ocwen, as applicable, in each case without recourse, as shall be reasonably requested by the Terminating Entity or Ocwen, as applicable, to vest title in the Terminating Entity or Ocwen, as applicable, in the Mortgage Loans so purchased and shall transfer or deliver to the Terminating Entity or Ocwen, as applicable, the purchased Mortgage Loans.  Any distributions on the Mortgage Loans which have been subject to an Optional Termination received by the Trustee subsequent to (or with respect to any period subsequent to) the Optional Termination Date shall be promptly remitted by it to the Terminating Entity.

(c)           Notice of the Distribution Date on which the Trustee anticipates that the final distribution shall be made on a Class of Certificates (whether upon Optional Termination or otherwise), shall be given promptly by the Trustee by first class mail to Holders of the affected Certificates.  Such notice shall be mailed no earlier than the 15th day and not later than the 10th day preceding the applicable Optional Termination Date or date of final distribution, as the case may be.  Such notice shall specify (i) the Distribution Date upon which final distribution on the affected Certificates shall be made upon presentation and surrender of such Certificates at the office or agency therein designated, (ii) the amount of such final distribution and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, such distribution being made only upon presentation and surrender of such Certificates at the office or agency maintained for such purposes (the address of which shall be set forth in such notice).

(d)           Upon presentation and surrender of the Certificates, the Trustee shall cause the final distribution to the Certificateholders of each Class on the final Distribution Date to be made in accordance with the priorities of Section 4.01.  In connection with any Optional Termination, only an amount equal to the Mortgage Loan Purchase Price less any Swap Optional Termination Payment shall be made available for distribution to the Regular Certificates. Any Estimated Swap Termination Payment deposited into the Certificate Account by the Terminating Entity or Ocwen, as applicable, shall be withdrawn by the Trustee from the Certificate Account on the related final Distribution Date and distributed as follows:  (i) to the Supplemental Interest Trust for payment to the Swap Counterparty in accordance with Section 4.08, an amount equal to the Swap Optional Termination Amount calculated pursuant to the Swap Agreement, provided that in no event shall the amount distributed to the Swap Counterparty in respect of the Swap Optional Termination Amount exceed the Estimated Swap Termination Payment, and (ii) to the Terminating Entity or Ocwen, as applicable, an amount equal to the excess, if any, of the Estimated Swap Termination Payment over the Swap Optional Termination Payment.  The Swap Optional Termination Payment shall not be part of any REMIC and shall not be paid into any account which is part of any REMIC.

(e)           In the event that any Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining such Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within six months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to the Trust Fund.

(f)           Notwithstanding anything to the contrary herein, the occurrence of an Optional Termination shall be subject to, and shall in no way adversely affect, the rights of the owner of the servicing rights related to the Mortgage Loans purchased in such Optional Termination.

SECTION 11.04.                                           Additional Termination Requirements.

(a)           In the event the Terminating Entity or Ocwen, as applicable, exercises its purchase option pursuant to Section 11.01(A), the related subsidiary REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section 11.04 will not (i) result in the imposition of taxes on a “prohibited transaction” of any REMIC created hereunder, as described in Section 860F of the Code, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)           within 90 days prior to the final Distribution Date set forth in the notice given by Terminating Entity or Ocwen, as applicable, under Section 11.03, the Holder of the related Residual Certificates shall adopt a plan of complete liquidation for the related REMIC; and

(ii)           at or after the time of adoption of any such plan of complete liquidation for such REMIC and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of such REMIC to the Depositor for cash.

(b)           Upon the exercise of an Optional Termination by the Terminating Entity or Ocwen, as applicable, in respect of the final remaining subsidiary REMIC (the “Remaining Subsidiary REMIC”) pursuant to Section 11.01, each remaining REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section 11.04 will not (i) result in the imposition of taxes on a “prohibited transaction” of a REMIC, as described in Section 860F of the Code, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)           concurrently with the adoption of the plan of complete liquidation of the Remaining Subsidiary REMIC, as set forth in paragraph (a) of this Section 11.04, the Holder of the related Residual Certificates, as applicable, shall adopt a plan of complete liquidation of each remaining REMIC; and

(ii)           at or after the time of adoption of any such plan of complete liquidation for each such remaining REMIC, at or prior to the final Distribution Date of the Remaining Subsidiary REMIC to be terminated, the Trustee shall sell all of the assets of each such remaining REMIC to the Depositor for cash.

(c)           By its acceptance of a Residual Certificate, the Holder thereof hereby agrees to adopt such a plan of complete liquidation and to take such other action in connection therewith as may be reasonably required to liquidate and otherwise terminate the related REMIC created pursuant to this Agreement.

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.01.                                           Amendment.

(a)           This Agreement may be amended from time to time by the Depositor, the Servicer, any Special Servicer, the Seller and the Trustee, without the consent of any of the Certificateholders,

(i)           to cure any error or ambiguity,

(ii)           to correct or supplement any provisions herein that may be inconsistent with any other provisions herein or in the Prospectus Supplement,

(iii)           to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any federal income tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such federal income tax and (B) such action will not adversely affect the status of the Trust Fund as a REMIC or adversely affect in any material respect the interests of any Certificateholder,

(iv)           in connection with the appointment of a successor servicer, to modify, eliminate or add to any of the servicing provisions, provided the Rating Agencies confirm the rating of the Certificates, or

(v)           to make any other provisions with respect to matters or questions arising under this Agreement that are not materially inconsistent with the provisions of this Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder or cause an Adverse REMIC Event.  Any Amendment pursuant to Section 12.01(a)(v) shall not be deemed to adversely affect in any material respect the interests of any Certificateholder if a letter is obtained from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; or to comply with the provisions of Regulation AB.

(b)           Except as provided in Section 12.01(c), this Agreement may be amended from time to time by the Depositor, the Servicer, the Seller and the Trustee with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66 2/3% of the Voting Rights of all the Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans are required to be distributed with respect to any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of a Class of Certificates in a manner other than as set forth in (i) above without the consent of the Holders of Certificates evidencing not less than 66 2/3% of the Voting Rights of such Class, (iii) reduce the aforesaid percentages of Voting Rights, the holders of which are required to consent to any such amendment without the consent of 100% of the Holders of Certificates of the Class affected thereby, (iv) change the percentage of the Stated Principal Balance of the Mortgage Loans specified in Section 11.01(a) relating to optional termination of the Trust Fund, (v) modify the provisions of this Section 12.01.

It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

(c)           This Agreement may be amended from time to time by the Depositor, any Special Servicer, the Servicer and the Trustee for the purpose of making one or more REMIC elections with respect to one or more Classes of Certificates delivered to the Trustee and issuing one or more additional classes of certificates representing interests in the Classes of Certificates delivered to the Trustee; provided, however, such amendment shall require the consent of 100% of the Holders of the Certificates of the Class or Classes delivered to the Trustee and such amendment shall not cause an Adverse REMIC Event.

(d)           Promptly after the execution of any amendment to this Agreement, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder, and the Rating Agencies.

(e)           Prior to the execution of any amendment to this Agreement, the Trustee shall receive and be entitled to conclusively rely on an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized and permitted by this Agreement.  The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s own rights, duties or immunities under this Agreement.

(f)            [Reserved].

(g)           [Reserved].

(h)           [Reserved].

(i)           Notwithstanding anything to the contrary in this Section 12.01, any Special Servicer, the Servicer, the Seller and the Trustee shall reasonably cooperate with the Depositor and its counsel to enter into such amendments or modifications to the Agreement as may be necessary to comply with Regulation AB and any interpretation thereof by the Commission.

(j)           Notwithstanding any of the other provisions of this section 12.01, none of the parties to this Agreement shall enter into any amendment to this Agreement that could reasonably be expected to have a material adverse effect on the interests of  the Swap Counterparty hereunder (excluding, for the avoidance of doubt, any amendment to this Agreement that is entered into solely for the purpose of appointing a successor servicer, master servicer, securities administrator, trustee or other service provider) without the prior written consent of the Swap Counterparty, which consent shall not be unreasonably withheld, conditioned or delayed.

SECTION 12.02.                                           Recordation of Agreement; Counterparts.

As set forth in Section 12.02 of ARTICLE XII of the Standard Terms.

SECTION 12.03.                                           Governing Law.

As set forth in Section 12.03 of ARTICLE XII of the Standard Terms.

SECTION 12.04.                                           Intention of Parties.

As set forth in Section 12.04 of ARTICLE XII of the Standard Terms.

SECTION 12.05.                                           Notices.

In addition to other notices provided under this Agreement, the Trustee shall notify the Rating Agencies, and the Swap Counterparty with respect to clauses (c) and (d), in writing: (a) of any substitution of any Mortgage Loan; (b) of any payment or draw on any insurance policy applicable to the Mortgage Loans; (c) of the final payment of any amounts owing to a Class of Certificates; (d) any Event of Default under this Agreement; and (e) in the event any Mortgage Loan is purchased in accordance with this Agreement.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received (i) in the case of the Depositor, with respect to notices required to be delivered by the Trustee pursuant to Article XIII, Credit Suisse First Boston Mortgage Securities Corp. via facsimile to (917) 326-7936 or via email to Bruce.Kaiserman@Credit-Suisse.com, and for all other purposes, Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: Peter Sack (with a copy to DLJ Mortgage Acceptance Corp., 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: Peter Sack); (ii) in the case of the Trustee, the Corporate Trust Office, Attention: Structured Finance – CSMC 2007-NC1 OSI, or such other address as may hereafter be furnished to the Depositor in writing by the Trustee; (iii) in the case of DLJMC, 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: Peter Sack, Fax: (212) 743-5261 (with a copy to DLJ Mortgage Acceptance Corp., 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: Bruce Kaiserman, Fax: (917) 326-7936), or such other address as may be hereafter furnished to the Depositor and the Trustee by DLJMC in writing; (iv) in the case of Fitch, Fitch Ratings, 1 State Street Plaza, New York, New York 10004, Attention:  CSMC Asset-Backed Trust 2007-NC1 OSI, or such other address as Fitch may hereafter furnish to the Depositor, the Servicer and the Trustee; (v) in the case of Standard & Poor’s, 55 Water Street, New York, New York 10041; (vi) in the case of SPS, 3815 South West Temple, Salt Lake City, Utah 84115, Attention: Lester Cheng, with a copy to 3815 South West Temple, Salt Lake City, Utah 84115, Attention: General Counsel; (vii) in the case of Ocwen Loan Servicing, LLC, 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409; (viii)  in the case of the Swap Counterparty, Credit Suisse International, One Cabot Square, London E14 4QJ, Attention: Head of Credit Risk Management, with copies to: Managing Director - Operations Department and Managing Director - Legal Department, or such other address as may be hereafter furnished in writing by the Swap Counterparty and (ix) with respect to any other party, as set forth in the Series Supplement.

Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid.

SECTION 12.06.                                           Severability of Provisions.

As set forth in Section 12.06 of ARTICLE XII of the Standard Terms.

SECTION 12.07.                                           Limitation on Rights of Certificateholders.

As set forth in Section 12.07 of ARTICLE XII of the Standard Terms.

SECTION 12.08.                                           Certificates Nonassessable and Fully Paid.

As set forth in Section 12.08 of ARTICLE XII of the Standard Terms.

SECTION 12.09.                                           Protection of Assets.

As set forth in Section 12.09 of ARTICLE XII of the Standard Terms.

SECTION 12.10.                                           Non Solicitation.

As set forth in Section 12.10 of ARTICLE XII of the Standard Terms.

ARTICLE XIII

EXCHANGE ACT REPORTING

SECTION 13.01.                                           Periodic Filings.

(a)           The Trustee, the Servicer and any Special Servicer shall reasonably cooperate with the Depositor in connection with the Trust’s satisfying the reporting requirements under the Exchange Act.  As set forth below, the Trustee shall prepare on behalf of the Depositor any Forms 8-K, 10-D and 10-K customary for similar securities as required by the Exchange Act and the rules and regulations of the Commission thereunder, and the Depositor shall sign and the Trustee shall file (via EDGAR) such Forms on behalf of the Depositor.  The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor.  Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust.  The Depositor agrees to provide individual powers of attorney and a board resolution authorizing the grant of such power of attorney each time the Trustee acts in such capacity, and the Trustee shall file such powers of attorney and resolutions in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

(b)           The Trustee will prepare and file Current Reports on Form 8-K in respect of the Trust at the direction and expense of the Depositor, provided, that, the Depositor, the Seller, any Special Servicer or the Servicer shall have timely notified the Trustee of an item reportable on a Form 8-K (unless such item is specific to the Trustee, in which case the Trustee will be deemed to have notice) and shall have delivered to the Trustee no later than two Business Days prior to the filing deadline for such Form 8-K, all information, signatures, data, and exhibits required to be provided or filed with such Form 8-K.  Any disclosure required to be included on the Form 8-K (“Additional Form 8-K Disclosure”) shall be determined and prepared by the Trustee provided the entity indicated in Exhibit AA as the responsible party for providing that information notifies the Trustee in writing thereof no later than two Business Day prior to the filing deadline for such Form 8-K, and the Trustee shall have no liability with respect to any failure to properly prepare or file such Form 8-K resulting from or relating to the Trustee’s inability or failure to obtain any information in a timely manner from the party responsible for delivery of such Additional Form 8-K Disclosure (unless the Trustee was the responsible party for providing such information)

(c)           Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards and the rules of the Commission as in effect from time to time, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), and the Depositor shall sign, a Form 10-D that includes (i) a copy of the statement to the Certificateholders for such Distribution Date prepared by the Trustee pursuant to Section 4.04, (ii) such other information provided to the Trustee by the Servicer or any Special Servicer as is required by Form 10-D, including, but not limited to, the information required by Item 1121 (17 C.F.R. § 229.1121) of Regulation AB and (iii) such other information provided to the Trustee by the Depositor as is required by Item 7 of Form 10-D; provided that such information is provided to the Trustee no later than the first Business Day immediately following the related Determination Date.  Any disclosure in addition to the Distribution Date Statement required to be included on the Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by the Trustee provided the entity indicated in Exhibit AA as the responsible party for providing that information notifies the Trustee in writing thereof within 5 calendar days after each Distribution Date, and the Trustee shall have no liability with respect to any failure to properly prepare or file such Form 10-D resulting from or relating to the Trustee’s inability or failure to obtain any information in a timely manner from the party responsible for delivery of such Additional Form 10-D Disclosure (unless the Trustee was the responsible party for providing such information).

(d)           Prior to March 31st of the calendar year following the calendar year during which the Closing Date occurs (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission) (the “Form 10-K Filing Deadline”), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff’s interpretations.  To facilitate the Trustee’s preparation of the Form 10-K, the Trustee shall provide to the Depositor its proposed Form 10-K template no later than forty-five (45) days prior to the Form 10-K Filing Deadline and the Depositor shall review such template and provide to the Trustee, no later than thirty (30) days prior to the Form 10-K Filing Deadline, any comments to such Form 10-K template. Such Form 10-K shall include as exhibits, each annual statement of compliance required to be delivered pursuant to Section 13.02 and each Accountant’s Attestation and Assessment of Compliance required to be furnished pursuant to Section 13.03, in each case to the extent they have been timely delivered to the Trustee (or the Depositor, in the case of the Trustee’s Assessment of Compliance) and such other information as is required by Regulation AB.

Any disclosure or information in addition to that described in the preceding paragraph that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and provided to the Trustee by the entity that is indicated in Exhibit AA as the responsible party for providing that information, if other than the Trustee, in an EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), in each case no later than March 15 of each year.

If such documents are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits promptly after they are delivered to the Trustee.  The Trustee shall have no liability with respect to any failure to properly or timely prepare or file such periodic reports resulting from or relating to the Trustee’s inability or failure to obtain any information not resulting from its own negligence or willful misconduct.  The Form 10-K shall also include a certification in the form attached hereto as Exhibit BB (the “Depositor Certification”), which shall be signed by the senior officer of the Depositor in charge of securitization.  Not later than 5 Business Days before the date on which the Depositor’s Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Depositor will deliver to the Trustee a form of the Depositor Certification.  The Depositor shall subsequently deliver to the Trustee the executed Depositor Certification no later than the date on which the Form 10-K is required to be filed.  The Trustee shall have no responsibility to file any items other than those specified in this Section 13.01; provided, however, the Trustee will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under Regulation AB.  The Trustee shall not be responsible for determining what information is required to be filed on a Form 10-K in connection with the transactions contemplated by this Agreement and shall not be liable for any late filing of a Form 10-K or for the expenses of filing an amendment to a Form 10-K in the event that it does not receive the documents required to be delivered to it in accordance with Section 13.02, Section 13.03 or this Section 13.01 or an executed copy of the Form 10-K from the Depositor later than the times set forth herein.

(e)           Not later than 15 calendar days before the date on which the Depositor’s Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, if such day is not a Business Day, the immediately preceding Business Day, the Trustee shall sign a certification in the form attached hereto as Exhibit CC (the “Trustee Certification”) for the benefit of the Depositor and its officers, directors and affiliates regarding certain aspects of items 1 through 3 of the Depositor Certification.  In addition, the Trustee shall, subject to the provisions of Sections 9.01 and 9.02 hereof, indemnify and hold harmless the Depositor, the Servicer, each Person, if any, that “controls” the Depositor or the Servicer within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee’s obligations under this Section 13.01 or any inaccuracy made in the Trustee Certification.  If the indemnification provided for in this Section 13.01(d) is unavailable or insufficient to hold harmless such Persons, then the Trustee shall contribute to the amount paid or payable by such Persons as a result of the losses, claims, damages or liabilities of such Persons in such proportion as is appropriate to reflect the relative fault of the Depositor or the Servicer on the one hand and the Trustee on the other.  The Trustee acknowledges that the Depositor is relying on the Trustee’s performance of its obligations under this Section 13.01 in order to perform its obligations under Section 13.01(b) above.

(f)           Not later than 15 calendar days before the date on which the Depositor’s Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commissions (or, if such day is not a Business Day, the immediately preceding Business Day) the Servicer will deliver to the Depositor and the Trustee an Officer’s Certificate for the prior calendar year, substantially in the form attached hereto as Exhibit DD (a “Servicer Certification”).  The Servicer agrees to indemnify and hold harmless each of the Depositor, the Trustee, each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the Servicer to deliver or cause to be delivered when required any Officer’s Certificate required pursuant to this Section 13.01(d), or (ii) any material misstatement or omission contained in any Officer’s Certificate provided pursuant to this Section 8.12(e).  If an event occurs that would otherwise result in an indemnification obligation under clauses (i) or (ii) above, but the indemnification provided for in this Section 13.01(e) by the Servicer is unavailable or insufficient to hold harmless such Persons, then the Servicer shall contribute to the amount paid or payable by such Persons as a result of the losses, claims, damages or liabilities of such Persons in such proportion as is appropriate to reflect the relative fault of the Depositor or the Trustee on the one hand and the Servicer on the other.  The Servicer acknowledges that the Depositor and the Trustee are relying on the Servicer’s performance of its obligations under this Agreement in order to perform their respective obligations under this Section 13.01.

(g)           Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor and the Servicer a copy of any executed report, statement or information.

(h)           If the Commission issues additional interpretative guidance or promulgates additional rules or regulations with respect to Regulation AB or otherwise, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 13.01, to be conducted differently than as described, the Depositor, the Servicer and the Trustee will reasonably cooperate to amend the provisions of this Section 13.01 in order to comply with such amended reporting requirements and such amendment of this Section 13.01.  Any such amendment shall be made in accordance with Section 12.01 without the consent of the Certificateholders, and may result in a change in the reports filed by the Trustee on behalf of the Trust under the Exchange Act.  Notwithstanding the foregoing, the Depositor, the Servicer and the Trustee shall not be obligated to enter into any amendment pursuant to this Section 13.01 that adversely affects its obligations and immunities under this Agreement.

(i)           Prior to January 31 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15D Suspension Notification with respect to the Trust.

(j)           For each Distribution Date through and including the Distribution Date in December 2007, the Trustee shall calculate the Significance Percentage and include the Significance Percentage on the related Monthly Statement.  If on any such Distribution Date, the Significance Percentage is equal to or greater than 9%, the Trustee shall promptly notify the Depositor and the Swap Counterparty.  If, on any Distribution Date through and including the Distribution Date in December 2007, the Significance Percentage is equal to or greater than 10%, the Trustee shall promptly notify the Depositor and the Swap Counterparty of the Significance Percentage and the Depositor shall, within 5 Business Days of such Distribution Date, deliver to the Trustee the financial information to the extent required, pursuant to the Swap Agreement, to be provided to it by the Swap Counterparty, respectively, for inclusion in the Form 10-D relating to such Distribution Date pursuant to Section 13.01(c).

SECTION 13.02.                                           Annual Statements as to Compliance.

Not later than the earlier of (a) March 15th of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day) and the Servicer shall deliver to the Depositor, the Rating Agencies and the Trustee an Officer’s Certificate (an “Annual Statement of Compliance”) stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year (or applicable portion thereof) and of the performance of the Servicer under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, specifying each failure known to such officer and the nature and status thereof.  With respect to any Subservicer that meets the criteria of Item 1108(a)(2)(i) through (iii) of Regulation AB, the Servicer shall deliver, on behalf of that Subservicer, the Officer’s Certificate set forth in this Section 13.02 as and when required with respect to the Servicer.

SECTION 13.03.                                           Report on Assessment of Compliance and Attestation.

(a)           (i)           Not later than the earlier of (a) March 15th of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Servicer and any Special Servicer, at its expense, shall deliver to the Depositor and the Trustee an officer’s certification and assessment of its compliance with the Servicing Criteria applicable to it (as indicated on Exhibit R hereto) during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB (the “Assessment of Compliance”), which assessment shall be substantially in the form of Exhibit EE hereto.

(ii)           Not later than the earlier of (a) March 15th of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Servicer and any Special Servicer, at its expense, shall cause a nationally or regionally recognized firm of independent registered public accountants (who may also render other services to the Servicer, the Seller or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor and the Trustee that attests to and reports on the Assessment of Compliance provided by the Servicer and any Special Servicer, as applicable, pursuant to Section 13.03(a)(i) above (the “Accountant’s Attestation”).  Such Accountant’s Attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

(b)           (i)           The Servicer, and if required by the Depositor, any Special Servicer shall deliver on behalf of any Subservicer and each Subcontractor engaged by it not later than the earlier of (a) March 15th of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day) to the Depositor and the Trustee an Assessment of Compliance, which assessment shall be substantially in the form of Exhibit EE hereto.

(ii)           Not later than the earlier of (a) March 15th of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Servicer shall cause each Subservicer and each Subcontractor to deliver to the Depositor and the Trustee an Accountant’s Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 13.03(b)(i) above.

(c)           (i)           Not later than 15 calendar days before the date on which the Depositor’s annual report on Form 10-K with respect to the transactions contemplated by this Agreement is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Trustee shall deliver to the Depositor an Assessment of Compliance with regard to the Servicing Criteria applicable to the Trustee (as indicated on Exhibit R hereto) during the preceding calendar year, which assessment shall be substantially in the form of Exhibit EE hereto.

(ii)           Not later than 15 calendar days before the date on which the Depositor’s annual report on Form 10-K with respect to the transactions contemplated by this Agreement is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Trustee shall deliver to the Depositor an Accountant’s Attestation by a nationally recognized registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 13.03(c)(i) above.

(d)           (i)           If required by the Commission pursuant to Regulation AB, not later than, with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Depositor shall cause the Custodian to deliver to the Depositor and the Trustee, pursuant to the Custodial Agreement, an Assessment of Compliance with regard to the Servicing Criteria applicable to such Custodian (as indicated on Exhibit 7 to the Custodial Agreement) during the preceding calendar year.  Each such report shall include (i) a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to such party, (ii) a statement that such party used the criteria identified in Item 1122(d)(4)(i) and Item 1122(d)(4)(ii) of Regulation AB (as defined herein) to assess compliance with the applicable servicing criteria and that no other Servicing Criteria are applicable to such party, (iii) a statement that such party was in compliance with the servicing criteria applicable to such party, (iv) disclosure of any material instance of noncompliance identified by such party, and (iv) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the applicable servicing criteria.

(ii)           If the Custodian is required by the Commission pursuant to Regulation AB to deliver an Assessment of Compliance pursuant to clause (d)(i) above, not later than, with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Depositor shall cause the Custodian to deliver to the Depositor and the Trustee an Accountant’s Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 13.03(d)(i) above.

(e)           [RESERVED]

(f)           (i)           The Servicer agrees to indemnify and hold harmless each of the Depositor and the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the Servicer or any related Subservicer or Subcontractor to deliver or cause to be delivered when required any Assessment of Compliance or Accountant’s Attestation required pursuant to Section 13.03(a) or 13.03(b), as applicable, or (ii) any material misstatement or omission contained in any Assessment of Compliance provided pursuant to Section 13.03(a) or 13.03(b), as applicable.

(ii)           The Trustee agrees to indemnify and hold harmless the Depositor and each Person, if any, who “controls” the Depositor within the meaning of the Securities Act and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other reasonable costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the Trustee to deliver when required any Assessment of Compliance or Accountant’s Attestation required pursuant to Section 13.03(c) or (ii) any material misstatement or omission contained in any Assessment of Compliance provided pursuant to Section 13.03(c).  Notwithstanding the foregoing, in no event shall the Trustee be liable for any consequential, indirect or punitive damages pursuant to this Section 13.03.

(iii)           The Custodian agrees to indemnify and hold harmless the Depositor and the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of such Custodian to deliver or cause to be delivered when required any Assessment of Compliance or Accountant’s Attestation required pursuant to Section 13.03(d) or (ii) any material misstatement or omission contained in any Assessment of Compliance provided pursuant to Section 13.03(d).

(g)           Copies of such Assessments of Compliance and Accountant’s Attestations shall be provided by the Trustee to any Certificateholder, upon request, provided such statement is delivered to the Trustee.  The initial Assessments of Compliance and Accountant’s Attestations required pursuant to this Section 13.03 shall be delivered to the Trustee and the Depositor, as applicable, by each party no later than March 15, 2008.

(h)           Each of the parties hereto acknowledges and agrees that the purpose of this Section 13.03 is to facilitate compliance by the Seller and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time.  Therefore, each of the parties agrees that the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and the parties shall comply, to the extent practicable from a timing and information systems perspective, with requests made by the Seller or the Depositor for delivery of additional or different information as the Seller or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB.

IN WITNESS WHEREOF, the Depositor, the Seller, the Trustee, Ocwen and SPS have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the date first written above.

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., as Depositor

By:	/s/ Kevin Steele
Name:	Kevin Steele
Title:	Vice President

DLJ MORTGAGE CAPITAL, INC., as Seller

By:	/s/ Tim Kuo
Name:	Tim Kuo
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Becky Warren
Name:	Becky Warren
Title:	Vice President

OCWEN LOAN SERVICING, LLC, as a Servicer

By:	/s/ Richard Delgado
Name:	Richard Delgado
Title:	Authorized Representative

SELECT PORTFOLIO SERVICING, INC., as a Servicer

By:	/s/ Kim Stevenson
Name:	Kim Stevenson
Title:	Executive Vice President

PRIOR CONSENT HERETO IS HEREBY GIVEN:

CREDIT SUISSE SECURITIES (USA) LLC,
as Holder of Class 1-A Certificates (issued on August
31, 2007) representing a 100.00% Percentage Interest
in such Class

By:	/s/ Kevin Steele
Name:	Kevin Steele
Title:	Director

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

On this __ day of November, 2007 before me, personally appeared _____________, known to me to be a Vice President of Credit Suisse First Boston Mortgage Securities Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[NOTARIAL SEAL]

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

On the __ day of November, 2007 before me, personally appeared ____________, known to me to be a Vice President of DLJ Mortgage Capital, Inc., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[NOTARIAL SEAL]

STATE OF	)
: ss.:
COUNTY OF	)

On the _____ day of November, 2007 before me, a Notary Public in and for said State, personally appeared ____________________, known to me to be a __________________ of SPS, the Utah corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such limited partnership executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[NOTARIAL SEAL]

STATE OF	)
: ss.:
COUNTY OF	)

On the _____ day of November, 2007 before me, a Notary Public in and for said State, personally appeared ____________________, known to me to be a __________________ of Ocwen Loan Servicing, LLC, one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such banking corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

On the _____ day of November, 2007 before me, a Notary Public in and for said State, personally appeared ____________________, known to me to be a __________________ of U.S. Bank National Association, the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

On this __ day of November, 2007 before me, personally appeared _____________, known to me to be a ________________ of Credit Suisse Securities (USA) LLC, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

     Notary Public
[NOTARIAL SEAL]

Exhibit A

Standard Terms of Pooling and Servicing Agreement

(see attached)

EXHIBIT H-1

FORM OF SERVICER REPORT

The following information will be e-mailed by the Servicer to Trustee in accordance with Sections 4.04 and 4.05:

FIELD	DESCRIPTION
LOAN	loan number
STOP_ADV_FLAG	stop advance flag (Y = Yes, blank or N = No)
RATE	interest rate (entered as a %)
SF_RATE	servicing fee rate (entered as a %)
LPMI_RATE	lpmi rate (entered as a %)
BEG_SCHED	beg scheduled balance
END_SCHED	end scheduled balance
END_ACT	end actual balance
P&I	monthly p&i
GROSS_INT	gross scheduled interest
NEG_AM	negative amortization
SCHED_P	scheduled principal
CURTAIL	curtailments
PREPAY	prepayments or liquidation principal
PREPAY_DATE	prepayment or liquidation date
PREPAY_CODE	PIF=60, repurchase = 65, liquidation = 2
NEXT_DUE	borrower’s next payment due
STATUS	Bankruptcy, Foreclosure, REQ
BKCY_DATE	date the loan went into Bkcy
FCLS_DATE	date the loan went into Fcls
REQ_DATE	date the loan went into REQ
DELINQ	0,1,30,60,90,120 (1 = 1-29, 30 = 30-59, etc...)
PPIS	prepayment interest shortfall (negative is excess)
RAIS	relief act interest shortfall
CURRLTV	current loan to value ratio (entered as %)
BOOK_VALUE	latest BPO or market value or other book value as defined in governing doc
PPP_Collected	PPPs collected from borrower
PPP_Waived	PPPs waived by the servicer
PPPServicer	PPPs waived but paid by the servicer
NON_REC_ADV	nonrecoverable advances claimed (reimbursed) in the current period
REIN_STOP_GINT	reinstated stop advance gross interest
REIN_STOP_NINT	reinstated stop advance net interest
REMIT	total remit for the loan
MAT_DATE	Maturity Date
ADV_P&I_CUR	current period delinquent P&l advances made by servicer
ADV_P&I_OUT	cumulative outstanding delinquent P&l advances
ADV_SERV_MADE	current period servicer advances made by servicer (not including delinquent P&I advances)
ADV_SERV_REIM	current period servicer advances reimbursed to servicer (not including delinquent P&l advances)
ADV_SERV_DESC	description of current period servicer advances made/reimbursed by servicer (purpose, terms)
MOD_EXT_WAIVE_FLAG	Y if mod
MOD_EXT_WAIVE	description of modification, extensions or waivers to asset terms, fees or penalties
MTHROLL	Month until the next rate adjustment occurs (for ARMs only)
DNEXTRATE	Next Rate Adjustment Date
NEXT_RATE	next period’s interest rate
LIQUIDATION_FLAG	liquidation flag (Y = Yes, blank or N = No)
GROSS_PROCEEDS	gross sales proceeds
SERV_ADV	unpaid servicing advances
DEL_ADV	unpaid delinquency advances
SERV_FEES_UNPAID	unpaid servicing fees
LEGAL_FEES	unpaid legal fees
NET_PROCEEDS	net proceeds (gross_proceeds - serv_adv - del_adv - serv_fees_unpaid - legal_fees)
LOSS	loss (beg_sched - net_proceeds)
LOSS_ADD	trailing loss/ (gain)
LOSS_ADD_DATE	trailing loss/ (gain) date

EXHIBIT H-2

INFORMATION TO BE PROVIDED BY THE SERVICER RELATING TO MODIFIED MORTGAGE LOANS

Loan Number
Modification Date
Unpaid Principal Balance Prior to Modification
Unpaid Principal Balance Post Modification
Scheduled Payment Prior to Modification
Scheduled Payment Post Modification
Mortgage Rate Prior to Modification
Mortgage Rate Post Modification
Maturity Date Prior to Modification
Maturity Date Post Modification

EXHIBIT M-1

FORM OF INVESTMENT LETTER
[date]

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 4th Floor
New York, New York 10010
Attention: Peter Sack

U.S. Bank National Association,
as Trustee for the
CSMC Asset-Backed Trust 2007-NC1 OSI
60 Livingston Avenue,
St. Paul, Minnesota 55107

Re:	CSMC Asset-Backed Pass-Through Certificates, Series 2007-NC1 OSI

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we using the assets of any such plan or arrangement or (ii) we are providing an Opinion of Counsel which establishes to the reasonable satisfaction of the Trustee that the purchase and holding of the Certificates by, on behalf of or with “plan assets” of such plan or arrangement will be permitted under applicable law, will not result in non-exempt prohibited transactions under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Servicer to any obligation in addition to those undertaken in this Agreement, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Series Supplement dated as of August 1, 2007 and the Standard Terms of Pooling and Servicing Agreement dated August 1, 2007 (collectively, the “Agreement”) by and among the Depositor, the Seller, the Trustee and the Servicers that are party to the Series Supplement.

Very truly yours,

Print Name of Transferor

By:
Authorized Officer

EXHIBIT M-2

FORM OF RULE 144A LETTER
[date]

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 4th Floor
New York, New York 10010
Attention: Peter Sack

U.S. Bank National Association,
as Trustee for the
CSMC Asset-Backed Trust 2007-NC1 OSI
60 Livingston Avenue,
St. Paul, Minnesota 55107

Re:	CSMC Asset-Backed Pass-Through Certificates, Series 2007-NC1 OSI

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended,  or Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we using the assets of any such plan or arrangement or (ii) we are providing an Opinion of Counsel which establishes to the reasonable satisfaction of the Trustee that the purchase and holding of the Certificates by, on behalf of or with “plan assets” of such plan will be permitted under applicablelaw, will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Servicer to any obligation in addition to those undertaken in this Agreement, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Act (“Rule 144A”) and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2, (g) we are aware that the sale to us is being made in reliance on Rule 144A, and (i) we are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (A) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (B) pursuant to another exemption from registration under the Act.

Very truly yours,

Print Name of Transferor

By:
Authorized Officer

EXHIBIT M-3

FORM OF REGULATION S LETTER

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 4th Floor
New York, New York 10010
Attention: Peter Sack

U.S. Bank National Association,
as Trustee for the
CSMC Asset-Backed Trust 2007-NC1 OSI
60 Livingston Avenue,
St. Paul, Minnesota 55107

Re:	CSMC Asset-Backed Pass-Through Certificates, Series 2007-NC1 OSI (the “Certificates”)

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended,  or Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we using the assets of any such plan or arrangement or (ii) we are providing an Opinion of Counsel which establishes to the reasonable satisfaction of the Trustee that the purchase and holding of the Certificates by, on behalf of or with “plan assets” of such plan will be permitted under applicable law, will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Servicer to any obligation in addition to those undertaken in this Agreement, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are not a “U.S. person” within the meaning of Regulation S under the Act (a “Non-U.S. Person”), (g) we are aware that the sale to us is being made in reliance on Regulation S, and (h) we are acquiring the Certificates for our own account or for resale pursuant to Regulation S under the Act and further, understand that such Certificates may be resold, pledged or transferred only (A) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (B) to a Non-U.S. Person in accordance with Regulation S under the Act or (C) pursuant to another exemption from registration under the Act.

Very truly yours,

[Print Name of Transferee]

By:
Name:
Title:

EXHIBIT R

RELEVANT SERVICING CRITERIA

The assessment of compliance to be delivered by the Servicers and the Trustee shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria” with respect to such party:

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Regulation AB Reference	Servicing Criteria	Servicers	Trustee

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X	X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
		X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

[NAME OF COMPANY]

Date:
By:
Name:
Title:

EXHIBIT AA

FORM 10-D, FORM 8-K AND FORM 10-K REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the Trustee pursuant to Section 13.01(b), (c) and (d).  If the Trustee is indicated below as to any item, then the Trustee is primarily responsible for obtaining that information.

Under Item 1 of Form 10-D: a) items marked “4.04 statement” are required to be included in the Monthly Statement under Section 4.04, provided by the Trustee based on information received from the Servicer to the extent required of the Servicer under the Pooling and Servicing Agreement; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 4.04 statement, provided by the party indicated.  Information under all other Items of Form 10-D is to be included in the Form 10-D report.  Items indicated as “N/A” are not applicable to the transaction.

For purposes of this Exhibit, “Servicer” includes any Special Servicer.

Form	Item	Description	Responsible Party
10-D
	1	Distribution and Pool Performance Information
Item 1121(a) – Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.	4.04 statement
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.	4.04 statement
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	4.04 statement
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	4.04 statement
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
N/A
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	4.04 statement
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	4.04 statement
		(4) Beginning and ending principal balances of the asset-backed securities.	4.04 statement
(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
4.04 statement
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	4.04 statement
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
N/A
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts.

4.04 statement

Updated pool composition information fields to be as reasonably requested by Depositor in writing to the Servicer and the Trustee at least 30 days prior to the related Servicer Remittance Date from time to time

		(9) Delinquency and loss information for the period. In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets.	4.04 statement. Form 10-D report: Servicer/Depositor
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
4.04 statement
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	Form 10-D report: Depositor
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	Form 10-D report: Seller (subject to Depositor approval)
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	4.04 statement
(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,

[information regarding] any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.

Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
Form 10-D report: Depositor Form 10-D report: Seller (subject to Depositor approval) Form 10-D report: Seller (subject to Depositor approval)
		Item 1121(b) – Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).	Seller (subject to Depositor approval)
	2	Legal Proceedings
Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

Sponsor (Seller)
Depositor
Trustee
Issuing entity
Servicer or any Subservicer to which Servicer delegates servicing function to that is servicing 20% or more of pool assets at time of report
Originator of 20% or more of pool assets as of the Cut-off Date
Custodian

Seller Depositor Trustee Depositor Servicer Depositor Custodian
	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:
With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.
Depositor
	4	Defaults Upon Senior Securities
Information from Item 3 of Part II of Form 10-Q:
Report the occurrence of any Event of Default of which the Trustee has received written notice or has actual knowledge (after expiration of any grace period and provision of any required notice)
Trustee
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q	Trustee
	6	Significant Obligors of Pool Assets
		Item 1112(b) –Significant Obligor Financial Information*	N/A
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
		Item 1114(b)(2) – Credit Enhancement Provider Financial Information* Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A
Item 1115(b) – Derivative Counterparty Financial Information*
Determining current maximum probable exposure
Determining current significance percentage
Obtaining required financial information or effecting incorporation by reference

Depositor Depositor Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below
	9	Exhibits
		Distribution report	Trustee
		Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor
8-K
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.
Examples: servicing agreement, custodial agreement.
Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
Any of the following that is entering into a material definitive agreement: Servicer, Trustee, Seller, Depositor
	1.02	Termination of a Material Definitive Agreement
Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.
Examples: servicing agreement, custodial agreement.

Any of the following that is requesting termination of a material definitive agreement: Servicer, Trustee, Seller, Depositor
	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Depositor, with respect to any of the following:
Sponsor (Seller), Depositor, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian
Any of the following that is in bankruptcy or receivership: Servicer, Trustee, Seller, Depositor, Custodian
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the 4.04 statement
Trustee
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement	Trustee (or Depositor, if the Trustee is not a party to such agreement or required to provide prior written consent to such amendment)
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”	Depositor
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]	N/A
	6.01	ABS Informational and Computational Material	Depositor
[Not included in reports to be filed under Section 8.12]
	6.02	Change of Servicer or Trustee
Requires disclosure of any removal, replacement, substitution or addition of any servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee.  Reg AB disclosure about any new servicer or trustee is also required.
Servicer (as to replacement of Servicer) or Trustee (as to replacement of Trustee)
	6.03	Change in Credit Enhancement or Other External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.  Reg AB disclosure about any new enhancement provider is also required.
Trustee
	6.04	Failure to Make a Required Distribution	Trustee
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
	7.01	Regulation FD Disclosure	Depositor
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.	Depositor
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event
10-K
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) –Significant Obligor Financial Information	N/A
		Item 1114(b)(2) – Credit Enhancement Provider Financial Information Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A
Item 1115(b) – Derivative Counterparty Financial Information
Determining current maximum probable exposure
Determining current significance percentage
Obtaining required financial information or effecting incorporation by reference

Depositor Depositor Depositor
Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:
Sponsor (Seller)
Depositor
Trustee
Issuing entity
Servicer or any other Subservicer to which Servicer delegates servicing function to that is servicing 20% or more of pool assets at time of report
Originator of 20% or more of pool assets as of the Cut-off Date
Custodian

Seller Depositor Trustee Depositor Servicer Depositor Custodian
Item 1119 – Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
Sponsor (Seller)
Depositor
Trustee
Servicer or any other Subservicer to which Servicer delegates servicing function to that is servicing 20% or more of pool assets at time of report
Originator
Custodian
Counterparty

Seller Depositor Trustee Servicer Depositor Custodian Depositor
		Item 1122 – Assessment of Compliance with Servicing Criteria	Trustee, Servicer, Custodian
		Item 1123 – Servicer Compliance Statement	Servicer

EXHIBIT BB

FORM OF DEPOSITOR CERTIFICATION

Re:  Credit Suisse First Boston Mortgage Securities Corp.
CSMC Asset-Backed Trust 2007-NC1 OSI
CSMC Asset-Backed Pass-Through Certificates, Series 2007-NC1 OSI

I, [Name of Signer], certify that:

1.  I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of CSMC Asset-Backed Trust 2007-NC1 OSI CSMC Asset-Backed Pass-Through Certificates, Series 2007-NC1 OSI (the “Exchange Act periodic reports”);

2.  Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.  Based on my knowledge and the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer has fulfilled its obligations under the servicing agreements in all material respects; and

5.  All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [INSERT NAME OF SERVICER, CUSTODIAN OR TRUSTEE]

Dated:

By:	/s/
Title:

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

EXHIBIT CC

FORM OF TRUSTEE CERTIFICATION FOR MONTHLY STATEMENTS

Re:  Credit Suisse First Boston Mortgage Securities Corp.
CSMC Asset-Backed Trust 2007-NC1 OSI
CSMC Asset-Backed Pass-Through Certificates, Series 2007-NC1 OSI

U.S. Bank National Association (the “Trustee”) hereby certifies to Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”), and each Person, if any, who “controls” the Depositor within the meaning of the Securities Act of 1933, as amended, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.           The Trustee has reviewed the annual report on Form 10-K for the fiscal year [___], all reports on Form 10-D containing Monthly Statements filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust and all Current Reports on Form 8-K;

2.           Subject to paragraph 4 hereof, based on the Trustee’s knowledge, and assuming the accuracy and completeness of the information supplied to the Trustee by the Servicer, the Distribution Information in the Monthly Statements contained in such reports on Form 10-D, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required by the Pooling and Servicing Agreement to be included therein and necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

3.           Based on the Trustee’s knowledge, the Distribution Information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these reports; and

4.           In compiling the Distribution Information and making the foregoing certifications, the Trustee has relied upon information furnished to it by the Servicer under the Pooling and Servicing Agreement.  The Trustee shall have no responsibility or liability for any inaccuracy in such reports on Form 10-D to the extent such inaccuracy results from information received from the Servicer.

For purposes of this Certificate, the following terms shall have the meanings ascribed below:

“Distribution Information” shall mean that information (x) calculated and reported by the Trustee and (y) reported by the Trustee, in either case, pursuant to Section 4.04 of the Pooling and Servicing Agreement.

“Monthly Statements” shall mean the monthly statements prepared by the Trustee pursuant to Section 4.04 of the Pooling and Servicing Agreement.

Any additional capitalized terms used but not defined herein have the meanings ascribed to them in the Series Supplement to the Standard Terms of Pooling and Servicing Agreement dated as of August 1, 2007 (the “Pooling and Servicing Agreement”), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the “Depositor”), DLJ Mortgage Capital, Inc., as seller (the “Seller”), Select Portfolio Servicing, Inc., as servicer (“SPS”), Ocwen Loan Servicing, LLC, as servicer (“Ocwen”) and U.S. Bank National Association as trustee (the “Trustee”).

[____________________],
as Trustee

By:

[Name]
[Title]
[Date]

EXHIBIT DD

FORM OF SERVICER CERTIFICATION

Re:  Credit Suisse First Boston Mortgage Securities Corp.
CSMC Asset-Backed Trust 2007-NC1 OSI
CSMC Asset-Backed Pass-Through Certificates, Series 2007-NC1 OSI

I, [name of certifying individual], a duly elected and acting officer of [__________________________] (the “Servicer”), certify pursuant to Section 13.01(f) of the Pooling and Servicing Agreement to the Depositor, the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the “Relevant Year”), as follows:

1.           I have reviewed the servicer compliance statement of the Servicer and [SUBSERVICER] (the “Subservicer”) provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s and Subservicer’s compliance with the Servicing Criteria provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the related Mortgage Loans by the Servicer during the Relevant Year (collectively, the “Relevant Information”).

2.           Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein which is necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading as of the last day of the Relevant Year.

3.           The Relevant Information has been provided to those Persons entitled to receive it.

4.           I am responsible for reviewing the activities performed by the Servicer as the servicer under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement.

5.           Any material instances of noncompliance described in the Compliance Statement, the Servicing Assessment or the Attestation Report have been disclosed to the Depositor and the Trustee.  Any material instances of noncompliance with the Servicing Criteria have been disclosed in such reports.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Series Supplement to the Standard Terms of Pooling and Servicing Agreement dated as of August 1, 2007 (the “Pooling and Servicing Agreement”), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the “Depositor”), DLJ Mortgage Capital, Inc., as seller (the “Seller”), Select Portfolio Servicing, Inc., as servicer (“SPS”), Ocwen Loan Servicing, LLC, as servicer (“Ocwen”) and U.S. Bank National Association as trustee (the “Trustee”).

[____________________],
as Servicer

By:
[Name]
[Title]
[Date]

EXHIBIT EE

FORM OF ASSESSMENT OF COMPLIANCE

Re: Credit Suisse First Boston Mortgage Securities Corp.
CSMC Asset-Backed Trust 2007-NC1 OSI
CSMC Asset-Backed Pass-Through Certificates, Series 2007-NC1 OSI

I, [name of certifying individual], a duly elected and acting officer of [_____________________] (the “Assessing Party”), certify pursuant to Section 13.03 of the Series Supplement to the Standard Terms of Pooling and Servicing Agreement dated as of August 1, 2007 (the “Pooling and Servicing Agreement”), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the “Depositor”), DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Select Portfolio Servicing, Inc., as servicer (“SPS”), Ocwen Loan Servicing, LLC, as servicer (“Ocwen”) and U.S. Bank National Association as trustee (the “Trustee”), to the Depositor, [the Trustee] and each Person, if any, who “controls” the Depositor [or the Trustee] within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the “Relevant Year”), as follows:

1.           I am responsible for assessing compliance with the Servicing Criteria applicable to the Assessing Party during the Relevant Year. For purposes of this assessment, I have used the Servicing Criteria as set forth in Item 1122 of Regulation AB and as set forth on Exhibit Y of the Pooling and Servicing Agreement.

2.           Based on my knowledge, the Assessing Party was in compliance with the Servicing Criteria applicable to the Assessing Party during the Relevant Year other than [state any material instance of noncompliance with respect thereto during such period]. This assessment is based on the activities the Assessing Party performs with respect to asset-backed securities transactions taken as a whole involving the Assessing Party, that are backed by the same asset type as the related Mortgage Loans serviced by it.

3.           Based on the activities the Assessing Party performs with respect to asset-backed securities transactions taken as a whole involving the Assessing Party, that are backed by the same asset type as the related Mortgage Loans serviced by it, the following Servicing Criteria are not applicable to the Assessing Party:  [_______________].

4.           A registered public accounting firm has issued an attestation report on the Assessing Party’s assessment of compliance for the period consisting of Relevant Year.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement.

[____________________],
as Assessing Party

By:
[Name]
[Title]
[Date]

Schedule I

Mortgage Loan Schedule

(see attached)

Schedule IIA

Representations and Warranties of Seller - DLJMC

As set forth in Schedule IIA to the Standard Terms.

Schedule IIB

Representations and Warranties of Servicer - SPS

As set forth in Schedule IIB to the Standard Terms.

Schedule IIC

Representations and Warranties of Servicer - Ocwen

(i)	Ocwen is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization;

(ii)	Ocwen has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii)
The execution and delivery by Ocwen of this Agreement have been duly authorized by all necessary corporate action on the part of Ocwen; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Ocwen or its properties or the certificate of incorporation or bylaws of Ocwen, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on Ocwen ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv)
This Agreement has been duly executed and delivered by Ocwen and, assuming due authorization, execution and delivery by the Trustee, the Seller and the Depositor, constitutes a valid and binding obligation of Ocwen enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

(v)
There are no actions, litigation, suits or proceedings pending  or to the knowledge of Ocwen, threatened against Ocwen before or by any court, administrative  agency, arbitrator or governmental body (a) with respect to any of the transactions contemplated by this Agreement or (b) with respect to any other matter which in the judgment of Ocwen if determined adversely to Ocwen would reasonably be expected to materially and adversely affect Ocwen’s ability to perform its obligations under this Agreement, other than as Servicer has previously advised Seller; and Ocwen is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

Schedule IID

[RESERVED]

Schedule IIE

[RESERVED]

SCHEDULE III

Representations and Warranties of DLJMC – Mortgage Loans

DLJMC, in its capacity as Seller, hereby makes the representations and warranties set forth in this Schedule III to the Depositor and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date or such other date as may be specified, with respect to the Mortgage Loans identified on Schedule I hereto, except as specified herein.

(i)	The information set forth in Schedule I, with respect to the Mortgage Loans, is complete, true and correct in all material respects;

(ii)	Each Mortgage Loan is next due for payment no earlier than August 1, 2007 and there are no material defaults under the terms of any Mortgage Loan;

(iii)
All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;

(iv)
The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded or sent for recording to the extent any such recordation is required by law, or, necessary to protect the interest of the Depositor. No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in Schedule IA; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Mortgage Guaranty Insurance Policy and title insurance policy, to the extent required by the related policies;

(v)
The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(vi)
All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the FNMA Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the FNMA Guides or by FHLMC, as well as all additional requirements set forth in Section 4.09 of this Agreement. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming DLJMC and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid.  If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to FNMA and FHLMC requirements, as well as all additional requirements set forth in Section 4.09 of this Agreement.  Such policy was issued by an insurer acceptable under FNMA or FHLMC guidelines.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

(vii)
Each Mortgage Loan at the time it was made complied in all material respects with all applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, disclosure, recording and all applicable predatory and abusive lending laws;

(viii)
The related Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including for Mortgage Loans that are not Cooperative Loans, all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note’s original principal balance.  The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto.  Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien, as applicable, of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein, and the Seller has the full right to sell and assign the same to the Depositor;

(ix)
The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles;

(x)
DLJMC or its affiliate is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note.  Immediately prior to the transfer and assignment to the Depositor on the Closing Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and DLJMC had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan and following the sale of the Mortgage Loan, the Depositor will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

(xi)
There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

(xii)
All improvements subject to the Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) except for de minimis encroachments permitted by the FNMA Guide and which have been noted on the appraisal or the title policy affirmatively insures against loss or damage by reason of any violation, variation or encroachment adverse circumstances which is either disclosed or would have been disclosed by an accurate survey, and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (v) above or are acceptable under FNMA or FHLMC guidelines and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

(xiii)
The Mortgaged Property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty.  At origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property;

(xiv)	Each Mortgage Loan has been serviced in all material respects in compliance with accepted servicing practices;

(xv)
With respect to each Cooperative Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related Cooperative Shares securing the related Mortgage Note, subject only to (a) liens of the Cooperative Property for unpaid assessments representing the Mortgagor’s pro rata share of the Cooperative Property’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement.  There are no liens against or security interest in the Cooperative Shares relating to each Cooperative Loan (except for unpaid maintenance, assessments and other amounts owed to the related Cooperative Property which individually or in the aggregate will not have a material adverse effect on such Cooperative Loan), which have priority over DLJMC’s security interest in such Cooperative Shares;

(xvi)	The Mortgage Loan complies with all terms, conditions and requirements of the originator’s underwriting standards in effect at the time of origination of such Mortgage Loan;

(xvii)	Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);

(xviii)
With respect to each Mortgage Loan sold by any Seller, to the knowledge of DLJMC, (i) no borrower obtained a prepaid single-premium credit insurance policy in connection with the origination of a Mortgage Loan, (ii) the related Servicer of each such Mortgage Loan has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis or as otherwise required by Fannie Mae or Freddie Mac; (iii) no such Mortgage Loan will impose a Prepayment Penalty for a term in excess of five years;  and (iv) with respect to any Mortgage Loans that are on manufactured housing, such housing will be the principal residence of the borrower upon origination of such mortgage loan;

(xix)
DLJMC has delivered or caused to be delivered to the Trustee or the Custodian on behalf of the Trustee the original Mortgage bearing evidence that such instruments have been recorded in the appropriate jurisdiction where the Mortgaged Property is located as determined by DLJMC (or in lieu of the original of the Mortgage or the assignment thereof, a duplicate or conformed copy of the Mortgage or the instrument of assignment, if any, together with a certificate of receipt from DLJMC or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy or copies represent true and correct copies represent true and correct copy(ies) of the originals) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located or a certification or receipt of the recording authority evidencing the same;

(xx)	The Mortgage File contains each of the documents specified in Section 2.01(b) of this Agreement;

(xxi)
No Mortgage Loan sold by the Seller secured by a Mortgaged Property located in the State of Georgia was originated on or after October 1, 2002 and before March 7, 2003 and no Mortgage Loan secured by Mortgaged Property located in the State of Georgia that was originated on or after March 7, 2003 is a “high cost home loan” as defined in the Georgia Fair Lending Act (HB 1361), as amended;

(xxii)
With respect to each Cooperative Loan, the Cooperative Shares that is pledged as security for the Cooperative Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

(xxiii)
None of the Mortgage Loans sold by the Seller are classified as (a) a “high cost mortgage” loan under the Home Ownership and Equity Protection Act of 1994 or (b) a “high cost home,” “covered,” “high cost,” “high risk home” or “predatory” loan under any other applicable state, federal or local law;

(xxiv)
With respect to each Mortgage Loan, (a) the Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority or (b) at the time the Mortgage Loan was originated, the originator was a mortgagee duly licensed as required by the State within which the Mortgage Loan was originated, and was subject to supervision and examination conducted by the applicable State authority of such State;

(xxv)
With respect to each Mortgage Loan that has a Prepayment Premium feature as described in the Mortgage Loan Schedule, each such Prepayment Premium is enforceable and, at the time such Mortgage Loan was originated, each Prepayment Premium complied with applicable federal, state and local law, subject to federal preemption where applicable;

(xxvi)
The related Servicer of each Mortgage Loan sold by the Seller will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis;

(xxvii)	With respect to the Conforming Loans, the original principal balance of each such Mortgage Loan is within Freddie Mac’s dollar amount limits for conforming one- to four-family Mortgage Loans;

(xxviii)
Each Mortgage Loan that is secured by residential real property (or a leasehold interest therein) has a loan-to-value ratio of 100% or less (or, in the case of a second lien Mortgage Loan, combined loan-to-value ratio);

(xxix)
No Mortgage Loan sold by the Seller is a “High Cost Loan” or “Covered Loan,” as applicable, as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.7 Revised, Appendix E, in effect as of the Closing Date;

(xxx)
With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan; and

(xxxi)
No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the originator, the Seller or the Mortgagor (except with respect to the accuracy of any information stated on the Mortgagor’s loan application that was not verified during the origination process, including but not limited to information regarding the Mortgagor’s income, source of income or assets), any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.

(xxxii)
For any Mortgage Loan that is a junior lien, no mortgage loan that is senior to such Mortgage Loan has a negative amortization feature that could cause the Maximum CLTV of that Mortgage Loan to exceed 100%, unless (a) such negative amortization feature cannot cause the Maximum CLTV of that Mortgage Loan to exceed 125% and (b) the sum total of the principal balances of all Mortgage Loans whose Maximum CLTVs may exceed 100% because of negative amortization features does not exceed 3% of the sum total of the principal balances of the Mortgage Loans identified on Schedule I.

(xxxiii)	To the knowledge of the Seller:

a.
no refinance or purchase money mortgage loan included in the Trust as a Group 1 Mortgage Loan that is secured by the Borrower’s principal residence has an APR or total points and fees that exceed the thresholds set by HOEPA and its implementing regulations, including 12 CFR § 226.32(a)(1)(i) and (ii), provided that, this requirement does not apply to home equity lines of credit (HELOCs) but does apply to other second mortgage loans;

b.	no borrower obtained a prepaid single-premium credit-life, credit disability, credit unemployment or credit property insurance policy in connection with the origination of a Group 1 Mortgage Loan;

c.
no subprime Group 1 Mortgage Loan originated on or after October 1, 2002 will impose a Prepayment Premium for a term in excess of three years, no Group 1 Mortgage Loan originated prior to such date, and no non-subprime Group 1 Mortgage Loan, will impose a Prepayment Premium in excess of five years; unless the loan was modified to reduce the prepayment period to no more than three years (in the case of subprime loans) or five years (in the case of non-subprime loans) from the date of the note and the Borrower was notified in writing of such reduction in prepayment period;

d.	with respect to any Group 1 Mortgage Loan that provides for a Prepayment Premium:

i.
only with respect to mortgage loans secured by the borrower’s principal residence, such Mortgage Loan provides some benefit to the Borrower (e.g., a rate or fee reduction) in exchange for accepting such Prepayment Premium;

ii.
only with respect to mortgage loans secured by the borrower’s principal residence, prior to such Mortgage Loan’s origination, the Borrower was offered the option of obtaining a mortgage loan that did not require the payment of such a Prepayment Premium;

iii.	the applicable Prepayment Premium was adequately disclosed to the Borrower pursuant to applicable state and federal law; and

iv.
such Prepayment Premium shall not be imposed in any instance where the related Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the Borrower’s default, notwithstanding that the terms of the Mortgage Loan or state or federal law might permit the imposition of such Prepayment Premium;

e.
the related Servicer for each Group 1 Mortgage Loan has fully furnished and will fully furnish accurate and complete information on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis and in accordance with the Fair Credit Reporting Act and its implementing regulations;

f.	there is no Mortgage Loan in the Trust that was originated on or after October 1, 2002 and before March 7, 2003, which is governed by the Georgia Fair Lending Act;

g.	each Group 1 Mortgage Loan has an original principal balance that conforms to Fannie Mae and Freddie Mac guidelines;

h.	with respect to any Group 1 Mortgage Loans that are on manufactured housing, such housing will be the principal residence of the borrower upon origination of such mortgage loan;

i.
with respect to any second lien Group 1 Mortgage Loans underlying the Certificates, such lien is on a one- to four-family residence that is (or will be) the principal residence of the borrower upon origination of the second lien;

j.
with respect to each Group 1 Mortgage Loan, the Borrower was not encouraged or required to select a mortgage loan product offered by the Mortgage Loan’s Originator which is a higher cost product designed for less creditworthy borrowers, taking into account such facts as, without limitation, the mortgage loan’s requirements and the borrower’s credit history, income, assets and liabilities, provided that, for a Borrower who seeks financing through a Mortgage Loan Originator’s higher-priced subprime lending channel, the Borrower should be directed towards or offered the Mortgage Loan Originator’s standard mortgage line if the Borrower is able to qualify for one of the standard products;

k.
with respect to any Group 1 Mortgage Loan, the methodology used in underwriting the extension of credit for each such Mortgage Loan did not rely solely on the extent of the Borrower’s equity in the collateral as the principal determining factor in approving such extension of credit but instead employed related objective criteria such as the Borrower’s income, assets and liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s Originator made a reasonable determination that at the time of origination the Borrower had the ability to make timely payments on the Mortgage Loan;

l.
no Borrower of a Group 1 Mortgage Loan in the trust that is secured by the Borrower’s principal residence was charged “points and fees” in an amount greater than (a) $1,000 or (b) 5% of the original Stated Principal Balance of such Mortgage Loan, whichever is greater; provided, that for purposes of this representation, “points and fees” (x) include origination, underwriting, broker and finder’s fees and charges that the lender imposed as a condition of making the mortgage loan, whether they are paid to the lender or a third party; and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the mortgage (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges, which miscellaneous fee and charges, in total, do not exceed 0.25% of the loan amount;

m.
no subordinate lien Group 1 Mortgage Loan underlying the Certificates has an original Stated Principal Balance that exceeds one-half of the one-unit limitation for first lien mortgage loans, without regard to the number of units;

n.
with respect to any subordinate lien Group 1 Mortgage Loan underlying the Certificates, the original Stated Principal Balance of the first lien mortgage loan plus the original Stated Principal Balance of any subordinate lien mortgage loans relating to the same Mortgaged Property does not exceed the applicable Freddie Mac loan limit for first lien mortgage loans for that property type; and

o.
the Seller currently operates or actively participates in an on-going and active program or business (A) to originate mortgages, and/or (B) to make periodic purchases of mortgage loans from originators or other sellers, and/or (C) to issue and/or purchase securities or bonds supported by the mortgages, with a portion of the proceeds generated by such program or business being used to purchase or originate mortgages made to borrowers who are:

i.
low-income families (families with incomes of 80% or less of area median income) living in low-income areas (a census tract or block numbering area in which the median income does not exceed 80 percent of the area median income) and/or

ii.	very low-income families (families with incomes of 60% or less of area median income); and

The Seller further agrees that Freddie Mac for a period of two (2) years following the date of the agreement may contact the Seller to confirm that it continues to operate or actively participate in the mortgage program or business and to obtain other nonproprietary information about the Seller’s activities that may assist Freddie Mac in completing its regulatory reporting requirements. The Seller will make reasonable efforts to provide such information to Freddie Mac.

p.
The Mortgage Loans are secured by single family, one- to four-unit residences.  No Mortgage Loan is secured by a condotel, multifamily, commercial, industrial, agricultural or undeveloped property, or on any property located anywhere except the continental United States, Alaska, Hawaii, Puerto Rico, the Virgin Islands or Guam.

Appendix A

[RESERVED]